UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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NUANCE COMMUNICATIONS, INC.
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MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
May 17, 2021
Dear Nuance Stockholders,
It is my pleasure to invite you to a special meeting of stockholders, which we refer to as the special meeting, of Nuance Communications, Inc., which we refer to as Nuance, to be held on June 15, 2021, at 10:00 a.m., Eastern time.
Due to the public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, Nuance will hold the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/NUAN2021SM. You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of April 11, 2021, which we refer to as the merger agreement, by and among Nuance, Microsoft Corporation, which we refer to as Microsoft, and Big Sky Merger Sub Inc., which we refer to as Sub, a wholly owned subsidiary of Microsoft. Pursuant to the terms and conditions of the merger agreement, Sub will merge with and into Nuance, with Nuance surviving the merger as a wholly owned subsidiary of Microsoft, which we refer to as the merger. You also will be asked to consider and vote on a proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable to the named executive officers of Nuance in connection with the merger.
If the merger is completed, you will be entitled to receive $56.00 in cash, without interest, for each share of our common stock, par value $0.001, which we refer to as Nuance common stock, you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 22.9% to Nuance’s closing stock price on April 9, 2021, the last trading day prior to the announcement of the merger, (ii) approximately 28.4% to the volume weighted average stock price of Nuance common stock during the 30 days ended April 9, 2021 and (iii) approximately 10.9% to the highest closing stock price of Nuance common stock during the 52-week period ended April 9, 2021.
The receipt of cash in exchange for shares of Nuance common stock pursuant to the merger will generally be a taxable transaction to “U.S. holders” (as defined in the accompanying proxy statement) for United States federal income tax purposes. For a more complete description, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of the accompanying proxy statement.
The Nuance Board of Directors, after considering the reasons more fully described in this proxy statement and after consultation with independent legal and financial advisors, unanimously determined that it is in the best interests of Nuance and its stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement, upon the terms and subject to the conditions set forth therein and declared the merger agreement advisable and approved the execution and delivery of the merger agreement by Nuance, the performance by Nuance of its covenants and other obligations thereunder and the consummation of the merger upon the terms and conditions set forth therein. The Nuance Board of Directors recommends that you vote:
(i)	“FOR” the proposal to adopt the merger agreement, thereby approving the merger and the other transactions contemplated by the merger agreement; and
(ii)	“FOR” the proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable to the named executive officers of Nuance in connection with the merger.
The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Nuance from documents we file with the U.S. Securities and Exchange Commission, which we refer to as the SEC, from time to time.
Whether or not you plan to attend the special meeting virtually, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY DESPITE ANY POTENTIAL SYSTEMS DISRUPTION DUE TO COVID-19, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY. If you attend the special meeting and vote in person by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote your shares in accordance with the voting instruction form you will receive from your broker, bank or other nominee. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of a majority of the shares of Nuance common stock outstanding and entitled to vote thereon. The failure of any stockholder to vote by virtual ballot, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
If you have any questions or need assistance voting your shares of Nuance common stock, please call Nuance’s proxy solicitor in connection with the Special Meeting:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free from the U.S. or Canada: (877) 750-0854
From other locations please dial: +1 (412) 232-3651
Banks and Brokers may call collect: (212) 750-5833
On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,

Mark Benjamin Chief Executive Officer
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated May 17, 2021 and, together with the enclosed form of proxy card, is first being mailed to Nuance stockholders on or about May 17, 2021.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2021
NOTICE IS HEREBY GIVEN that a special meeting of stockholders, which we refer to as the special meeting, of Nuance Communications, Inc., which we refer to as Nuance, will be held:
TIME AND DATE:	10:00 a.m., Eastern time, on June 15, 2021

PLACE:
Due to the public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, Nuance will hold the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/NUAN2021SM. You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

ITEMS OF BUSINESS:	1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of April 11, 2021, which we refer to as the merger agreement, by and among Nuance, Microsoft Corporation, which we refer to as Microsoft, and Big Sky Merger Sub Inc., which we refer to as Sub, a wholly owned subsidiary of Microsoft, a copy of which is attached as Annex A to the proxy statement accompanying this notice, which proposal we refer to as the merger proposal; and

2.
To consider and vote on the proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable to the named executive officers of Nuance in connection with the merger, which proposal we refer to as the merger-related compensation proposal.

ADJOURNMENTS AND POSTPONEMENTS:	Any action on the items of business described above may be considered at the special meeting or at any time and date to which the special meeting may be properly adjourned or postponed.

RECORD DATE:
Stockholders of record at the close of business on May 17, 2021, which we refer to as the record date, are entitled to notice of, and to vote at, the special meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD:	A list of stockholders of record will be available for inspection at the virtual meeting website during the special meeting.

VOTING:
Whether or not you plan to attend the special meeting virtually, we urge you to vote your shares via the toll-free telephone number or over the Internet as described on your proxy card or voting instructions form. You may also sign, date and mail the proxy card or voting form in the prepaid envelope provided.

TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY DESPITE ANY POTENTIAL SYSTEMS DISRUPTION DUE TO COVID-19, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY. Submitting a proxy now will not prevent you from being able to vote in person by virtual ballot at the special meeting.

IMPORTANT INFORMATION:
Your vote is very important to us. The merger contemplated by the merger agreement, which we refer to as the merger, is conditioned on the receipt of, and we cannot consummate the merger unless the merger proposal receives, the affirmative vote of a majority of the shares of Nuance’s common stock, par value $0.001, which we refer to as Nuance common stock, outstanding and entitled to vote thereon.

The affirmative vote of a majority of the shares of Nuance common stock outstanding and entitled to vote thereon is required to approve the merger proposal. The affirmative vote of a majority of the voting power of the shares of Nuance common stock entitled to vote which are present, in person or by proxy, and voting at the special meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the merger-related compensation proposal.

The failure of any stockholder of record to submit a signed proxy card or grant a proxy electronically over the Internet or by telephone or to vote in person by virtual ballot at the special meeting will have the same effect as a vote “AGAINST” the merger proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the merger proposal, but will not have any effect on the merger-related compensation proposal.

Stockholders who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Nuance common stock, as determined in accordance with Delaware law, if they deliver a demand for appraisal before the vote is taken on the merger proposal and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex B to the accompanying proxy statement.

The Board of Directors recommends that you vote (i) “FOR” the merger proposal and (ii) “FOR” the merger-related compensation proposal.

Burlington, Massachusetts May 17, 2021	By Order of the Board of Directors,

Wendy Cassity Secretary

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET AS DESCRIBED IN THE PROXY MATERIALS. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE PREPAID ENVELOPE PROVIDED. TO FACILITATE THE TIMELY RECEIPT OF YOUR PROXY DESPITE ANY POTENTIAL SYSTEMS DISRUPTION DUE TO COVID-19, WE ENCOURAGE YOU TO VOTE BY TELEPHONE OR INTERNET TODAY. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.
If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by virtual ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by virtual ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.
We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free from the U.S. or Canada: (877) 750-0854
From other locations please dial: +1 (412) 232-3651
Banks and Brokers may call collect: (212) 750-5833

i

ii

PROXY SUMMARY
This summary highlights selected information from this proxy statement related to the merger (as defined below). This summary may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement (as defined below), and the documents incorporated by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 87. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, “Nuance,” the “Company,” “we,” “our,” “us” and similar words in this proxy statement refer to Nuance Communications, Inc. including, in certain cases, its subsidiaries. Throughout this proxy statement we refer to Microsoft Corporation, a Washington corporation, as “Microsoft” and to Big Sky Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Microsoft, as “Sub”. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of April 11, 2021, by and among Nuance, Microsoft and Sub, as the “merger agreement”. All references to the “merger” refer to the merger of Sub with and into Nuance with Nuance surviving as a wholly owned subsidiary of Microsoft. Nuance, following completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation”.
Parties Involved in the Merger (page 25)
Nuance Communications, Inc.
Nuance is a technology pioneer and market leader in conversational artificial intelligence, which we refer to as AI, and ambient clinical intelligence. Nuance delivers intuitive solutions that understand, analyze, and respond to people - amplifying their ability to help others with increased productivity and security. Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government and retail - to create stronger relationships and better experiences for their customers and workforce. Nuance offers its customers a wide range of products and services, including clinical documentation, solutions for clinicians, radiologists and care teams, as well as intelligent customer engagement and security biometric solutions for leading brands. In addition, Nuance’s solutions increasingly utilize its innovations in AI, including cognitive sciences and machine learning to create smarter, more natural experiences with technology. Using advanced analytics and algorithms, Nuance’s technologies create personalized experiences and transform the way people interact with information and the technology around them. Nuance markets and sells its solutions and technologies around the world directly through a dedicated sales force and a global network of resellers, including system integrators, independent software vendors, value-added resellers, distributors, hardware vendors, telecommunications carriers and e-commerce websites.
Nuance’s principal executive offices are located at 1 Wayside Road, Burlington, Massachusetts 01803.
Nuance was incorporated under the laws of the State of Delaware in 1992. Nuance common stock, par value $0.001 per share, which we refer to as Nuance common stock, is currently listed on the Nasdaq Global Select Market, which we refer to as Nasdaq, under the symbol “NUAN.”
Additional information about Nuance and its subsidiaries is included in documents incorporated by reference in this proxy statement (see the section entitled “Where You Can Find More Information” beginning on page 87) and on its website: www.nuance.com. The information provided or accessible through Nuance’s website is not part of, or incorporated by reference in, this proxy statement.
Microsoft Corporation
Microsoft is a technology company whose mission is to empower every person and every organization on the planet to achieve more, and is a leader in enabling digital transformation for the era of an intelligent cloud and intelligent edge. Founded in 1975, Microsoft operates worldwide and has offices in more than 100 countries. Microsoft develops and supports a wide range of software products, services, devices and solutions that deliver new opportunities, greater convenience, and enhanced value to people’s lives. Microsoft offers an array of services, including cloud-based solutions, that provide customers with software, services, platforms, and content. Microsoft’s products include operating systems, cross-device productivity applications, server applications, business solution applications, desktop and server management tools, software development tools, and games. Microsoft also designs, manufactures, and sells devices, including PCs, tablets, gaming and entertainment consoles, other intelligent devices, and related accessories.
Microsoft’s principal executive offices are located at One Microsoft Way, Redmond, WA 98052. Microsoft’s common stock is listed on Nasdaq under the symbol “MSFT.”
Additional information about Microsoft and its subsidiaries is included in documents filed by Microsoft with the SEC and on its website: www.microsoft.com. The information provided or accessible through Microsoft’s website or filed by Microsoft with the SEC are not part of, or incorporated by reference in, this proxy statement.
Big Sky Merger Sub Inc.
Sub is a Delaware corporation and a wholly owned subsidiary of Microsoft, formed on April 7, 2021, solely for the purpose of engaging in the merger and the other transactions as contemplated under the merger agreement. Upon completion of the merger, Sub will cease to exist.
Certain Effects of the Merger on Nuance (page 26)
Upon the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL, on the closing date and at the time at which the merger will become effective, which we refer to as the effective time, Sub will merge with and into Nuance, with Nuance continuing as the surviving corporation and a wholly owned subsidiary of Microsoft. As a result of the merger, Nuance will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.
Effect on Nuance if the Merger is Not Completed (page 26)
If the merger agreement is not adopted by Nuance stockholders or if the merger is not completed for any other reason, Nuance stockholders will not receive any payment for their shares of Nuance common stock. Instead, Nuance will remain an independent public company, Nuance common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Nuance will continue to file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the SEC.
Under certain specified circumstances, Nuance will be required to pay Microsoft a termination fee upon the termination of the merger agreement, as described under the section entitled “Terms of the Merger Agreement —Termination Fee” beginning on page 75.
Merger Consideration (page 60)
If the merger is completed, at the effective time, and without any action on the part of the holder, each share of Nuance common stock issued and outstanding immediately prior to the effective time (other than shares of Nuance common stock (i) held by Nuance as treasury stock, (ii) owned by Microsoft or Sub or any of their respective direct or indirect wholly owned subsidiaries and (iii) held by stockholders who have neither voted in favor of adoption of the merger agreement nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares in accordance with Section 262 of the DGCL, in each case immediately prior to the effective time), and certain equity awards, the treatment of which is described under the sections entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Non-Employee Directors and Executive Officers of Nuance in the Merger — Treatment of Equity Compensation” and “Terms of the Merger Agreement — Conversion of Shares — Treatment of Equity Compensation” beginning on pages 49 and 60, respectively, will be converted into the right to receive $56.00 per share in cash, without interest, which we refer to as the merger consideration, less any applicable withholding taxes. All shares, when so converted at the effective time into the right to receive the merger consideration, will automatically be canceled and will cease to exist.
As described under the section entitled “Terms of the Merger Agreement — Exchange and Payment Procedures” beginning on page 62, at or promptly following the effective time, Microsoft will deposit or cause to be deposited with a designated paying agent (as defined herein) a cash amount in immediately available funds sufficient in the aggregate for the payment of the merger consideration.
After the merger is completed, under the terms and conditions of the merger agreement, you will have the right to receive the per share merger consideration, but you no longer will have any rights as a Nuance stockholder as a result of the merger (except for the right to receive the per share merger consideration and except that stockholders who properly exercise and perfect, and do not validly withdraw or subsequently lose, their demand for appraisal will instead have such rights as granted by Section 262 of the DGCL, as described under the section entitled “Appraisal Rights” beginning on page 80).
The Special Meeting (page 21)
Date, Time and Place
The special meeting of our stockholders, which we refer to as the special meeting, will be held on June 15, 2021, at 10:00 a.m., Eastern time.
Due to the public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, Nuance will hold the special meeting virtually via the Internet at www.virtualshareholdermeeting.com/NUAN2021SM. You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.
Purpose
At the special meeting, we will ask our stockholders of record as of the close of business on May 17, 2021, which we refer to as the record date, to consider and vote on the following proposals:
•	the adoption of the merger agreement, a copy of which is attached as Annex A to the proxy statement accompanying this notice, which we refer to as the merger proposal; and
•
the approval, by means of a non-binding, advisory vote, of compensation that will or may become payable to the named executive officers of Nuance in connection with the merger, which we refer to as the merger-related compensation proposal.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of Nuance common stock as of the close of business on the record date. You will have one vote at the special meeting for each share of Nuance common stock you owned as of the close of business on the record date.
Quorum
The holders of a majority of Nuance common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum at the special meeting. As of the close of business on May 14, 2021, there were 286,094,629 shares of Nuance common stock issued and outstanding and entitled to vote. We expect that a similar number of shares of Nuance common stock will be issued and outstanding and entitled to vote at the special meeting as of the close of business on the record date. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting pursuant to the authority granted in Nuance’s bylaws until a quorum is obtained, subject to the terms of the merger agreement.
Required Vote
The affirmative vote of a majority of the shares of Nuance common stock outstanding and entitled to vote thereon is required to approve the merger proposal, which we refer to as stockholder approval. This means that the proposal will be approved if the number of shares voted “FOR” that proposal is greater than 50% of the total number of the votes that can be cast in respect of our outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.

The affirmative vote of a majority of the voting power of the shares of Nuance common stock entitled to vote which are present, in person or by proxy, and voting at the special meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the merger-related compensation proposal. This means that the proposal will be approved if the number of shares voted “FOR” that proposal is greater than 50% of the total number of shares of Nuance common stock entitled to vote which are present, in person or by proxy, and vote at the special meeting, provided a quorum is present. Abstentions and broker non-votes will not have any effect on the merger-related compensation proposal.
Share Ownership of Nuance Directors and Executive Officers
As of the close of business on May 14, 2021, Nuance directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,616,022 shares of Nuance common stock (excluding any shares of Nuance common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 0.6% of the outstanding shares of Nuance common stock on that date.
It is expected that Nuance’s directors and executive officers will vote all of their shares “FOR” the merger proposal and “FOR” the merger-related compensation proposal, although none of them has entered into any agreement requiring them to do so.
Voting of Proxies
Any Nuance stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed and dated proxy card by mail, in the accompanying prepaid reply envelope, or voting electronically over the Internet or by telephone or may vote in person by appearing at the special meeting. If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the “beneficial owner” of shares held in “street name,” and you should instruct your broker, bank or other nominee on how you wish to vote your shares of Nuance common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, if you fail to instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee only has discretion to vote your shares on discretionary matters. Each of the merger proposal and the merger-related compensation proposal are non-discretionary matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or other nominee on how you wish to vote your shares.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. Proxies submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 14, 2021. If you hold your shares of Nuance common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote.
Recommendation of Our Board of Directors and Reasons for the Merger (page 35)
The Nuance Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 35 and after consultation with independent legal and financial advisors, unanimously (i) determined that it is in the best interests of Nuance and its stockholders to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein and declared the merger agreement advisable; (ii) approved the execution and delivery of the merger agreement by Nuance, the performance by Nuance of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and conditions set forth therein; (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of Nuance and (iv) resolved to recommend that Nuance stockholders vote in favor of adoption of the merger agreement in accordance with the DGCL.
The Nuance Board of Directors unanimously recommends that you vote (i) “FOR” the merger proposal and (ii) “FOR” the merger-related compensation proposal.

Opinion of Nuance’s Financial Advisor (page 39)
Opinion of Evercore Group L.L.C.
Nuance retained Evercore Group L.L.C., which we refer to as Evercore, to act as its financial advisor in connection with the merger. As part of this engagement, Nuance requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Nuance common stock. At a meeting of the Nuance Board of Directors held on April 9, 2021, Evercore rendered to the Nuance Board of Directors its opinion to the effect that, as of April 9, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the merger consideration of $56.00 per share to be received by the holders of Nuance common stock in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated April 9, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Nuance encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Nuance Board of Directors (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the Nuance Board of Directors or to any other persons in respect of the merger, including as to how any holder of shares of Nuance common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Nuance, nor does it address the underlying business decision of Nuance to engage in the merger.
For a more complete description, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of Nuance’s Financial Advisor — Opinion of Evercore Group L.L.C.” beginning on page 39.
Financing of the Merger (page 54)
The merger is not conditioned on Microsoft’s ability to obtain financing. Microsoft has represented to Nuance that it has available and will have available at the effective time the funds necessary to pay the aggregate merger consideration, including (i) payments to Nuance’s stockholders of the amounts due under the merger agreement and (ii) payments in respect of certain of Nuance’s outstanding equity awards pursuant to the merger agreement.
Treatment of Equity Compensation (page 49)
Pursuant to our equity incentive plans, we have granted equity awards with respect to Nuance common stock in the form of stock options and stock units. Our executive officers hold restricted stock units, which we refer to as RSUs, and performance stock units, which we refer to as PSUs, and our non-employee directors hold RSUs and deferred stock units, which we refer to as DSUs. Our executive officers and non-employee directors do not hold stock options. The merger agreement provides for the treatment set forth below with respect to outstanding equity awards:
Stock Options
Each stock option that is outstanding as of immediately prior to the effective time will, at the effective time, be cancelled and converted into the right to receive the merger consideration for each share of Nuance common stock that would have been issuable upon exercise of the option, less the exercise price of the option and any applicable withholding taxes. If the exercise price of a stock option is equal to or greater than the merger consideration, the option will be cancelled as of the effective time for no consideration.
Stock Units
•
Each award of stock units that is outstanding and vested immediately prior to the effective time or that will become vested by its terms at the effective time and, in each case, by its terms is to be settled upon the occurrence of vesting or the effective time will, as of the effective time, be deemed to be vested and will be cancelled and converted into the right to receive the merger consideration with respect to each share of Nuance common stock subject to the award, less any applicable withholding taxes.

•	Each outstanding and unvested award of stock units will, as of the effective time, be converted into a stock-based award of Microsoft, which we refer to as a Rollover RSU, as follows:
○	Each RSU will be converted into a Rollover RSU that is subject to the same time-based vesting schedule as the RSU.
○	Each PSU will be converted into a Rollover RSU that, following the effective time, will vest based solely on time at the conclusion of the original performance period of the PSU.
○
The number of shares of common stock of Microsoft subject to each Rollover RSU will be equal to the product (rounded down to the nearest whole share) of the number of Nuance shares of common stock subject to the corresponding RSU or PSU as of immediately prior to the effective time, multiplied by a specified exchange ratio (see below). The number of Nuance shares of common stock subject to each PSU immediately prior to the effective time will be determined based on (i) maximum performance, for any PSU that was subject to relative total shareholder return performance goals, and (ii) target performance, for any PSU that was subject to financial and/or operational performance goals. For each PSU that is subject to relative total shareholder return performance goals, Nuance is currently performing at a level that would result in maximum performance payout.

○
Notwithstanding the treatment of awards of outstanding and unvested stock units described above, Microsoft may elect to treat some or all of the awards as if they were vested (i.e., by cancelling and converting an award into the right to receive the merger consideration with respect to each share of Nuance common stock subject to the award, less any applicable withholding taxes).

•
If the treatment described above of an award of stock units held by a non-U.S. employee would be prohibited or subject to onerous regulatory requirements or adverse tax treatment under the laws of the applicable jurisdiction (as reasonably determined by Microsoft in consultation with Nuance), Microsoft will provide compensation to the employee that is equivalent in value to the value that otherwise would have been provided to the employee under the treatment described above, to the extent practicable and as would not result in the imposition of additional taxes under section 409A of the Internal Revenue Code. This compensation will be provided in the form of a cash payment (less any applicable taxes) or a new equity award, as reasonably determined by Microsoft in consultation with Nuance.

•
For purposes of the conversion of Nuance stock units described above, the “exchange ratio” is defined as a fraction, the numerator of which is the merger consideration and the denominator of which is the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of Microsoft common stock on Nasdaq for the five consecutive trading days ending with the last trading day immediately prior to the closing.

Employee Stock Purchase Plan
In accordance with the terms of Nuance’s Amended and Restated 1995 Employee Stock Purchase Plan, which we refer to as the ESPP, no ESPP participant in the current offering period, which began on February 16, 2021, may increase his or her payroll contribution rate or make separate non-payroll contributions, and no new participants may enroll in the current offering period. In connection with the transaction with Microsoft, Nuance will take all actions necessary to provide that:
•	if the closing occurs prior to August 13, 2021, which is the last day of the current offering period:
○	cause the current offering period to terminate no later than five business days prior to the closing date;
○	make any pro-rata adjustments necessary to reflect the shortened offering period; and
○
cause the exercise (as of no later than one business day before the effective time) of each outstanding purchase right and apply the funds credited to each participant’s payroll withholding account to the purchase of whole shares of Nuance common stock;

•	provide that no new offering period or purchase period will commence; and
•	terminate the ESPP in its entirety, effective as of the effective time.

Interests of the Non-Employee Directors and Executive Officers of Nuance in the Merger (page 50)
Nuance non-employee directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Nuance Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Nuance.
For a more complete description, see the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Non-Employee Directors and the Executive Officers of Nuance in the Merger,” beginning on page 50.
Appraisal Rights (page 80)
Any shares of Nuance common stock that are issued and outstanding immediately prior to the effective time and as to which the holders thereof have not voted in favor of the merger proposal and are entitled to demand and properly demand appraisal of such shares of Nuance common stock pursuant to Section 262 of the DGCL and, as of the effective time, have neither failed to perfect, nor effectively withdrawn or lost rights to appraisal under the DGCL, such shares we collectively refer to as the dissenting shares, will not be converted into the right to receive the merger consideration, unless and until such holder will have effectively withdrawn or lost such holder’s right to appraisal under the DGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, at which time such shares of Nuance common stock will be treated as if they had been converted into the right to receive, as of the effective time, the merger consideration, less applicable tax withholdings upon surrender of such certificates that formerly represented such shares of Nuance common stock, and such Nuance common stock will not be deemed dissenting shares, and such holder thereof will cease to have any other rights with respect to such Nuance common stock. Each holder of dissenting shares will only be entitled to such consideration as may be due with respect to such dissenting shares pursuant to Section 262 of the DGCL.
To exercise your appraisal rights, you must submit a written demand for appraisal to Nuance before the vote is taken on the merger proposal, you must not submit a blank proxy or otherwise vote in favor of the merger proposal and you must continue to hold the shares of Nuance common stock of record through the effective time. Your failure to follow the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex B to this proxy statement. If you hold your shares of Nuance common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. Stockholders should refer to the discussion under the section entitled “Appraisal Rights” beginning on page 80 and the DGCL requirements for exercising appraisal rights reproduced and attached as Annex B to this proxy statement.
U.S. Federal Income Tax Consequences of the Merger (page 54)
The exchange of Nuance common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined herein) of Nuance common stock who exchanges shares of Nuance common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder, the merger generally will not result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.
This proxy statement contains a general discussion of U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it pertain to state, local or other tax consequences. Consequently, you are urged to contact your own tax advisor to determine the particular tax consequences to you of the merger.
Regulatory Approvals (page 56)
Under the merger agreement, the merger cannot be completed until (1) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, has expired or been terminated; and (2) the approval or clearance of the merger has been granted under the antitrust and foreign investment laws of certain specified countries.

No Solicitation of Other Offers (page 67)
Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Nuance has agreed to cease and cause to be terminated any discussions or negotiations with and terminate any data room or other diligence access of any person, its affiliates and its representatives (as defined below) relating to an acquisition transaction (as defined under the section of this proxy statement captioned “Terms of the Merger Agreement — No Solicitation of Other Offers”) and to request any person who executed a confidentiality agreement in connection with its consideration of acquiring Nuance to promptly return or destroy any non-public information furnished by or on behalf of Nuance prior to the date of the merger agreement.
Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Nuance has agreed to not, and to not authorize or direct, as the case may be, its subsidiaries and its and their respective affiliates, directors, officers, employees, consultants, agents, representatives and advisors, whom we collectively refer to as “representatives,” to, among other things: (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal (as defined under the section of this proxy statement captioned “The Merger Agreement — No Solicitation of Other Offers”); (2) furnish or otherwise provide access to any non-public information regarding, or to the business, properties, assets, books, records or personnel of, Nuance or its subsidiaries to any person in connection with or with the intent to induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal; (3) participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or with respect to any inquiries from third parties relating to making a potential acquisition proposal; (4) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal; (5) enter into any letter of intent, memorandum of understanding, merger agreement, expense reimbursement agreement, acquisition agreement or other contract relating to an acquisition transaction (as defined under the section of this proxy statement captioned “Terms of the Merger Agreement — No Solicitation of Other Offers”); or (6) authorize or commit to do any of the foregoing.
Notwithstanding these restrictions, under certain circumstances prior to the adoption of the merger agreement by Nuance stockholders, Nuance may furnish information to, and enter into negotiations or discussions with, a person regarding a bona fide written acquisition proposal that did not result from a breach of Nuance’s non-solicitation obligations under the merger agreement if the Nuance Board of Directors determines in good faith after consultation with its financial advisor and its outside legal counsel that (1) such proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in “Terms of the Merger Agreement — No Solicitation of Other Offers”); and (2) failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “Terms of the Merger Agreement — No Solicitation of Other Offers.”
Nuance is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Microsoft during a specified period. If Nuance terminates the merger agreement in order to accept a superior proposal, it must pay a $515 million termination fee to Microsoft. For more information, see the section of this proxy statement captioned “Terms of the Merger Agreement — The Recommendation of the Nuance Board of Directors; Company Board Recommendation Change.”
Change in the Recommendation of the Nuance Board of Directors (page 69)
The Nuance Board of Directors may not withdraw its recommendation that Nuance stockholders adopt the merger agreement or take certain similar actions other than, under certain circumstances, if it determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be inconsistent with the fiduciary duties of the Nuance Board of Directors pursuant to applicable law and complies with the provisions of the merger agreement.
However, the Nuance Board of Directors cannot withdraw its recommendation that Nuance stockholders adopt the merger agreement or take certain similar actions unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Microsoft during a specified period. If Microsoft terminates the merger agreement because the Nuance Board of Directors withdraws its recommendation that Nuance stockholders adopt the merger agreement or takes certain similar actions, then Nuance must pay a $515 million termination fee to Microsoft. For more information, see the section of this proxy statement captioned “Terms of the Merger Agreement —The Recommendation of the Nuance Board of Directors; Company Board Recommendation Change.”
Conditions to the Closing of the Merger (page 73)
The obligations of Nuance, Microsoft and Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions), the following:
•	the adoption of the merger agreement by the requisite affirmative vote of Nuance stockholders;
•
the expiration or termination of the applicable waiting period under, or obtaining all requisite consents pursuant to, the HSR Act and the antitrust and foreign investment laws of certain specified countries, without the imposition of a burdensome condition, which we refer to as the regulatory condition;

•
the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority or being subject to a burdensome condition imposed by a governmental authority, which we refer to as the injunction condition;

•
the absence of any Company Material Adverse Effect (as such term is defined in the section of this proxy statement captioned “Terms of the Merger Agreement — Representations and Warranties”) having occurred after the date of merger agreement that is continuing as of the effective time of the merger;

•
the accuracy of the representations and warranties of Microsoft and Sub in the merger agreement, subject to applicable materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
the accuracy of the representations and warranties of Nuance in the merger agreement, subject to applicable materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•
the performance and compliance in all material respects by Nuance, Microsoft and Sub of and with their respective covenants and obligations required to be performed and complied with by them under the merger agreement at or prior to the effective time of the merger; and

•
the receipt by Nuance of the written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as of the date on which the closing occurs, to the effect that, on the basis of the facts, representations, assumptions, limitations and exclusions set forth or referred to in such opinion, the merger will not cause the spin-off of Cerence Inc., which we refer to as Cerence, to fail to qualify for the Cerence spin-off tax treatment.

Termination of the Merger Agreement (page 74)
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Nuance stockholders, in the following ways:
•	by mutual written agreement of Nuance and Microsoft;
•	by either Nuance or Microsoft if:
○
(1) a permanent injunction or similar order issued by a court or other legal restraint prohibiting consummation of the merger is in effect, or any action taken by a governmental authority prohibiting the merger has become final and non-appealable; or (2) any statute, regulation or order prohibiting the merger has been enacted (except that a party may not terminate the merger agreement pursuant to this provision if such party’s material breach of any provision of the merger agreement is the primary cause of the failure of the merger to be consummated by the termination date (as defined below));

○	the merger has not been consummated before 11:59 p.m., Eastern time, on January 31, 2022, which we refer to as the “termination date,” except that (i) if all conditions have been satisfied

(other than those conditions to be satisfied at the time of closing of the merger) or waived (to the extent permitted by applicable law) by that date but on that date the regulatory condition or the injunction condition (solely with respect to antitrust, competition or foreign investment laws) has not been satisfied, then the termination date shall automatically be extended to 11:59 p.m., Eastern time, on April 30, 2022 and (ii) if all conditions have been satisfied (other than those conditions to be satisfied at the time of closing of the merger) or waived (to the extent permitted by applicable law) by April 30, 2022 but on that date the regulatory condition or the injunction condition (solely with respect to antitrust, competition or foreign investment laws) has not been satisfied, then the termination date shall automatically be extended to 11:59 p.m., Eastern time, on July 31, 2022, but:
•
a party may not terminate the merger agreement pursuant to this provision if such party’s material breach of any provision of the merger agreement is the primary cause of the failure to consummate the merger by the termination date;

○
the Nuance stockholders do not adopt the merger agreement at the special meeting (except that a party may not terminate the merger agreement if such party’s material breach of the merger agreement is the primary cause of the failure to obtain the approval of the Nuance stockholders at the special meeting);

•	by Nuance if:
○
after a cure period, Microsoft or Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied (but Nuance may not so terminate the merger agreement if its own breach, failure to perform or comply with the merger agreement or inaccuracy of its representations and warranties causes the failure of the closing conditions in respect of Nuance’s performance of its covenants or accuracy of its representations and warranties to have been satisfied);

○
prior to the adoption of the merger agreement by Nuance stockholders, (1) Nuance has received a superior proposal; (2) the Nuance Board of Directors has authorized Nuance to enter into an agreement to consummate the transaction contemplated by such superior proposal; (3) Nuance pays Microsoft a $515 million termination fee; and (4) Nuance has complied with its non-solicitation obligations under the merger agreement;

•	by Microsoft if:
○
after a cure period, Nuance has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied (but Microsoft may not so terminate the merger agreement if its own breach, failure to perform or comply with the merger agreement or inaccuracy of its representations and warranties causes the failure of the closing conditions in respect of Microsoft’s performance of its covenants or accuracy of its representations and warranties to have been satisfied); or

○	the Nuance Board of Directors has effected a company board recommendation change.
Termination Fee (page 75)
Nuance will be required to pay to Microsoft a termination fee of $515 million if the merger agreement is terminated in specified circumstances. For more information, see the section of this proxy statement captioned “Terms of the Merger Agreement — Termination Fee.”
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Nuance stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement (including the merger agreement), and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 87. The merger agreement is attached as Annex A to this proxy statement and is incorporated by reference herein.
Q:	Why am I receiving these proxy materials?
A:
On April 11, 2021, Nuance entered into the merger agreement providing for the merger of Sub, with and into Nuance, with Nuance surviving the merger as a wholly owned subsidiary of Microsoft. In order to complete the merger, Nuance stockholders must vote to adopt the merger agreement at the special meeting. The approval of this proposal by our stockholders is a condition to the consummation of the merger. See the section entitled “Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 73. The Nuance Board of Directors is furnishing this proxy statement and form of proxy card to the holders of Nuance common stock in connection with the solicitation of proxies in favor of the proposal to adopt the merger agreement and to approve the other proposals to be voted on at the special meeting or any adjournments or postponements thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting on the matters presented at the special meeting. Stockholders of record as of the close of business on May 17, 2021, which we refer to as the record date, may attend the special meeting and are entitled and requested to vote on the proposals described in this proxy statement.

Q:	What is included in the proxy materials?
A:	The proxy materials include the proxy statement and the annexes to the proxy statement, including the merger agreement, and a proxy card or voting instruction form.
Q:	When and where is the special meeting?
A:
The special meeting will take place on June 15, 2021, at 10:00 a.m., Eastern time. Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, Nuance will hold the special meeting virtually via the Internet at the virtual meeting website. The virtual meeting will provide stockholders with the same rights and opportunities to participate as they would have at a physical meeting. You will not be able to attend the special meeting physically in person.

Q:	What is the proposed merger and what effects will it have on Nuance?
A:
The proposed merger is the acquisition of Nuance by Microsoft through the merger of Sub with and into Nuance pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the requisite number of shares of Nuance common stock and the other closing conditions under the merger agreement have been satisfied or waived, Sub will merge with and into Nuance, with Nuance continuing as the surviving corporation. As a result of the merger, Nuance will become a wholly-owned subsidiary of Microsoft and you will no longer own shares of Nuance common stock. Nuance expects to delist its common stock from Nasdaq as promptly as practicable after the effective time and deregister its common stock under the Exchange Act as promptly as practicable after such delisting. Thereafter, Nuance will no longer be a publicly traded company.

Q:	What will I receive if the merger is completed?
A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $56.00 in cash, without interest and less applicable tax withholdings, for each share of Nuance common stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for, or otherwise lost your, appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of Nuance common stock, you will receive $5,600.00 in cash, without interest and less any applicable withholding taxes, in exchange for your shares of Nuance common stock. In no case will you own shares in the surviving corporation.
Q:	Who is entitled to vote at the special meeting?
A:
If your shares of Nuance common stock are registered in your name in the records of our transfer agent, American Stock Transfer & Trust Company, LLC, which we refer to as AST, as of the close of business on the record date, you are a “stockholder of record” for purposes of the special meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under the question “How do I vote my shares?” below.

Q:	How many votes do I have?
A:	You will have one vote for each share of Nuance common stock owned by you, as a stockholder of record or in street name, as of the close of business on the record date.
Q:	May I attend the special meeting?
A:
Yes. Subject to the requirements described in this proxy statement, all Nuance stockholders as of the close of business on the record date may attend the special meeting virtually via the Internet at the virtual meeting website and complete a virtual ballot, whether or not you sign and return your proxy card. If you are a stockholder of record, you will need your assigned 16-digit control number to vote shares electronically at the special meeting. The control number can be found on the proxy card, voting instruction form, or other applicable proxy notices.

To ensure that your shares will be represented at the special meeting, we encourage you to grant your proxy in advance electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), or sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you attend the special meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted. If you held your shares in “street name,” because you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.
Q.	Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a physical meeting?
A.
The virtual meeting format for the special meeting will enable full and equal participation by all of our stockholders from any place in the world. We believe that holding the special meeting online will help support the health and well-being of our stockholders and other participants at the special meeting as we navigate the public health impact of the coronavirus (COVID-19).

We designed the format of the virtual meeting to ensure that our stockholders who attend our special meeting will be afforded the same rights and opportunities to participate as they would at a meeting attended physically and to enhance stockholder access, participation and communication through online tools.
Q.	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the special meeting log in page. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

Q:	What am I being asked to vote on at the special meeting?
A:	You are being asked to consider and vote on the following proposals:
•	the adoption of the merger agreement, a copy of which is attached as Annex A to the proxy statement accompanying this notice; and
•	the approval, by means of a non-binding, advisory vote, of compensation that will or may become payable to the named executive officers of Nuance in connection with the merger.
Q:	How does Nuance’s Board of Directors recommend that I vote?
A:	The Nuance Board of Directors unanimously recommends that you vote
•	“FOR” the merger proposal; and
•	“FOR” the merger-related compensation proposal.
The Nuance Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 35 and after consultation with independent legal and financial advisors, unanimously (i) determined that it is in the best interests of Nuance and its stockholders to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein and declared the merger agreement advisable; (ii) approved the execution and delivery of the merger agreement by Nuance, the performance by Nuance of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and conditions set forth therein; (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of Nuance and (iv) resolved to recommend that Nuance stockholders vote in favor of adoption of the merger agreement in accordance with the DGCL.
Q:	How does the per share merger consideration compare to the market price of Nuance common stock prior to the date on which the transaction was announced?
A:
The per share merger consideration represents a premium of (i) approximately 22.9% to Nuance’s closing stock price on April 9, 2021, the last trading day prior to the announcement of the merger, (ii) approximately 28.4% to the volume weighted average stock price of Nuance common stock during the 30 days ended April 9, 2021 and (iii) approximately 10.9% to the highest closing stock price of Nuance common stock during the 52-week period ended April 9, 2021.

Q:	Will Nuance pay a quarterly dividend before the completion of the merger?
A:
We have never declared or paid any cash dividends on our common stock. Under the terms of the merger agreement, from April 11, 2021 until the effective time, Nuance may not declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, without Microsoft’s prior written consent. See the section entitled “Terms of the Merger Agreement — Conduct of Business Pending the Merger” beginning on page 65.

Q:	Does Microsoft have the financial resources to complete the merger?
A:
Yes. Microsoft has represented to Nuance in that it has available and will have available at the effective time the funds necessary to pay the aggregate merger consideration, including (i) payments to Nuance’s stockholders of the amounts due under the merger agreement and (ii) payments in respect of certain of Nuance’s outstanding equity awards pursuant to the merger agreement.

For a more complete description of sources of funding for the merger and related costs, see “Proposal 1: Adoption of the Merger Agreement — Financing of the Merger” beginning on page 54.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement (including the merger agreement), and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then grant your proxy electronically over the Internet or by telephone or complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.
Q:	How do I vote my shares?
A:	For stockholders of record: If you are eligible to vote at the special meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:
•
By Internet — If you have Internet access, you may submit your proxy by following the instructions provided with your proxy materials and on your proxy card. Proxies submitted via Internet must be received by 11:59 p.m., Eastern time, on June 14, 2021.

•
By Telephone — You can also submit your proxy by telephone by following the instructions provided with your proxy materials and on your proxy card. Proxies submitted via telephone must be received by 11:59 p.m., Eastern time, on June 14, 2021.

•	By Mail — You may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the prepaid envelope we have provided.
•	By Virtual Ballot — You may attend the special meeting virtually via the Internet at the virtual meeting website and complete a virtual ballot.
For holders in street name: If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares by virtual ballot at our special meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares.
If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of Nuance common stock will be voted in accordance with your instructions.
Even if you plan to virtually attend the special meeting, you are strongly encouraged to vote your shares of Nuance common stock by proxy. If you are a stockholder of record or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of Nuance common stock by virtual ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote by virtual ballot, your previous vote by proxy will not be counted.
Q:	Can I change or revoke my proxy?
A:
For stockholders of record: Yes. A proxy may be changed or revoked at any time prior to the vote at the special meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our Secretary at our principal executive offices. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern time, on June 14, 2021. You may also attend the special meeting and vote your shares by virtual ballot.

For holders in street name: Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.
Q:	How will my shares be voted if I do not provide specific instructions in the proxy card or voting instructions form that I submit?
A:
If you are a stockholder of record and if you sign, date and return your proxy card but do not provide specific voting instructions, your shares of Nuance common stock will be voted “FOR” the merger proposal and “FOR” the merger-related compensation proposal.

If your shares are held in street name at a broker, bank or similar institution, your broker, bank or similar institution may under certain circumstances vote your shares on “discretionary” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker, bank or similar institution does not have the authority to vote on any “non-discretionary” proposals at the special meeting and a “broker non-vote” would occur, as explained in the following question and explanation.
Q:	What is “broker discretionary voting”?
A:
If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the two proposals, if a beneficial owner of shares of Nuance common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will have the same effect as a vote “AGAINST” the merger proposal, but will not have any effect on the merger-related compensation proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Q:	I understand that a quorum is required in order to conduct business at the special meeting. What constitutes a quorum?
A:
The holders of a majority of Nuance common stock issued and outstanding and entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum at the special meeting. As of the close of business on May 14, 2021, there were 286,094,629 shares of Nuance common stock issued and outstanding and entitled to vote. We expect that a similar number of shares of Nuance common stock will be issued and outstanding and entitled to vote at the special meeting as of the close of business on the record date. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting pursuant to the authority granted in Nuance’s bylaws until a quorum is obtained, subject to the terms of the merger agreement.

Q:	What is required to approve the proposals submitted to a vote at the annual meeting?
A:
The merger proposal: The affirmative vote of a majority of the shares of Nuance common stock outstanding and entitled to vote thereon is required to approve the merger proposal. This means that the proposal will be approved if the number of shares voted “FOR” that proposal is greater than 50% of the total number of the votes that can be cast in respect of our outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.

The merger-related compensation proposal: The affirmative vote of a majority of the voting power of the shares of Nuance common stock entitled to vote which are present, in person or by proxy, and voting at the special meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the merger-related compensation proposal. This means that the proposal will be approved if the number of shares voted “FOR” that proposal is greater than 50% of the shares of Nuance common stock entitled to vote which are present, in person or by proxy, and vote at the special meeting, provided a quorum is present. Abstentions and broker non-votes will not have any effect on the merger-related compensation proposal.
Q:	How can I obtain a proxy card or voting instruction form?
A:	If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.
For stockholders of record: Please contact our proxy solicitor, Innisfree M&A Incorporated, at (877) 750-0854 from the U.S. or Canada, or at +1 (412) 232-3651 from other locations.
For holders in street name: Please contact your account representative at your broker, bank or other similar institution.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve compensation that will or may become payable by Nuance to its named executive officers in connection with the merger?
A:	SEC rules require Nuance to seek a non-binding, advisory vote to approve compensation that will or may become payable by Nuance to our named executive officers in connection with the merger.
Q:	What is the compensation that will or may become payable by Nuance to our named executive officers in connection with the merger for purposes of this advisory vote?
A:
The compensation that will or may become payable by Nuance to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of Nuance’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Microsoft to our named executive officers in connection with the merger is not subject to this advisory vote. For further detail, see the section of this proxy statement captioned “Proposal 3: Advisory, Non-Binding Vote to Approve Certain Merger-Related Executive Compensation Arrangements” beginning on page 77.

Q:	Should I send in my stock certificates now?
A:
No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates or surrender your book-entry shares to the paying agent in order to receive the cash payment of the merger consideration for each share of your Nuance common stock represented by the stock certificates or book-entry shares. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:	I do not know where my stock certificates are, how will I get the merger consideration for my shares of Nuance common stock?
A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificates. This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:	What happens if I sell or otherwise transfer my shares of Nuance common stock after the close of business on the record date but before the special meeting?
A:
The record date is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of Nuance common stock after the close of business on the record date but before the special meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Nuance in writing of such special arrangements, you will transfer the right to receive the per share merger consideration if the merger is completed to the person to whom you sell or transfer your shares of Nuance common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of Nuance common stock after the close of business on the record date, we encourage you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:	When do you expect the merger to be completed?
A:
We are working toward completing the merger as quickly as possible and currently intend to complete the merger during this calendar year. However, the exact timing of completion of the merger cannot be predicted because the completion of the merger is subject to conditions, including the adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:	What happens if the merger is not completed?
A:
If the merger agreement is not adopted by Nuance stockholders or if the merger is not completed for any other reason, Nuance stockholders will not receive any payment for their shares of Nuance common stock. Instead, Nuance will remain an independent public company, Nuance common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and Nuance will continue to file periodic reports with the SEC.

Under certain specified circumstances, Nuance will be required to pay Microsoft a termination fee upon the termination of the merger agreement, as described under the section entitled “Terms of the Merger Agreement — Termination Fee” beginning on page 75.
Q:	Are there any other risks to me from the merger that I should consider?
A:	Yes. There are risks associated with all business combinations, including the merger. See the section entitled “Forward-Looking Statements” beginning on page 20.
Q:	Do any of Nuance’s directors or officers have interests in the merger that may differ from those of Nuance stockholders generally?
A:
Yes. In considering the recommendation of the Nuance Board of Directors with respect to the merger proposal, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of Nuance stockholders generally. In (i) evaluating and negotiating the merger agreement, (ii) approving the merger agreement and the merger, and (iii) unanimously recommending that the merger agreement be adopted by Nuance stockholders, the Nuance Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For a description of the interests of our directors and executive officers in the merger, see “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Non-Employee Directors and Executive Officers of Nuance in the Merger” beginning on page 50.

Q:	What happens if the merger-related compensation proposal is not approved?
A:
Approval of the merger-related compensation proposal is not a condition to completion of the merger. The vote is an advisory vote and is not binding. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, Nuance may still pay such compensation to its named executive officers in accordance with the terms and conditions applicable to such compensation.

Q:	What should I do if I receive more than one set of voting materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	Who counts the votes?
A:
Votes are counted by Broadridge Financial Solutions, Inc., which we refer to as Broadridge, and are then certified by a representative of Broadridge appointed by the Nuance Board of Directors to serve as the inspector of election at the special meeting.

Q:	Who may attend the special meeting?
A:	Nuance stockholders who held shares of Nuance common stock as of the close of business on May 17, 2021.
Q:	Who pays for the expenses of this proxy solicitation?
A:
Nuance will bear the entire cost of this proxy solicitation, including the preparation, printing, mailing and distribution of these proxy materials. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

Q:	Where can I find the vote results after the special meeting?
A:
We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our special meeting. See the section entitled “Where You Can Find More Information” beginning on page 87.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Nuance common stock for cash pursuant to the merger?
A:
The exchange of Nuance common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder of Nuance common stock who exchanges shares of Nuance common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. If you are a non-U.S. holder, the merger generally will not result in tax to you under U.S. federal income tax laws unless you have certain connections with the United States.

For a more complete description of the U.S. federal income tax consequences of the merger, see “Proposal 1: Adoption of the Merger Agreement — The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 54.
This proxy statement contains a general discussion of U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it pertain to state, local or other tax consequences. Consequently, you are urged to contact your own tax advisor to determine the particular tax consequences to you of the merger.
Q:	What will the holders of outstanding Nuance equity awards receive in the merger?
A:
For information regarding the treatment of Nuance’s outstanding equity awards, see the section entitled “Terms of the Merger Agreement — Conversion of Shares — Treatment of Equity Compensation” beginning on page 60.

Q:	What will happen to the Employee Stock Purchase Plan?
A:
For information regarding the treatment of Nuance’s Employee Stock Purchase Plan, see the section entitled “Terms of the Merger Agreement — Conversion of Shares — Treatment of Equity Compensation — Employee Stock Purchase Plan” beginning on page 61.

Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the merger agreement is adopted by Nuance’s stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Nuance common stock are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the “fair value” of the shares of Nuance common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court, subject to the provisions of Section 262 of the DGCL. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. Stockholders should refer to the discussion under the section entitled “Appraisal Rights” beginning on page 80 and the DGCL requirements for exercising appraisal rights reproduced and attached as Annex B to this proxy statement.

Q:	What is “householding”?
A:
Some banks, brokers and similar institutions may be participating in the practice of “householding” proxy materials. This means that only one copy of our proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you write to us at the following address or call us at the following phone number:

Nuance Communications, Inc.
Attention: Investor Relations
1 Wayside Road
Burlington, Massachusetts 01803
Phone: Call (781) 565-5000 and ask to speak to Investor Relations.
To receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.
Q:	How can I obtain more information about Nuance?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” beginning on page 87.
Q:	Who can help answer my questions?
A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Nuance common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll-free from the U.S. or Canada: (877) 750-0854
From other locations please dial: +1 (412) 232-3651
Banks and Brokers may call collect: (212) 750-5833
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf contain certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Nuance, including statements regarding financial projections, the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this proxy statement, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Nuance’s business and the price of the common stock of Nuance, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Nuance and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require Nuance to pay a termination fee or other expenses, (iv) the effect of the announcement or pendency of the transaction on Nuance’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Nuance and potential difficulties in Nuance employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Nuance’s ongoing business operations, and (vii) the outcome of any legal proceedings that may be instituted against us or against Microsoft related to the merger agreement or the transaction.
In addition, please refer to the documents that Nuance files with the SEC on Forms 10-K, 10-Q and 8-K (see the section entitled “Where You Can Find More Information” beginning on page 87). These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Nuance assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.
Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Nuance stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the special meeting of stockholders or at any adjournments or postponements thereof.
Date, Time and Place
We will hold the special meeting on June 15, 2021, at 10:00 a.m., Eastern time. Due to the possible public health impact of the coronavirus (COVID-19) and to support the well-being of our employees and stockholders, Nuance will hold the special meeting virtually via the Internet at the virtual meeting website. You will not be able to attend the special meeting physically in person.
Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the close of business on the record date to consider and vote on the following proposals:
Proposal 1 — Adoption of the Merger Agreement. To consider and vote on the merger proposal; and
Proposal 2 — Approval, by Means of a Non-Binding, Advisory Vote, of Certain Compensatory Arrangements with Named Executive Officers. To consider and vote on the merger-related compensation proposal.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on May 17, 2021 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available at the virtual meeting website during the special meeting.
A majority in voting power of Nuance common stock issued and outstanding and entitled to vote at the special meeting, represented in person or by proxy, constitutes a quorum at the special meeting. As of the close of business on May 14, 2021, there were 286,094,629 shares of Nuance common stock issued and outstanding and entitled to vote. We expect that a similar number of shares of Nuance common stock will be issued and outstanding and entitled to vote at the special meeting as of the close of business on the record date. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. If a quorum is not present, the special meeting may be adjourned by the chairman of the meeting pursuant to the authority granted in Nuance’s bylaws until a quorum is obtained, subject to the terms of the merger agreement.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of a majority of the shares of Nuance common stock outstanding and entitled to vote thereon is required to approve the merger proposal. This means that the proposal will be approved if the number of shares voted “FOR” that proposal is greater than 50% of the total number of the votes that can be cast in respect of our outstanding shares of common stock. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.
The affirmative vote of a majority of the voting power of the shares of Nuance common stock entitled to vote which are present, in person or by proxy, and voting at the special meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the merger-related compensation proposal. This means that the proposal will be approved if the number of shares voted “FOR” that proposal is greater than 50% of the total number of shares of Nuance common stock entitled to vote which are present, in person or by proxy, and vote at the special meeting, provided a quorum is present. Abstentions and broker non-votes will not have any effect on the merger-related compensation proposal.
Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the two proposals, if a beneficial owner of shares of Nuance common stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the merger-related compensation proposal.
Shares Held by Nuance’s Directors and Executive Officers
As of the close of business on May 14, 2021, Nuance directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 1,616,022 shares of Nuance common stock (excluding any shares of Nuance common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 0.6% of the outstanding shares of Nuance common stock on that date. It is expected that Nuance’s directors and executive officers will vote all of their shares “FOR” the merger proposal and “FOR” the merger-related compensation proposal, although none of them has entered into any agreement requiring them to do so.
Voting of Proxies
If your shares are registered in your name with our transfer agent, AST, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid reply envelope, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend the special meeting and wish to vote in person, you will be given a virtual ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted.
Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the merger proposal and (ii) “FOR” the merger-related compensation proposal. No proxy that is specifically marked against the merger proposal will be voted in favor of the merger-related compensation, unless it is specifically marked “FOR” the approval of such proposal.
If your shares are held in “street name” through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on discretionary matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The merger proposal and the merger-related compensation proposal are non-discretionary matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or other nominee’s voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will have the same effect as if you voted “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Secretary;
•	signing another proxy card with a later date and returning it to us prior to the special meeting; or
•	attending the special meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot.
Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time, on June 14, 2021. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of Nuance common stock in “street name,” you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Nuance stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.
Board of Directors’ Recommendation
The Board of Directors, after considering various factors described under the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 35 and after consultation with independent legal and financial advisors, unanimously (i) determined that it is in the best interests of Nuance and its stockholders to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein and declared the merger agreement advisable; (ii) approved the execution and delivery of the merger agreement by Nuance, the performance by Nuance of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and conditions set forth therein; (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of Nuance and (iv) resolved to recommend that Nuance stockholders vote in favor of adoption of the merger agreement in accordance with the DGCL.
The Nuance Board of Directors unanimously recommends that you vote (i) “FOR” the merger proposal and (ii) “FOR” the merger-related compensation proposal.
Tabulation of Votes
All votes will be tabulated by a representative of Broadridge, who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
The expense of soliciting proxies in the enclosed form will be borne by Nuance. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting for a fee not to exceed $75,000 plus expenses. We have also agreed to indemnify Innisfree M&A Incorporated against losses arising out of its provision of these services as requested by Nuance. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, we currently intend to complete the merger during this calendar year.
Assistance
If you need assistance in completing your proxy card or have questions regarding Nuance’s special meeting, please contact Innisfree M&A Incorporated by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by telephone. Stockholders may call toll-free from the U.S. or Canada at (877) 750-0854, or dial direct from other locations at +1 (412) 232-3651, and banks and brokers may call collect: (212) 750-5833.

Rights of Stockholders Who Seek Appraisal
If the merger proposal is approved by Nuance stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Nuance common stock are entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the “fair value” of the shares of Nuance common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court, subject to the provisions of Section 262 of the DGCL. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $56.00 per share consideration payable pursuant to the merger agreement if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must submit a written demand for appraisal to Nuance before the vote is taken on the merger proposal, you must not submit a blank proxy or otherwise vote in favor of the merger proposal and you must continue to hold the shares of Nuance common stock of record through the effective time. Your failure to follow the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex B to this proxy statement. If you hold your shares of Nuance common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. Stockholders should refer to the discussion under the section entitled “Appraisal Rights” beginning on page 80 and the DGCL requirements for exercising appraisal rights reproduced and attached as Annex B to this proxy statement.

PARTIES INVOLVED IN THE MERGER
Nuance Communications, Inc.
Nuance is a technology pioneer and market leader in conversational artificial intelligence, which we refer to as AI, and ambient clinical intelligence. Nuance delivers intuitive solutions that understand, analyze, and respond to people - amplifying their ability to help others with increased productivity and security. Nuance works with thousands of organizations globally across healthcare, financial services, telecommunications, government and retail - to create stronger relationships and better experiences for their customers and workforce. Nuance offers its customers a wide range of products and services, including clinical documentation, solutions for clinicians, radiologists and care teams, as well as intelligent customer engagement and security biometric solutions for leading brands. In addition, Nuance’s solutions increasingly utilize its innovations in AI, including cognitive sciences and machine learning to create smarter, more natural experiences with technology. Using advanced analytics and algorithms, Nuance’s technologies create personalized experiences and transform the way people interact with information and the technology around them. Nuance markets and sells its solutions and technologies around the world directly through a dedicated sales force and a global network of resellers, including system integrators, independent software vendors, value-added resellers, distributors, hardware vendors, telecommunications carriers and e-commerce websites.
Nuance’s principal executive offices are located at 1 Wayside Road, Burlington, Massachusetts 01803.
Nuance was incorporated under the laws of the State of Delaware in 1992. Nuance common stock, par value $0.001 per share, which we refer to as Nuance common stock, is currently listed on the Nasdaq Global Select Market, which we refer to as Nasdaq, under the symbol “NUAN.”
Additional information about Nuance and its subsidiaries is included in documents incorporated by reference in this proxy statement (see the section entitled “Where You Can Find More Information” beginning on page 87) and on its website: www.nuance.com. The information provided or accessible through Nuance’s website is not part of, or incorporated by reference in, this proxy statement.
Microsoft Corporation
Microsoft is a technology company whose mission is to empower every person and every organization on the planet to achieve more, and is a leader in enabling digital transformation for the era of an intelligent cloud and intelligent edge. Founded in 1975, Microsoft operates worldwide and has offices in more than 100 countries. Microsoft develops and supports a wide range of software products, services, devices and solutions that deliver new opportunities, greater convenience, and enhanced value to people’s lives. Microsoft offers an array of services, including cloud-based solutions, that provide customers with software, services, platforms, and content. Microsoft’s products include operating systems, cross-device productivity applications, server applications, business solution applications, desktop and server management tools, software development tools, and games. Microsoft also designs, manufactures, and sells devices, including PCs, tablets, gaming and entertainment consoles, other intelligent devices, and related accessories.
Microsoft’s principal executive offices are located at One Microsoft Way, Redmond, WA 98052. Microsoft’s common stock is listed on Nasdaq under the symbol “MSFT.”
Additional information about Microsoft and its subsidiaries is included in documents filed by Microsoft with the SEC and on its website: www.microsoft.com. The information provided or accessible through Microsoft’s website is not part of, or incorporated by reference in, this proxy statement.
Big Sky Merger Sub Inc.
Sub is a Delaware corporation and a wholly owned subsidiary of Microsoft, formed on April 7, 2021, solely for the purpose of engaging in the merger and the other transactions as contemplated under the merger agreement. Upon completion of the merger, Sub will cease to exist.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Certain Effects of the Merger on Nuance
Upon the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the DGCL, on the closing date and at the effective time, Sub will merge with and into Nuance, with Nuance continuing as the surviving corporation and a wholly-owned subsidiary of Microsoft. Nuance expects to delist its common stock from Nasdaq as promptly as practicable after the effective time and deregister its common stock under the Exchange Act as promptly as practicable after such delisting. Thereafter, Nuance will no longer be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the merger consideration, as described under the section entitled “Terms of the Merger Agreement — Conversion of Shares — Common Stock” beginning on page 60.
The effective time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Nuance, Microsoft and Sub may agree in writing and specify in the certificate of merger).
Effect on Nuance if the Merger is Not Completed
If the merger agreement is not adopted by Nuance stockholders or if the merger is not completed for any other reason, Nuance stockholders will not receive any payment for their shares of Nuance common stock. Instead, Nuance will remain an independent public company, Nuance common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and Nuance will continue to file periodic reports with the SEC.
Furthermore, if the merger is not consummated, and depending on the circumstances that caused the merger not to be consummated, it is likely that the price of Nuance common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Nuance common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Nuance common stock. If the merger is not consummated, the Board of Directors will continue to evaluate and review Nuance’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by Nuance stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Nuance or its stockholders will be offered or that Nuance’s business, prospects or results of operations will not be adversely impacted.
Under certain specified circumstances, Nuance will be required to pay Microsoft a termination fee of $515 million upon the termination of the merger agreement, as described under the section entitled “Terms of the Merger Agreement —Termination Fee” beginning on page 75.
Background of the Merger
Mark Benjamin, Chief Executive Officer of Nuance, joined Nuance as Chief Executive Officer and a director on April 23, 2018. On the date prior to Mr. Benjamin’s appointment, the closing price of Nuance common stock was $14.91 per share. Mr. Benjamin was charged by the Nuance Board of Directors with leading the planning and execution of a strategic transformation of Nuance, with the goal of increasing shareholder value. In furtherance of that charge and in keeping with the Nuance Board of Directors’ commitment to maximizing shareholder value, over the approximately three-year period since Mr. Benjamin’s appointment, the Nuance Board of Directors and management have regularly reviewed and discussed Nuance’s business strategy, performance and competitive position as well as various strategic alternatives, including acquisitions, dispositions, commercial partnerships and other strategic transactions. Since before Mr. Benjamin’s appointment as Chief Executive Officer of Nuance, Evercore Group L.L.C., which we refer to as Evercore, has rendered advice to Nuance regarding various strategic and financial matters in support of these efforts by the Nuance Board of Directors.
Over the past three years, the Nuance Board of Directors have through these efforts directed a transformation of Nuance’s business through a series of value-creating actions, including the sale of Nuance’s imaging business in February 2019, the spin-off of Cerence, Nuance’s automotive business, in October 2019, and the sale of Nuance’s Health Information Management Transcription business and its Electronic Health Record Go-Live Services business in March 2021, as well as share repurchases and debt reduction activities. Through these transactions and other strategic initiatives, Nuance has streamlined its portfolio to focus on the healthcare and enterprise AI segments, where the Nuance Board of Directors and management observed accelerated demand for advanced conversational AI and ambient solutions.
In July 2019, a large private equity firm, which we refer to as Party A, contacted senior management of Nuance and requested a meeting to discuss a potential acquisition of Nuance and requested that Nuance provide a form nondisclosure agreement.
Also in July 2019, the chief executive officer of a global technology company, which we refer to as Party B, contacted Mr. Benjamin and expressed interest in meeting to discuss conversational AI technologies, among other topics.
On July 22, 2019, Nuance and Party A signed a nondisclosure agreement. The nondisclosure agreement did not contain a standstill provision.
On August 15, 2019, members of Nuance’s senior management met with representatives of Party A. The meeting consisted of introductions of the Nuance and Party A teams and a high level discussion of Nuance’s business. Party A made no proposal to acquire Nuance at that meeting and no immediate next steps were discussed. The closing price of Nuance common stock on that date was $16.36 per share.
On August 21, 2019, Nuance and Party B amended an existing confidentiality agreement between the parties to, among other matters, extend the expiration date of such agreement. The amended nondisclosure agreement did not contain a standstill provision.
On August 23, 2019, executives of Party B and Nuance, including the chief executive officer of each company, met to explore whether there could be mutually beneficial ways for the two companies to work together, including potentially a strategic partnership or an acquisition of Nuance by Party B. Following this meeting, Party B informed Nuance that it had elected not to proceed with further discussions regarding an acquisition transaction involving Nuance and cited a lack of strategic fit with Party B. The closing price of Nuance common stock on that date was $16.99 per share.
Beginning prior to Mr. Benjamin’s appointment as Chief Executive Officer of Nuance in April 2018 and through October 2019, representatives of Nuance and representatives of Microsoft engaged in discussions regarding a potential commercial partnership whereby Microsoft would become Nuance’s exclusive cloud provider and Nuance and Microsoft would work together to develop and commercialize technology products and services for the healthcare industry, including products that use AI technology.
On October 1, 2019, Nuance completed the spin-off of Cerence that it had announced on November 19, 2018.
On October 9, 2019, Microsoft and Nuance formalized their strategic partnership by entering into a license and collaboration agreement and an amendment to an existing cloud hosting agreement between the parties.
On October 17, 2019, at Party A’s request, representatives of Nuance and Party A spoke by telephone. Party A advised the Nuance representatives that Party A would be interested in exploring an acquisition of Nuance and that it believed it could offer a market-premium to Nuance’s then-current stock price of $15.75 if it could confirm a number of assumptions with respect to Nuance’s business. Following that meeting, Party A provided Nuance with a due diligence request list and proposed work plan that contemplated substantial engagement between the parties through the end of the year.
Following receipt of Party A’s diligence request list and work plan, Nuance considered the risks and benefits of pursuing a transaction with Party A at that time. In considering these matters, senior management noted that Nuance had just completed its spin-off of Cerence and was nearing its first post-spin analyst day, scheduled for

December 10, 2019, which Nuance had planned as a re-launch of the new, streamlined Nuance business. In light of Nuance’s focus on, and the critical importance of, the re-launch of the Nuance business following the Cerence spin-off and subsequent analyst day, the challenges and risks associated with diverting management time from those execution priorities and the uncertainty regarding Party A’s interest, Nuance determined to defer further conversations with Party A.
In late October 2019, representatives of Nuance spoke with representatives of Party A, and informed them that, in light of the recently completed Cerence spin-off and the planned analyst day, Nuance was not prepared to engage in discussions regarding a potential sale transaction at that time.
On December 10, 2019, Nuance hosted its planned analyst day. On that date, the closing price of Nuance common stock was $17.60 per share.
In January 2020, a representative of Evercore reviewed in the ordinary course of business development activities with representatives of a large healthcare services and technology company, which we refer to as Party C, a number of potential acquisition opportunities, one of which was a potential acquisition of Nuance. During the conversation, representatives of Party C expressed interest in scheduling a meeting with Nuance in the upcoming weeks. At the request of Party C, the representative of Evercore discussed the possibility of an introduction to Party C with members of Nuance senior management, who authorized scheduling such a meeting. The meeting was first scheduled for February 13, 2020, then rescheduled to March 30, 2020. On March 24, 2020, the rescheduled meeting was postponed indefinitely due to the developing COVID-19 pandemic and the accompanying volatility in the broader stock market, including a decline in the price of Nuance’s common stock, which had closed at $14.79 per share on March 23, 2020.
On February 25, 2020, during a conversation regarding another company in the ordinary course of business development activities, a representative of a leading cloud technology and e-commerce company, which we refer to as Party D, conveyed to representatives of Evercore Party D’s interest in meeting with the senior leadership of Nuance to explore potential opportunities involving Nuance, ranging from a potential strategic partnership in healthcare to a potential acquisition of Nuance. The representative of Party D characterized their interest as preliminary, and indicated that Party D was seeking the meeting to learn more about Nuance’s healthcare business in light of its own nascent activities in the space. Following that conversation, a representative of Evercore communicated to Nuance senior management Party D’s interest in a meeting with Nuance senior leadership. Representatives of Nuance and Party D scheduled a meeting for April 9, 2020, but subsequently canceled that meeting due to the developing COVID-19 pandemic. Following such cancellation, Party D did not seek to reengage with Nuance and Nuance and Party D did not have further discussions.
On April 22, 2020, Mr. Benjamin and representatives of Party A had a telephone conversation for the purpose of keeping in touch. During that conversation, Party A did not renew its request to meet with Nuance to discussion a potential transaction.
On or around May 14, 2020, a representative of Party C in a conversation with a representative of Evercore, indicated Party C’s desire to reengage in discussions with Nuance. Following that conversation, the representative of Evercore communicated Party C’s interest to Nuance senior management, who scheduled such a meeting.
On June 19, 2020, representatives of Party C met with members of Nuance senior management at Nuance’s offices. At that meeting, Nuance representatives provided a high level overview of Nuance’s Healthcare business based only on publicly available information, and Party C requested a second meeting to review Nuance’s Enterprise business and to address follow up questions relating to the Healthcare business.
On June 26, 2020, at a videoconference meeting of the Nuance Board of Directors, Mr. Benjamin informed the Nuance Board of Directors of the meeting with representatives of Party C. Following extensive discussion, the Nuance Board of Directors instructed Nuance management to hold another in-person meeting with Party C as had been requested by Party C.
On July 9, 2020, representatives of Party C had a phone conversation with Nuance senior executives to discuss Nuance technology.
On July 22, 2020, representatives of Party C met with representatives of Nuance at Nuance’s offices, during which the representatives of Party C and Nuance discussed Nuance’s Enterprise and Healthcare businesses.

On July 27, 2020, a representative of Party C informed a representative of Evercore that Party C was interested in further exploring a potential acquisition of Nuance. A representative of Evercore communicated Party C’s interests to members of Nuance senior management.
On or around September 7, 2020, a senior executive of Party C contacted Mr. Benjamin and conveyed a request from the Chief Executive Officer of Party C for another meeting at Nuance’s offices and a demonstration of Nuance’s Dragon® Ambient eXperience™ product, which we refer to as DAX.
On September 11, 2020, at a videoconference meeting of the Nuance Board of Directors, Mr. Benjamin updated the Nuance Board of Directors on discussions with representatives of Party C. Also at that meeting, a representative of Paul, Weiss, Rifkind, Wharton & Garrison LLP, Nuance’s external legal counsel, which we refer to as Paul Weiss, reviewed with the Nuance Board of Directors the directors’ duties in the context of a potential acquisition offer. Following discussion, the Nuance Board of Directors instructed Mr. Benjamin to have the meeting with the Chief Executive Officer of Party C.
On September 15, 2020, representatives of Nuance’s senior management met with the Chief Executive Officer of Party C and the president of one of Party C’s divisions. At that meeting, Nuance representatives answered questions regarding the business and gave a demonstration of DAX. During the meeting, Mr. Benjamin made clear that he believed Nuance was in a strong position and expressed his view that the market was not overvaluing Nuance’s shares. After such meeting, the representatives of Party C indicated to representatives of Evercore that the recent increase in Nuance’s share price had created valuation challenges for Party C in pursuing an acquisition of Nuance, noting that the price of Nuance common stock had increased from approximately $25.00 per share when Party C began discussions in June 2020 to $32.97 as of close of trading on September 15, 2020. Representatives of Evercore communicated Party C’s views to members of Nuance senior management.
On September 18, 2020, at a videoconference meeting of the Nuance Board of Directors, Mr. Benjamin updated the Nuance Board of Directors on discussions with representatives of Party C. Also at that meeting, the Nuance Board of Directors received an update from Nuance management on Nuance’s stock performance, including Nuance’s 5-year price performance and trading multiples relative to peers.
On September 29, 2020, representatives of Party C informed representatives of Nuance and Evercore that Party C did not wish to pursue a strategic transaction with Nuance at that time or for the foreseeable future, primarily due to Party C’s view on Nuance’s valuation and that any offer at a “market” premium to Nuance would be too dilutive to Party C’s stockholders. They indicated that they could be interested in making an offer in the future if Nuance’s share price were to fall appreciably from where it was then trading, and in the meantime would like to continue to build upon the commercial aspects of the relationship between Nuance and Party C. The closing price of Nuance common stock on that date was $33.07 per share, which was approximately 121.8% higher than the closing price of Nuance common stock on April 23, 2018, the date that Mr. Benjamin became Chief Executive Officer (or approximately 165.0% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off).
On October 2, 2020, at a videoconference meeting of the Nuance Board of Directors, Mr. Benjamin informed the Nuance Board of Directors of Party C’s decision not to pursue a transaction.
On November 11, 2020, a representative of Evercore had, in the ordinary course of business development activities, an introductory conversation with a senior executive at Microsoft. In the course of such conversation, which addressed multiple topics, including Microsoft’s activities in the healthcare sector, the Evercore representative discussed recent developments with respect to Nuance. These discussions were preliminary and based solely on publicly available information, and no valuations involving Nuance were discussed. The representative of Microsoft expressed Microsoft’s strategic interest in Nuance’s healthcare business, especially given the success of the ongoing partnership between the two companies, but noted that Microsoft’s willingness to consider a potential transaction was tempered by the highly people-intensive nature of Nuance’s Health Information Management Transcription business and its Electronic Health Record Go-Live Services business.
On November 18, 2020, in conjunction with its earnings announcement, Nuance announced the sale of its Health Information Management Transcription business and its Electronic Health Record Go-Live Services business, which Nuance had been negotiating over the prior several months.

On November 19, 2020, representatives of Microsoft contacted representatives of Evercore and requested a meeting with Nuance’s management in order to begin evaluating the merits of a potential acquisition of Nuance by Microsoft. During this discussion, the representatives of Microsoft noted that the process would include a series of business and financial due diligence meetings to validate whether Microsoft did indeed want to pursue an acquisition of Nuance. Representatives of Evercore conveyed this request to Mr. Benjamin.
On November 24, 2020, the Nuance Board of Directors held a videoconference meeting at which Mr. Benjamin informed the Nuance Board of Directors of Microsoft’s request for a meeting to explore a potential acquisition. Following discussion, the Nuance Board of Directors authorized a meeting with Microsoft to discuss with Microsoft only publicly available information concerning Nuance.
On December 7, 2020, representatives of Microsoft and representatives of Nuance held an initial meeting at which those present discussed Nuance’s business and the potential benefits of a combination.
On December 18, 2020, representatives of Party C and representatives of Nuance had a telephone discussion focused on potential commercial partnership opportunities between Party C and Nuance. There was no discussion of an acquisition of Nuance by Party C in that conversation.
Following the meeting on December 7, 2020, various representatives of Microsoft had follow-up conversations with representatives of Nuance, in the course of which representatives of Microsoft requested follow-up meetings with Nuance in January to review Nuance’s Healthcare and Enterprise businesses and the potential long-term opportunities for the two companies on a combined basis. Representatives of Microsoft indicated that following such meetings and shortly after Nuance’s next earnings release, Microsoft intended to either make a formal proposal for an acquisition of Nuance or notify Nuance that it did not wish to move forward with making an offer.
On December 22, 2020, at a videoconference meeting of the Nuance Board of Directors, Nuance management updated the Nuance Board of Directors on its discussions with Microsoft. The Nuance Board of Directors authorized Nuance management to schedule the additional meetings that Microsoft had requested.
On January 9, 2021, Microsoft and Nuance executed a nondisclosure agreement. The nondisclosure agreement did not contain a standstill provision.
During January 2021, representatives of Microsoft and Nuance held several virtual due diligence sessions, focused on issues including technology, enterprise, go-to-market, financials and potential synergies.
On February 2, 2021, the Nuance Board of Directors held a videoconference meeting with members of Nuance senior management, as well as representatives of Evercore and Paul Weiss, attending. At the meeting, representatives of Evercore updated the Nuance Board of Directors on the discussions with Microsoft, and members of Nuance management presented to the Nuance Board of Directors financial forecasts for Nuance for the 2021-2025 fiscal years, which are described in more detail in the section entitled “Financial Forecasts.” In anticipation of receiving a proposal from Microsoft, representatives of Evercore presented a preliminary valuation analysis of Nuance. The members of the Nuance Board of Directors, management and the legal and financial advisors also discussed other potential acquirers, including the fact that an acquisition by certain large technology companies that had the financial capability to afford an acquisition of Nuance would present substantially greater regulatory risk than the merger, as well as the risk that Microsoft might decline to provide a proposal or discontinue its discussions with Nuance if it were to become known that Nuance had approached other potential acquirers. At the same meeting, members of Nuance senior management presented an overview of their go-forward business plan, and the opportunities and risks associated with it, including potential disruption from companies with significantly more resources.
On February 15, 2021, in a telephone conversation between representatives of Microsoft and representatives of Nuance, the representatives of Microsoft reaffirmed Microsoft’s interest in Nuance and indicated that an offer would likely be forthcoming during the week of February 22, 2021, following approval of such offer by the Microsoft Board of Directors. During this discussion, the representatives of Microsoft again noted that Microsoft would require its customary confirmatory due diligence process and a co-terminus exclusivity period to complete that process.

On February 28, 2021, representatives of Microsoft and representatives of Nuance had a telephone conversation in which Microsoft indicated that it would be sending an offer letter for an acquisition of all of the outstanding shares of Nuance. During this discussion, representatives of Microsoft noted that Microsoft would require an exclusivity period for Microsoft to complete its confirmatory due diligence prior to entering into a transaction agreement.
Also on February 28, 2021, Microsoft submitted an offer letter containing a nonbinding preliminary expression of interest to acquire all of the outstanding shares of Nuance for a purchase price of $53.50 per share, a 20% premium to the volume-weighted average closing price of Nuance’s stock over the previous five trading days and a 6% premium to Nuance’s 52-week high closing price. The letter noted that the transaction would not be subject to any financing condition or require a vote of Microsoft’s stockholders and requested that Nuance deliver a response to Microsoft no later than March 5, 2021; in addition, the letter did not specify the form of consideration, and was subject to Nuance entering into a period of exclusive negotiations with Microsoft. On February 26, 2021, the last trading day prior to February 28, 2021, the closing price of Nuance common stock was $44.60 per share, which was approximately 199.1% higher than the closing price of Nuance common stock on April 23, 2018, the date that Mr. Benjamin became Chief Executive Officer (or approximately 292.4% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off).
On March 1, 2021, the Nuance Board of Directors held a telephonic meeting, with members of Nuance senior management, as well as representatives of Evercore and Paul Weiss, attending. At the meeting, representatives of Paul Weiss reviewed the directors’ fiduciary duties in connection with a potential acquisition of Nuance. The members of the Nuance Board of Directors, management and the legal and financial advisors then discussed the terms of Microsoft’s offer, including the implied valuation, form of consideration, timetable and Microsoft’s insistence that it would not proceed without exclusivity. The participants discussed the premium represented by Microsoft’s offer, Nuance’s recent share price performance, the development of Nuance’s trading multiples, comparisons of the Microsoft offer to selected measures of Nuance’s intrinsic value and multiples and premiums paid in relevant precedent transactions, among other analyses.
At the March 1, 2021 meeting, the members of the Nuance Board of Directors, management and the legal and financial advisors had an extensive discussion regarding whether Nuance should approach other potential buyers. In the course of these discussions, the participants noted, among other factors, the dramatic rise in Nuance’s share price over the preceding months, the limited number of potential buyers with the financial capacity to exceed the price being offered by Microsoft, the fact that an acquisition by certain large technology companies, including Party D, that had the financial capability to afford an acquisition of Nuance would present significantly greater regulatory risk than the merger, the fact that Party C had stated the previous September (when Nuance’s share price was substantially lower) that Nuance’s high valuation would preclude it from pursuing a transaction and the potential that Microsoft would withdraw its offer if it were to become known that Nuance had approached other potential acquirers, as well as other risks to Nuance in the event of a leak. At the conclusion of the meeting, following extensive discussion, the Nuance Board of Directors instructed the representatives of Evercore to revert to Microsoft and ask it to significantly increase its offer, without specifying a target price or range.
On March 3, 2021, acting on the instruction of the Nuance Board of Directors, representatives of Evercore advised representatives of Goldman Sachs, Microsoft’s financial advisor, that while the Nuance Board of Directors was open to engaging regarding a potential transaction, Microsoft would need to put forward a materially improved offer in order to compel the Nuance Board of Directors to deviate from its compelling standalone path.
On March 4, 2021, at the instruction of Microsoft, representatives of Goldman Sachs informed representatives of Evercore that, while Microsoft remained enthusiastic about a potential transaction, Microsoft was highly sensitive to valuation given the recent significant run-up in Nuance’s share price, was not willing to negotiate against itself and proposed that Nuance make a counteroffer.
On March 4, 2021, the Nuance Board of Directors held a videoconference meeting with members of Nuance senior management. Representatives of Evercore and Paul Weiss were also in attendance. At that meeting, in response to a February 2021 request from the Nuance Board of Directors, Mr. Benjamin reviewed for the Nuance Board of Directors his thoughts regarding the execution and market risks underlying Nuance’s current management plan. Among other topics, Mr. Benjamin addressed the extent to which Nuance’s future successful execution of its plan was already embedded in its share price, the competitive threats to Nuance, particularly from companies with significantly greater resources, and the extent to which Nuance’s balance sheet limited its ability to accelerate its growth organically or inorganically.
Following Mr. Benjamin’s presentation at the March 4, 2021 Board meeting, a representative from Evercore updated the Nuance Board of Directors on the response from Goldman Sachs. The members of the Nuance Board of Directors, management and legal and financial advisors discussed alternatives for responding to Microsoft and comparisons of the Microsoft offer to measures of Nuance’s value. The participants also again discussed the benefits and risks of approaching other potential acquirers. Following extensive discussion, the Nuance Board of Directors instructed the representatives of Evercore to revert to Goldman Sachs with a counteroffer of $62 per share.
On March 5, 2021, acting on the instructions of the Nuance Board of Directors, a representative of Evercore provided feedback to representatives of Goldman Sachs that the Nuance Board of Directors would consider entering into a transaction with Microsoft at a price of $62 per share. On that date, the closing price of Nuance common stock was $42.58 per share, which was approximately 185.6% higher than the closing price of Nuance common stock on April 23, 2018, the date that Mr. Benjamin became Chief Executive Officer (or approximately 261.7% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off).
On March 8, 2021, at the instruction of Microsoft, a representative of Goldman Sachs informed a representative of Evercore that Microsoft needed more time to respond to the counterproposal given ongoing market volatility and restated Microsoft’s sensitivity to valuation given the recent significant run-up in Nuance’s share price.
On March 9, 2021, Microsoft submitted a revised written, nonbinding preliminary expression of interest to Nuance to acquire all of the outstanding shares of Nuance for a purchase price of $54.50 per share, a 30% premium to the volume-weighted average closing price of Nuance’s stock over the previous five trading days and an 8% premium to Nuance’s 52-week high closing price. The letter did not specify the form of consideration, and was subject to Nuance entering into a period of exclusivity with Microsoft.
At the instruction of Nuance, a representative of Evercore and representatives of Goldman Sachs spoke later on March 9, 2021. In that call, at the instruction of Nuance, the Evercore representative expressed disappointment that the offer was not higher.
Later on March 9, 2021, Mr. Benjamin spoke by telephone with a representative of Microsoft. The Microsoft representative expressed Microsoft’s excitement about the proposed transaction and optimism about the potential combined business. The parties did not discuss in detail the proposed purchase price.
The Nuance Board of Directors held a videoconference meeting on March 10, 2021, with representatives of Nuance management, Evercore and Paul Weiss participating. A representative of Evercore reported on the revised Microsoft offer and the discussion with representatives of Goldman Sachs and Mr. Benjamin reported on the discussion with Microsoft. The members of the Nuance Board of Directors, management and advisors then discussed the revised offer and the respective premiums it represented to Nuance’s stock price over various periods and points in time, and relative to Nuance’s revenue and EBITDA multiples, as well as a summary of the revised offer relative to various valuation analyses. The meeting participants engaged in an extensive discussion regarding potential responses to Microsoft’s offer and the potential benefits and risks of each. Following such discussion, the Nuance Board of Directors instructed the representatives of Evercore to revert to Microsoft with a counteroffer of $57.50 per share.
On March 10, 2021, acting on the instructions of the Nuance Board of Directors, a representative of Evercore provided feedback to representatives of Goldman Sachs that the Nuance Board of Directors would consider transacting at a price of $57.50 per share, and asked that Microsoft confirm that the proposal contemplated all cash.
On March 11, 2021, Microsoft submitted a revised written, nonbinding preliminary expression of interest to Nuance to acquire all of the outstanding shares of Nuance for a purchase price of $55.50 per share in cash, a 31.7% premium to the volume-weighted average closing price of Nuance’s stock over the previous five trading days and a 10% premium to Nuance’s 52-week high closing price. In a conversation later that day, a representative of Goldman Sachs characterized that offer as “the final move” to a representative of Evercore and stated that Microsoft’s offer was conditioned on Nuance agreeing to a 30-day exclusivity period to negotiate a transaction and allow Microsoft to complete its due diligence. On that date, the closing price of Nuance common stock was $44.41 per share, which was approximately 197.9% higher than the closing price of Nuance common stock on April 23, 2018, the date that Mr. Benjamin became Chief Executive Officer (or approximately 292.3% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off).
The Nuance Board of Directors held a videoconference meeting on March 11, 2021, with representatives of Nuance management, Evercore and Paul Weiss participating. A representative of Evercore reported on the revised Microsoft offer. The members of the Nuance Board of Directors, management and legal and financial advisors again discussed the financial analyses previously reviewed, the likelihood that Microsoft could be negotiated to a higher price and whether Nuance should grant the requested exclusivity period. Following extensive discussion, the Nuance Board of Directors instructed Evercore to revert to Microsoft with a counteroffer of $56.00 per share, at which price Nuance would agree to the requested exclusivity period.
On March 11, 2021, in accordance with the instructions of the Nuance Board of Directors, a representative of Evercore communicated to a representative of Goldman Sachs that the Nuance Board of Directors would be willing to transact at a price of $56.00 per share and to grant the requested exclusivity period at that price.
On March 12, 2021, acting on the instructions of Microsoft, Goldman Sachs submitted to Evercore a revised written, nonbinding preliminary expression of interest for Microsoft to acquire all of the outstanding shares of Nuance for a purchase price of $56.00 per share, a 32.6% premium to the volume-weighted average closing price of Nuance’s stock over the previous five trading days and an 11% premium to Nuance’s 52- week high closing price, and indicated that Microsoft was not willing to proceed in further discussions unless exclusivity was granted. Microsoft also provided Nuance with a draft exclusivity agreement, providing for a period of exclusivity ending on April 12, 2021. At the time of the offer, the prior closing price of Nuance common stock was $44.41 per share, which was approximately 197.9% higher than the closing price of Nuance common stock on April 23, 2018, the date that Mr. Benjamin became Chief Executive Officer (or approximately 292.3% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off).
Over the course of March 12, 2021, representatives of Paul Weiss and representatives of Simpson Thacher & Bartlett LLP, Microsoft’s external legal counsel, which we refer to as Simpson Thacher, negotiated the terms of the exclusivity agreement. Later that day, Microsoft and Nuance executed the exclusivity agreement, pursuant to which Nuance agreed to work with Microsoft on an exclusive basis through April 12, 2021 to pursue the potential transaction.
On March 13, 2021, Microsoft provided Nuance with a preliminary due diligence request list. Over the following weeks, until the execution of the merger agreement, representatives of Microsoft, Nuance and their respective advisors communicated frequently with respect to outstanding diligence material requests and questions.
On March 22, 2021, Simpson Thacher, on behalf of Microsoft, sent an initial draft of the merger agreement to Paul Weiss. The agreement provided for, among other terms, a termination fee that would have equaled approximately $734 million based on transaction equity value, which would be payable by Nuance under certain circumstances, including if Nuance terminated the merger agreement in order to accept a superior proposal.
On March 30, 2021, Paul Weiss, on behalf of Nuance, sent a markup of the draft merger agreement to Simpson Thacher. The Paul Weiss markup, among other changes, included a termination fee that would have equaled approximately $392 million based on transaction equity value and numerous revisions to the terms of merger agreement that would preserve closing certainty, including an enhanced obligation by Microsoft to take actions necessary to obtain required regulatory clearances.
On March 30, 2021, a representative from Simpson Thacher advised a representative from Paul Weiss that the continued employment following closing of Mr. Benjamin and of Dan Tempesta, Executive Vice President and Chief Financial Officer of Nuance, was essential to Microsoft’s willingness to proceed with the transaction, that Microsoft would not consider entering into a transaction with Nuance if Messrs. Benjamin and Tempesta did not agree to continue their employment with Nuance following the closing of the transaction (which would include Messrs. Benjamin and Tempesta waiving certain contractual rights under their respective employment agreements) and that Messrs. Benjamin and Tempesta should consider retaining counsel to represent themselves in connection with a forthcoming proposal by Microsoft for Messrs. Benjamin and Tempesta to waive certain rights in connection with their existing employment agreements.

On March 31, 2021, Nuance entered into an engagement letter with Evercore for the provision of financial advisory services with respect to strategic and financial alternatives. Nuance selected Evercore to act as its financial advisor based on Evercore’s qualifications, expertise, reputation and knowledge of the business of Nuance and the industry in which it operates.
On April 2, 2021, Simpson Thacher, on behalf of Microsoft, sent a markup of the merger agreement to Paul Weiss. The Simpson Thacher markup, among other changes, provided for a termination fee that would have equaled approximately $636 million based on transaction equity value.
On April 5, 2021, representatives of Paul Weiss and Simpson Thacher held a videoconference in which they discussed outstanding open issues in the merger agreement. Later that day, Paul Weiss, on behalf of Nuance, sent a markup of the Merger Agreement to Simpson Thacher which, among other terms, provided for a termination fee that would have equaled approximately $431 million based on transaction equity value.
Also on April 5, 2021, after having been informed by a representative of Paul Weiss that they believed that there was a clear path to resolving all remaining issues under the Merger Agreement, the Nuance Board of Directors granted approval for Messrs. Benjamin and Tempesta to engage in discussions with Microsoft regarding their respective employment agreements for the period following the closing of the merger. Between April 6 and April 11, 2021, a representative of Simpson Thacher, on behalf of Microsoft, presented draft retention letters to each of Messrs. Benjamin and Tempesta and legal counsel to Messrs. Benjamin and Tempesta negotiated with representatives of Simpson Thacher regarding the terms of each of Mr. Benjamin’s and Mr. Tempesta’s continued employment following closing. During such discussions, the representatives of Simpson Thacher reiterated that Mr. Benjamin’s and Mr. Tempesta’s continued employment following closing was essential to Microsoft’s willingness to proceed with the transaction, and that Microsoft would not consider entering into a transaction with Nuance if Messrs. Benjamin and Tempesta did not agree to continue their employment with Nuance following the closing of the transaction (which would include Messrs. Benjamin and Tempesta waiving certain contractual rights under their respective employment agreements).
Between April 5, 2021 and April 9, 2021, representatives of Paul Weiss, representatives of Simpson Thacher and members of management of each of Nuance and Microsoft and representatives of their respective financial advisors had multiple conversations to resolve outstanding issues under the merger agreement and ancillary agreements and exchanged multiple drafts of those agreements. As part of those discussions, on April 9, 2021, Microsoft and Nuance agreed to set the termination fee at $515 million. On April 9, 2021, the Nuance Board of Directors held a videoconference meeting, with representatives of Nuance management, Evercore and Paul Weiss participating. Representatives of Evercore made a presentation to the directors that reviewed the terms of the transaction, the premium to various benchmarks and multiples implied by the proposed $56.00 per share price, as well as a summary of the revised offer relative to various valuation analyses. Also at this meeting, Evercore reviewed with the Nuance Board of Directors its financial analysis of the merger consideration and delivered to the Nuance Board of Directors its opinion, which was subsequently confirmed by delivery of a written opinion dated April 9, 2021, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the merger consideration of $56.00 per share to be received by the holders of shares of Nuance common stock in the merger was fair, from a financial point of view, to such holders. For more information about Evercore’s opinion, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Evercore.” A representative of Paul Weiss then made a presentation to the Nuance Board of Directors that reviewed the fiduciary duties of directors as previously discussed, and then reviewed the proposed terms of the merger agreement, including the conditions to closing, each party’s termination rights, the ability of the Nuance Board of Directors to respond to unsolicited acquisition proposals, Microsoft’s obligations with respect to obtaining regulatory clearances and the provisions of the merger agreement relating to employee benefits, incentive equity and bonus payments and related matters. A representative of Paul Weiss explained the circumstances under which Nuance could be required to pay a termination fee and the fact that the termination fee as negotiated was at the low end of the range of termination fees for comparable transactions. A representative of Paul Weiss reported on the retention letters presented to Messrs. Benjamin and Tempesta. After extensive discussion, the Nuance Board of Directors (i) determined that it was advisable and in the best interests of Nuance and its stockholders for Nuance to enter into the merger agreement; (ii) approved the execution, delivery and performance of the merger agreement; (iii) resolved to recommend that the stockholders of Nuance vote in favor of the adoption of the merger agreement; and (iv) resolved to submit the merger agreement to Nuance’s stockholders for adoption at the special meeting.

Over April 10, 2021 and April 11, 2021, representatives of Simpson Thacher and Paul Weiss spoke on numerous occasions to finalize the terms of ancillary documents and prepare for execution of the merger agreement. At the same time, counsel to Messrs. Benjamin and Tempesta finalized the terms of the retention letter agreements with Microsoft, which are described below under “Interests of Directors and Executive Officers in the Merger.”
On April 11, 2021, the merger agreement was executed and delivered by the parties.
On April 12, 2021, Nuance and Microsoft issued a joint press release announcing the execution of the merger agreement.
Recommendation of Our Board of Directors and Reasons for the Merger
Recommendation of the Nuance Board of Directors to Adopt the Merger Agreement, thereby Approving the Transactions Contemplated by the Merger Agreement.
On April 9, 2021, the Nuance Board of Directors, after considering various factors described below, and after consultation with independent legal and financial advisors, unanimously (i) determined that it is in the best interests of Nuance and its stockholders to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth therein and declared the merger agreement advisable; (ii) approved the execution and delivery of the merger agreement by Nuance, the performance by Nuance of its covenants and other obligations thereunder, and the consummation of the merger upon the terms and conditions set forth therein; (iii) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of Nuance and (iv) resolved to recommend that Nuance stockholders vote in favor of adoption of the merger agreement in accordance with the DGCL.
The Nuance Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, thereby approving the transactions contemplated by the merger agreement, including the merger.
Reasons for the Merger
In recommending that Nuance’s stockholders vote in favor of the merger proposal, the Nuance Board of Directors considered a number of potentially positive factors, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):
•
Premium to Market Price. The fact that the merger consideration of $56.00 per share in cash to be received by the holders of shares of Nuance common stock in the merger represents a significant premium over the market price at which shares of Nuance common stock traded prior to the announcement of the execution of the merger agreement, including the fact that the merger consideration represents a premium of:

•
approximately 275.6% over the closing stock price on April 23, 2018, the date that Mr. Benjamin became Chief Executive Officer of Nuance (or approximately 353.3% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off);

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approximately 277.7% over the closing stock price on October 2, 2019, the date after the date that Nuance completed the Cerence spin-off (or approximately 303.7% higher if including the value of the Cerence shares received by Nuance stockholders in the Cerence spin-off);

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approximately 96.3% over the volume-weighted average closing price of Nuance common stock for the period beginning October 2, 2019, the date after the date that Nuance completed the Cerence spin-off, and ended April 8, 2021;

•	approximately 66.0% over the volume-weighted average closing stock price of shares of Nuance common stock for the one-year period ended April 8, 2021;
•	approximately 23.8% over the closing stock price of Nuance common stock on April 8, 2021, the last trading day prior to the approval of the transaction;
•	approximately 28.6% over the volume-weighted average closing stock price of shares of Nuance common stock during the 30 days ended April 8, 2021; and
•	approximately 10.9% over the highest closing stock price of shares of Nuance common stock during the 52-week period ended April 8, 2021.

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Form of Consideration. The fact that the proposed merger consideration is all cash, which provides stockholders certainty of value and liquidity for their shares of Nuance common stock following a period of dramatic growth in Nuance’s stock price while eliminating long term business and execution risks.

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Opinion of Evercore Group L.L.C. The delivery of the opinion of Evercore, dated April 9, 2021, to the Nuance Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion and based upon and subject to the various qualifications and assumptions set forth therein, of the merger consideration to the holders of Nuance common stock, as more fully described below in the section entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of Nuance’s Financial Advisor — Opinion of Evercore Group, L.L.C.” beginning on page 39.

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Fair Value. The belief of the Nuance Board of Directors that the merger represents fair value for the shares of Nuance common stock, taking into account the Nuance Board of Directors’ familiarity with Nuance’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as Nuance’s future business plan and potential long-term value.

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Loss of Opportunity. The possibility that, if the Nuance Board of Directors declined to adopt the merger agreement, there may not be another opportunity for Nuance’s stockholders to receive a comparably priced transaction with a comparable level of closing certainty.

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Risks Inherent in Nuance’s Business Plan. Nuance’s short-term and long-term financial projections and the perceived challenges and risks associated with Nuance’s ability to meet such projections, including the competitive threats facing Nuance, particularly from companies with significantly more resources, as well as the risks and uncertainties described in the “risk factors” and “forward looking statements” sections of Nuance’s disclosures filed with the SEC, including the fact that Nuance’s actual financial results in future periods could differ materially and adversely from the projected results.

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Arm’s-Length Negotiations. The fact that the Nuance Board of Directors and Nuance’s senior management, in coordination with Nuance’s outside legal and financial advisors, vigorously negotiated on an arm’s-length basis with Microsoft with respect to price and other terms and conditions of the merger agreement, including obtaining a price increase by Microsoft from its initial price of $53.50 per share to a price of $56.00 per share as well as the stated position of Microsoft that the agreed price was the highest price per share to which Microsoft was willing to agree. In addition, the Nuance Board of Directors considered the fact that, as to matters related to retention arrangements for key executives, such retention arrangements were not discussed with Microsoft until after Microsoft increased its price per share to a price of $56.00 per share and substantially all terms of the merger agreement were agreed.

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Other Strategic Alternatives. The belief of the Nuance Board of Directors, following multiple years of reviews of strategy alternatives and transformative transactions, and considering the remaining strategic alternatives reasonably available to Nuance (including continuing to operate on a stand-alone basis), in each case taking into account the potential benefits, risks and uncertainties associated with those alternatives, that the merger represents Nuance’s best reasonably available prospect for maximizing the value to Nuance’s stockholders.

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Board Review of Transaction. The fact that the Nuance Board of Directors met, along with Nuance’s financial and legal advisors, to evaluate and discuss the material terms and conditions of, and other matters related to, the merger, in person and telephonically eight times between November 19, 2020, the date that representatives of Microsoft requested a meeting with Nuance’s management to begin evaluating the merits of a potential acquisition, and April 11, 2021, the date the merger agreement was signed, and the fact that, during the prior September (when Nuance’s share price was substantially lower), Party C had stated that Nuance’s high valuation would preclude Party C from pursuing a transaction with Nuance.

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Terms of the Merger Agreement. The belief of the Nuance Board of Directors that the provisions of the merger agreement, including the respective representations, warranties and covenants and termination rights of the parties and termination fees payable by Nuance, are reasonable and customary. The Nuance Board of Directors also believed that the terms of the merger agreement include the most favorable terms reasonably attainable from Microsoft.

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Conditions to the Consummation of the Merger; Likelihood of Closing. The fact that the Nuance Board of Directors considered the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement in light of the conditions in the merger agreement to the obligations of Microsoft, as well as Nuance’s ability to seek specific performance to prevent breaches of the merger agreement, including to cause the merger to be consummated if all of the conditions to Microsoft’s obligations to effect the merger closing have been satisfied or waived.

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Regulatory Approvals. The fact that the merger agreement requires that Microsoft use its reasonable best efforts to take certain actions necessary to obtain regulatory clearance and satisfy the regulatory conditions, including the fact that Microsoft agreed to accept potential remedies in order to obtain regulatory approval, including Microsoft’s commitment to divest or take other actions with respect to businesses or assets of Nuance, unless such additional remedies would reasonably be expected to result in a material adverse effect on Nuance and its subsidiaries, and Microsoft’s commitment to divest or take other actions with respect to businesses or assets of Microsoft, unless such additional remedies would reasonably be expected to have a material impact on the benefits expected to be derived from the merger by Microsoft or have more than an immaterial impact on any business or product line of Microsoft and its subsidiaries. For a more complete description of Microsoft’s obligations to obtain required regulatory approvals, see the section below entitled “Terms of the Merger Agreement — Efforts to Close the Merger” beginning on page 72. The merger agreement also provides an appropriate “termination date” by which time it is reasonable to expect that the regulatory conditions are likely to be satisfied. For a more complete description of the termination date, see the section below entitled “Terms of the Merger Agreement — Termination of the Merger Agreement” beginning on page 74.

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No Financing Condition. The fact that Microsoft’s representations contained in the merger agreement include a representation that Microsoft will have all available funds necessary for the payment of the aggregate merger consideration and the fact that the merger is not subject to a financing condition.

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Ability to Respond to Certain Unsolicited Takeover Proposals. The fact that, while the merger agreement prohibits Nuance from actively soliciting competing bids to acquire it, the Nuance Board of Directors has rights, under certain circumstances, to engage in discussions with, and provide information to, third parties submitting written unsolicited takeover proposals and to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Nuance Board of Directors determines to be a superior proposal, provided that Nuance pays a $515,000,000 termination fee. The Nuance Board of Directors further considered that the timing of the merger would provide ample opportunity for such third parties to submit proposals.

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Change of Recommendation. The fact that the Nuance Board of Directors has the right to make an adverse recommendation change to Nuance stockholders if a superior proposal is available or an intervening event has occurred, provided that Nuance pays a $515,000,000 termination fee if Microsoft terminates the merger agreement.

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Termination Fee. The belief of the Nuance Board of Directors that the termination fee of $515,000,000 is reasonable in amount, at the low end of the range of termination fees for comparable transactions and will not unduly deter any other party that might be interested in acquiring Nuance.

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Retention of Key Employees. The belief of the Nuance Board of Directors that a retention plan for certain employees of Nuance that Nuance would be permitted to implement in connection with the merger would help assure the continuity of management, and increase the likelihood of the successful operation of Nuance during the period prior to closing.

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Appraisal Rights. The availability of appraisal rights with respect to the merger for Nuance stockholders who properly exercise their rights under the DGCL, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares at the completion of the merger.

•	Recommendation of Senior Management. The recommendation of Nuance’s senior management in favor of the merger.

The Nuance Board of Directors also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including, but not limited to, the following (not necessarily in order of relative importance):
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No Stockholder Participation in Future Growth or Earnings. The fact that Nuance’s stockholders will lose the opportunity to realize additional potential long-term value through Nuance’s successful execution as an independent public company.

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Impact of Announcement on Nuance. The fact that the announcement and pendency of the merger, or the failure to complete the merger, may result in significant costs to Nuance and cause substantial harm to Nuance’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel) and its customers, partners, providers and suppliers, particularly in the event that the merger is not consummated.

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Diversion of Management Attention. The substantial time and effort of management required to consummate the merger, which could disrupt Nuance’s business operations and may divert employees’ attention away from Nuance’s day-to-day operations, and the impact of such efforts on Nuance’s business in the event that the merger is not consummated.

•	Tax Treatment. The fact that the all-cash transaction would be taxable to holders of Nuance common stock for U.S. federal income tax purposes.
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Closing Certainty. The fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, including approval by the holders of Nuance common stock and the approval of certain regulatory authorities.

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Pre-Closing Covenants. The restrictions on Nuance’s conduct of business prior to completion of the merger contained in the merger agreement, which could delay or prevent Nuance from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the merger without Microsoft’s consent, and the impact of such delay or loss of business opportunities on Nuance’s business in the event that the merger is not consummated.

•	No Solicitation. The restrictions in the merger agreement on Nuance’s ability to actively solicit competing bids to acquire it.
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Termination Fee. The fact that a termination fee of $515,000,000 could become payable to Microsoft under specified circumstances, including upon the termination of the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal.

•	No Reverse Termination Fee. The fact that if the merger is not completed as a result of regulatory impediments, Microsoft will not be obligated to pay any “reverse termination fee” to Nuance.
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Loss of Key Personnel. The risk that, despite retention efforts prior to consummation of the merger, Nuance may lose personnel, and the impact of such losses in the event that the merger is not consummated.

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Timing of Closing. The amount of time it could take from the date of its deliberations and the special meeting to complete the transactions, including the fact that an extended period of time may exacerbate the impact of other risks considered by the Nuance Board of Directors described herein.

After taking into account all of the factors set forth above, as well as others, the Nuance Board of Directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to Nuance’s stockholders.
The foregoing discussion of factors considered by the Nuance Board of Directors is not intended to be exhaustive, but summarizes the material factors considered by the Nuance Board of Directors. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the merger, the Nuance Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Nuance Board of Directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The Nuance Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Nuance Board of Directors based their recommendations on the totality of the information presented, including thorough discussions with, and questioning of, Nuance’s senior management and the Nuance Board of Directors’ financial advisors and outside legal counsel. It should be noted that this explanation of the reasoning of the Nuance Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Forward-Looking Statements” beginning on page 20.
Opinion of Nuance’s Financial Advisor
Opinion of Evercore Group L.L.C.
Overview
Nuance retained Evercore to act as its financial advisor in connection with the merger. As part of this engagement, Nuance requested that Evercore evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of Nuance common stock. At a meeting of the Nuance Board of Directors held on April 9, 2021, Evercore rendered to the Nuance Board of Directors its opinion to the effect that, as of April 9, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the merger consideration of $56.00 per share to be received by the holders of Nuance common stock in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated April 9, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Nuance encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Nuance Board of Directors (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the Nuance Board of Directors or to any other persons in respect of the merger, including as to how any holder of shares of Nuance common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Nuance, nor does it address the underlying business decision of Nuance to engage in the merger.
In connection with rendering its opinion Evercore, among other things:
(i)	reviewed certain publicly available business and financial information relating to Nuance that Evercore deemed to be relevant, including publicly available research analysts’ estimates;
(ii)
reviewed certain internal projected financial data relating to Nuance prepared and furnished to Evercore by management of Nuance, as approved for Evercore’s use by Nuance, which we refer to as the Nuance Forecasts, which are described in more detail in the section entitled “Financial Forecasts”;

(iii)	discussed with management of Nuance their assessment of the past and current operations of Nuance, the current financial condition and prospects of Nuance, and the Nuance Forecasts;
(iv)	reviewed the reported prices and the historical trading activity of Nuance common stock;
(v)	compared the financial performance of Nuance and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;
(vi)
compared the financial performance of Nuance and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated April 8, 2021, of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Nuance Board of Directors on April 9, 2021, in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before April 8, 2021 (the last trading date prior to the rendering of Evercore’s opinion to the Nuance Board of Directors), and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Nuance. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Financial Analyses
Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of Nuance to corresponding financial multiples and ratios for the following selected publicly traded companies in the vertical software industry, which we refer to as the vertical software companies, and the healthcare technology and enterprise call center technology industry, which we refer to as the HC & ENT companies, and together with the vertical software companies, as the selected companies:
Vertical Software Companies
•	Veeva Systems Inc.
•	Teladoc Health, Inc.
•	SS&C Technologies Holdings, Inc.
•	Tyler Technologies, Inc.
•	PTC Inc.
•	Aspen Technology, Inc.
•	CDK Global, Inc.
•	Guidewire Software, Inc.
•	Q2 Holdings, Inc.
•	AppFolio, Inc.
•	Cerence Inc.
•	Blackbaud, Inc.
•	American Well Corporation
•	2U, Inc.
•	Phreesia, Inc.
•	Health Catalyst, Inc.

Healthcare Technology & Enterprise Call Center Technology Companies
Healthcare Technology:
•	Veeva Systems Inc.
•	Teladoc Health, Inc.
•	Cerner Corporation
•	R1 RCM Inc.
•	Omnicell, Inc.
•	Premier, Inc.
•	American Well Corporation
•	Phreesia, Inc.
•	Health Catalyst, Inc.
•	Allscripts Healthcare Solutions, Inc.
•	NextGen Healthcare, Inc.
•	Vocera Communications, Inc.
•	HealthStream, Inc.
Enterprise Call Center Technology:
•	NICE Ltd.
•	Pegasystems Inc.
•	Medallia, Inc.
•	LivePerson, Inc.
•	Verint Systems Inc.
•	eGain Corporation
For each of the selected companies, Evercore calculated (i) total enterprise value (defined as equity market capitalization plus total debt (assuming conversion of convertible debt if in the money), plus preferred equity and non-controlling interest, less cash and cash equivalents) as a multiple of estimated revenue for the 2021 calendar year, which we refer to as TEV / CY21E Revenue, (ii) total enterprise value as a multiple of estimated earnings before interest, taxes, depreciation, amortization before stock-based compensation expense, and certain non-recurring items, which we refer to as Adjusted EBITDA (which, with respect to Nuance, excludes restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations), for the 2021 calendar year, which we refer to as 2021E Adjusted EBITDA, which multiple we refer to as TEV / CY21E Adjusted EBITDA, and (iii) market value of equity (defined as equity market capitalization) as a multiple of levered, after-tax free cash flows, which we refer to as LFCF, defined as cash flow from operations less capital expenditures, which we refer to as MEV / CY21E LFCF, in each case, based on closing share prices as of April 8, 2021. For purposes of calculating such multiples with respect to the HC & ENT companies, Evercore assigned a weight of 60% to such healthcare technology companies and a weight of 40% to such enterprise call center technology companies based on its professional judgment and experience. Estimated financial data of the selected companies were based on publicly available filings and research analysts’ estimates.

This analysis indicated the following:
Benchmark	Mean	Median
Vertical Software
TEV / CY21E Revenue	11.4x	11.5x
TEV / CY21E Adjusted EBITDA	33.0x	30.0x
MEV / CY21E LFCF	38.1x	43.7x
Healthcare Technology & Enterprise Call Center Technology
TEV / CY21E Revenue	7.8x	6.8x
TEV / CY21E Adjusted EBITDA	22.1x	18.6x
MEV / CY21E LFCF	34.3x	28.7x
Based on the multiples it derived for the vertical software companies and based on its professional judgment and experience, Evercore (i) selected a reference range of enterprise value / revenue multiples of 11.0x – 13.0x and applied this range of multiples to Nuance’s estimated revenue in calendar year 2021 based on the Nuance Forecasts, (ii) selected a reference range of enterprise value / Adjusted EBITDA multiples of 30.0x – 40.0x and applied this range of multiples to (a) Nuance’s 2021E Adjusted EBITDA based on the Nuance Forecasts and (b) Nuance’s 2021E Adjusted EBITDA (as reduced by the Short Term Incentive Plan expenses, which we refer to as STIP) based on the Nuance Forecasts, and (iii) selected a reference range of equity value / LFCF multiples of 40.0x – 50.0x and applied this range of multiples to (a) Nuance’s estimated LFCF in calendar year 2021 based on the Nuance Forecasts and (b) Nuance’s estimated LFCF (as reduced by STIP) in calendar year 2021 based on the Nuance Forecasts. Based on this range of implied equity value or enterprise value, as applicable, Nuance’s estimated total debt less cash and cash equivalents (assuming conversion of Nuance’s convertible debt), which we refer to as “net debt,” as of December 31, 2020, and the number of fully diluted shares of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock as indicated below, as compared to the merger consideration of $56.00 per share of Nuance common stock.
Reference Range	Implied Equity Value Per Share of Nuance Common Stock
11.0x - 13.0x CY 2021 Revenue	$44.59 to $52.76
30.0x - 40.0x CY 2021 Adj. EBITDA	$36.83 to $49.23
30.0x - 40.0x CY 2021 Adj. EBITDA (reduced by STIP)	$31.70 to $42.39
40.0x - 50.0x CY 2021 LFCF	$33.83 to $42.29
40.0x - 50.0x CY 2021 LFCF (reduced by STIP)	$27.92 to $34.90
In addition, based on the multiples it derived for the HC & ENT companies and based on its professional judgment and experience, Evercore (i) selected a reference range of enterprise value / revenue multiples of 8.0x – 11.0x and applied this range of multiples to Nuance’s estimated revenue in calendar year 2021 based on the Nuance Forecasts, (ii) selected a reference range of enterprise value / Adjusted EBITDA multiples of 20.0x – 30.0x and applied this range of multiples to (a) Nuance’s 2021E Adjusted EBITDA based on the Nuance Forecasts and (b) Nuance’s 2021E Adjusted EBITDA (as reduced by STIP) based on the Nuance Forecasts and (iii) selected a reference range of equity value / LFCF multiples of 30.0x – 40.0x and applied this range of multiples to (a) Nuance’s estimated LFCF in calendar year 2021 based on the Nuance Forecasts and (b) Nuance’s estimated LFCF (as reduced by STIP) in calendar year 2021 based on the Nuance Forecasts. Based on this range of implied equity value or enterprise value, as applicable, Nuance’s estimated net debt as of December 31, 2020, and the number of fully diluted shares of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock as indicated below, as compared to the merger consideration of $56.00 per share of Nuance common stock.
Reference Range	Implied Equity Value Per Share of Nuance Common Stock
8.0x - 11.0x CY 2021 Revenue	$32.33 to $44.59
20.0x - 30.0x CY 2021 Adj. EBITDA	$24.43 to $36.83
20.0x - 30.0x CY 2021 Adj. EBITDA (reduced by STIP)	$20.74 to $31.70
30.0x - 40.0x CY 2021 LFCF	$25.37 to $33.83
30.0x - 40.0x CY 2021 LFCF (reduced by STIP)	$22.77 to $27.92

Although none of the selected companies is directly comparable to Nuance, Evercore selected these companies because they are publicly traded companies that Evercore, in its professional judgment and experience, considered generally relevant to Nuance for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of Nuance to calculate the estimated present value of the standalone unlevered free cash flow, defined as Adjusted EBITDA minus the expense of stock-based compensation, minus taxes, minus changes in net working capital and capital expenditures, that Nuance was forecasted to generate during the second half of Nuance’s fiscal year 2021 and Nuance’s fiscal years 2022 through 2025 based on the Nuance Forecasts. Evercore calculated terminal values for Nuance by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered free cash flow that Nuance was forecasted to generate based on the Nuance Forecasts. The cash flows and terminal values in each case were then discounted to present value as of March 31, 2021, using discount rates ranging from 8.0% to 9.0%, which were based on an estimate of Nuance’s weighted average cost of capital based on Evercore’s professional judgment and experience. Based on this range of implied enterprise values, Nuance’s estimated net debt as of December 31, 2020, and the number of fully diluted shares of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $29.23 to $48.14, compared to the merger consideration of $56.00 per share of Nuance common stock.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Sum-of-the-Parts Discounted Cash Flow Analysis
Evercore performed a discounted sum-of-the-parts (SOTP) cash flow analysis of Nuance to calculate the estimated present value of the unlevered free cash flow that Nuance was forecasted to generate during the second half of Nuance’s fiscal year 2021 and Nuance’s fiscal years 2022 through 2025 based on the Nuance Forecasts. Evercore calculated terminal values for Nuance (excluding the Nuance Dragon Ambient eXperience, which we refer to as DAX) by applying perpetuity growth rates of 3.5% to 4.5%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered free cash flow that Nuance was forecasted to generate based on the Nuance Forecasts. The cash flows and terminal values in each case were then discounted to present value as of March 31, 2021, using discount rates ranging from 8.0% to 9.0%, which were based on an estimate of Nuance’s weighted average cost of capital. Evercore also calculated terminal values for DAX by applying a revenue multiple of 15.0x – 20.0x, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered free cash flow that DAX was forecasted to generate based on the Nuance Forecasts. The cash flows and terminal values in each case were then discounted to present value as of March 31, 2021, using discount rates ranging from 17.5% to 22.5%, which were based on an estimate of the weighted average cost of capital for Nuance in relation to DAX based on Evercore’s professional judgment and experience. Based on this range of implied aggregate enterprise values, Nuance’s estimated net debt as of December 31, 2020, and the number of fully diluted shares of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $33.34 to $52.10, compared to the merger consideration of $56.00 per share of Nuance common stock.

Last 52-Week Trading Range
Evercore reviewed historical trading prices of shares of Nuance common stock during the 12-month period ended April 8, 2021, noting that the low and high closing prices during such period ranged from $16.99 to $50.51 per share of Nuance common stock, respectively.
Equity Research Analyst Price Targets
Evercore reviewed public market trading price targets for the shares of Nuance common stock prepared and published by equity research analysts that were publicly available as of April 8, 2021, the last trading date prior to the rendering of Evercore’s opinion to the Nuance Board of Directors. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Nuance common stock at the time the price target was published. As of April 8, 2021, the range of selected equity research analyst price targets per share of Nuance common stock was $45.00 to $65.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Nuance common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Nuance and future general industry and market conditions.
Selected HC & ENT Transactions Analysis
Evercore reviewed financial information related to selected transactions involving target companies in the healthcare technology and enterprise call center technology industry announced since, in the case of healthcare technology transactions, 2018, and in the case of enterprise call center technology transactions, 2011, which we refer to as the HC & ENT selected transactions.
For each healthcare technology selected transaction, Evercore calculated the announced transaction value or, if unavailable, the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and non-controlling interest, less cash and cash equivalents), as a multiple of the last 12-month revenue, which we refer to as LTM Revenue, if available, for the target company at the time of the announcement of the applicable transaction (or where last 12-month revenue information was not publicly available, as a multiple of the most recent calendar year revenue). Estimated financial data of the healthcare technology selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:
Benchmark	Mean	Median
TEV / LTM Revenue	9.7x	7.5x
For each enterprise call center technology selected transaction, Evercore calculated the announced transaction value or, if unavailable, the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and non-controlling interest, less cash and cash equivalents), as a multiple of the LTM Revenue, if available, for the target company at the time of the announcement of the applicable transaction (or where last 12-month revenue information was not publicly available, as a multiple of the most recent calendar year revenue). Estimated financial data of the enterprise call center technology selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:
Benchmark	Mean	Median
TEV / LTM Revenue	3.3x	2.8x
Based on the multiples it derived from the HC & ENT selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 6.0x to 8.0x and applied this range of multiples to Nuance’s LTM Revenue as of March 31, 2021 based on the financial results for Nuance provided by Nuance’s management. Based on this range of implied enterprise values,

Nuance’s estimated net debt as of December 31, 2020, and the number of fully diluted shares of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $22.43 to $30.21, compared to the merger consideration of $56.00 per share of Nuance common stock.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Nuance and none of the selected transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Nuance for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Selected Vertical Software Transactions Analysis
Evercore reviewed financial information related to selected transactions involving target companies in the vertical software industry announced since 2017, which we refer to as the vertical software selected transactions. The vertical software selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:
For each vertical software selected transaction, Evercore calculated the announced transaction value, or if unavailable, the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and non-controlling interest, less cash and cash equivalents), as a multiple of the LTM Revenue, if available, for the target company at the time of the announcement of the applicable transaction (or where last 12-month revenue information was not publicly available, as a multiple of the most recent calendar year revenue). Estimated financial data of the vertical software selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:
Benchmark	Mean	Median
TEV / LTM Revenue	8.9x	8.8x
Based on the multiples it derived from the vertical software selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 9.0x to 10.0x and applied this range of multiples to Nuance’s LTM Revenue as of March 31, 2021 based on the financial results for Nuance provided by Nuance’s management. Based on this range of implied enterprise values, Nuance’s estimated net debt as of December 31, 2020, and the number of fully diluted shares of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $34.03 to $37.86, compared to the merger consideration of $56.00 per share of Nuance common stock.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Nuance and none of the selected transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Nuance for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed 80 transactions and announced bids for control of U.S. public targets with an aggregate transaction value greater than $10 billion announced from January 1, 2010 to April 1, 2021. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day, one week and four weeks prior to announcement of each transaction.
This analysis indicated the following:
	1 Day Prior	4 Weeks Prior	52-Week High
Median	23.3%	33.9%	4.2%
Mean	28.7%	40.0%	7.7%
Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 20.0% to 40.0% to the closing price per share of Nuance common stock of $45.22 as of April 8, 2021 (the last trading date prior to the rendering of Evercore’s opinion to the Nuance Board of Directors) and $44.21 as of March 11, 2021 (last trading day prior to receipt of the offer of $56.00 per share of Nuance common stock), and applied a premium range of 0.0% to 15.0% to the closing price per share of Nuance common stock of $50.51 as of February 8, 2021 (the 52-Week High). This analysis indicated a range of implied equity values per share of Nuance common stock of $54.26 to $63.31, $53.29 to $62.17, and $50.51 to $58.09, compared to the merger consideration of $56.00 per share of Nuance common stock.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Nuance Board of Directors. In connection with the review of the merger by the Nuance Board of Directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Nuance common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Nuance Board of Directors as to the fairness, from a financial point of view, of the merger consideration to the holders of shares of Nuance common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Nuance Board of Directors (in its capacity as such) in connection with its evaluation of the proposed merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Nuance Board of Directors or Nuance’s management or that any specific amount of consideration constituted the only appropriate consideration in the merger for the holders of Nuance common stock.
Pursuant to the terms of Evercore’s engagement letter with Nuance, Nuance has agreed to pay Evercore a fee for its services that is estimated as of the date of the Merger Agreement to be approximately $70 million, of which $7 million was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the merger. Nuance has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to Nuance and received fees for the rendering of these services in the amount of approximately $1.4 million. During the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Parent and Evercore has not received any compensation from Parent during such period. Evercore may provide financial advisory or other services to Nuance and Parent in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Nuance or its affiliates, Parent, potential parties to the merger and their respective affiliates or persons that are competitors, customers or suppliers of Nuance.
Nuance engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Financial Forecasts
In connection with Nuance’s evaluation of the merger, Nuance management prepared non-public financial forecasts as to the potential future performance of Nuance for the fiscal years 2021 to 2025, which we refer to as the “Nuance Forecasts”. Nuance provided the Nuance Board of Directors and Evercore with the Nuance Forecasts in connection with Evercore’s financial analyses summarized under Proposal 1: Adoption of the Merger Agreement – The Merger “Opinion of Nuance’s Financial Advisor” beginning on page 39 and also provided the Nuance Forecasts to Microsoft.
Nuance does not normally publicly disclose long-term forecasts or projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates, including the difficulty of predicting general economic and market conditions. The Nuance Forecasts were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Nuance Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Nuance’s management. BDO USA, LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect thereto.
Although a summary of the Nuance Forecasts is presented with numerical specificity, the Nuance Forecasts reflect numerous assumptions and estimates as to future events made by our management, including with respect to demand for Nuance’s products and services, capital expenditure levels for the applicable periods, acquisition-related expenditure levels for the applicable periods and other matters, many of which are difficult to predict and subject to significant economic and competitive uncertainties beyond Nuance’s control, that our management believed in good faith were reasonable at the time the Nuance Forecasts were prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the Nuance Forecasts not to be achieved include general economic and financial conditions, industry performance, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures and other factors described or referenced under the section entitled “Forward-Looking Statements” beginning on page 20. In addition, the Nuance Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Nuance Forecasts will or would be realized, and actual results may be materially better or worse than those contained in the Nuance Forecasts.
The Nuance Forecasts are not a reliable indication of future results, and Nuance and its management team and advisors do not endorse the Nuance Forecasts as such, and they do not make any representation to readers of this document concerning the ultimate performance of Nuance or the combined company compared to the Nuance Forecasts. Nuance is including these Nuance Forecasts in this document solely because they were among the financial information made available to the Nuance Board of Directors and Evercore in connection with their evaluation of the merger, and not to influence your decision on how to vote on any proposal.
The Nuance Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Nuance contained in our public filings with the SEC. Our management reviewed the Nuance Forecasts with the Nuance Board of Directors, which considered the Nuance Forecasts in connection with its evaluation and approval of the merger agreement and the merger.
The Nuance Forecasts constitute forward-looking statements. For information on factors that may cause Nuance’s future results to materially vary, see the section entitled “Forward-Looking Statements” beginning on page 20.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Nuance Forecasts to reflect circumstances existing after the date when Nuance prepared the Nuance Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Nuance Forecasts are shown to be in error.
Certain of the measures included in the Nuance Forecasts may be considered non-GAAP financial measures, including Adjusted EBITDA and unlevered free cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Nuance may not be comparable to similarly titled amounts used by other companies. Pursuant to the published guidelines of the SEC, the non-GAAP financial measures are not required to be reconciled to GAAP financial measures.
Nuance Forecasts
The following table reflects selected metrics reflected in the Nuance Forecasts:
	Fiscal Year Ending September 30
	2021E	2022E	2023E	2024E	2025E
Nuance Forecast
Revenue	$1,387	$1,551	$1,856	$2,220	$2,593
Adj. EBITDA[1]	$409	$506	$659	$834	$1,034
Unlevered Free Cash Flow[2]	$172	$275	$415	$509	$610
Note: Dollars in millions.
1
“Adjusted EBITDA” refers to earnings before interest, taxes, depreciation and amortization, and excludes stock compensation, restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations. Adjusted EBITDA is a non-GAAP measure, and our calculation of Adjusted EBITDA may differ from other companies.

2
“Unlevered Free Cash Flow” refers to Adjusted EBITDA minus the expense of stock-based compensation, minus taxes, minus changes in net working capital and capital expenditures. Unlevered Free Cash Flow is a non-GAAP measure, and our calculation of Unlevered Free Cash Flow may differ from other companies.

Treatment of Equity Compensation
Pursuant to our equity incentive plans, we have granted equity awards with respect to Nuance common stock in the form of stock options and stock units. Our executive officers hold RSUs, which represent a right to receive shares of Nuance common stock based on service over a time-based vesting schedule, and PSUs, which represent a right to receive shares of Nuance common stock ranging from 0% to 200% of the target number of shares based on both service and achievement of performance goals for a specified performance period. Our non-employee directors hold RSUs and DSUs, which represents a right to receive shares of Nuance common stock, subject to vesting requirements of the underlying equity award, on a specified future date or event, such as separation from service. Our executive officers and non-employee directors do not hold stock options. The merger agreement provides for the treatment set forth below with respect to outstanding equity awards:
Stock Options
Each stock option that is outstanding as of immediately prior to the effective time will, at the effective time, be cancelled and converted into the right to receive the merger consideration for each share of Nuance common stock that would have been issuable upon exercise of the option, less the exercise price of the option and any applicable withholding taxes. If the exercise price of a stock option is equal to or greater than the merger consideration, the option will be cancelled as of the effective time for no consideration.
Stock Units
•
Each award of stock units that is outstanding and vested immediately prior to the effective time or that will become vested by its terms at the effective time and, in each case, by its terms is to be settled upon the occurrence of vesting or the effective time will, as of the effective time, be deemed to be vested and will be cancelled and converted into the right to receive the merger consideration with respect to each share of Nuance common stock subject to the award, less any applicable withholding taxes.

•	Each outstanding and unvested award of stock units will, as of the effective time, be converted into a Rollover RSU as follows:
○	Each RSU will be converted into a Rollover RSU that is subject to the same time-based vesting schedule as the RSU.
○	Each PSU will be converted into a Rollover RSU that, following the effective time, will vest based solely on time at the conclusion of the original performance period of the PSU.
○
The number of shares of common stock of Microsoft subject to each Rollover RSU will be equal to the product (rounded down to the nearest whole share) of the number of Nuance shares of common stock subject to the corresponding RSU or PSU as of immediately prior to the effective time, multiplied by a specified exchange ratio (see below). The number of Nuance shares of Nuance common stock subject to each PSU immediately prior to the effective time will be determined based on (i) maximum performance, for any PSU that was subject to relative total shareholder return performance goals, and (ii) target performance, for any PSU that was subject to financial and/or operational performance goals. For each PSU that is subject to relative total shareholder return performance goals, Nuance is currently performing at a level that would result in maximum performance payout.

○
Notwithstanding the treatment of awards of outstanding and unvested stock units described above, Microsoft may elect to treat some or all of the awards as if they were vested (i.e., by cancelling and converting an award into the right to receive the merger consideration with respect to each share of Nuance common stock subject to the award, less any applicable withholding taxes).

•
If the treatment described above of an award of stock units held by a non-U.S. employee would be prohibited or subject to onerous regulatory requirements or adverse tax treatment under the laws of the applicable jurisdiction (as reasonably determined by Microsoft in consultation with Nuance), Microsoft will provide compensation to the employee that is equivalent in value to the value that otherwise would have been provided to the employee under the treatment described above, to the extent practicable and as would not result in the imposition of additional taxes under section 409A of the Internal Revenue Code. This compensation will be provided in the form of a cash payment (less any applicable taxes) or a new equity award, as reasonably determined by Microsoft in consultation with Nuance.
•
For purposes of the conversion of Nuance stock units described above, the “exchange ratio” is defined as a fraction, the numerator of which is the merger consideration and the denominator of which is the volume weighted average price per share rounded to four decimal places (with amounts of 0.00005 and above rounded up) of Microsoft common stock on Nasdaq for the five consecutive trading days ending with the last trading day immediately prior to the closing.

Employee Stock Purchase Plan
In accordance with the plan terms, each ESPP participant in the current offering period, which began on February 16, 2021, may not increase his or her payroll contribution rate or make separate non-payroll contributions, and no new participants may enroll in the current offering period. In connection with the transaction with Microsoft, Nuance will take all actions necessary to provide that:
•	if the closing occurs prior to August 13, 2021, which is the last day of the current offering period:
○	cause the current offering period to terminate no later than five business days prior to the closing date;
○	make any pro-rata adjustments necessary to reflect the shortened offering period; and
○
cause the exercise (as of no later than one business day before the effective time) of each outstanding purchase right and apply the funds credited to each participant’s payroll withholding account to the purchase of whole shares of Nuance common stock;

•	provide that no new offering period or purchase period will commence; and
•	terminate the ESPP in its entirety, effective as of the effective time.
Accelerated Vesting of Equity Compensation Upon Certain Terminations
None of the Nuance equity awards provide for “single trigger” vesting immediately at the effective time (i.e., as a result of the transaction with Microsoft without a termination of employment). However, under the terms of our equity incentive plans and the award agreements for the RSUs and PSUs (as such agreements may be amended in accordance with the terms of the merger agreement) and, for certain employees, individual employment or change of control severance agreements, the vesting of the Rollover RSUs (i.e., the stock-based awards of Microsoft) that are converted at the effective time from unvested RSUs and PSUs that were granted prior to the date of the merger agreement will accelerate on a “double trigger” basis on qualifying terminations of employment after the effective time, as follows:
•
Any such award held by an executive with the title of senior vice president or above (including our executive officers) who is a party to a change of control severance agreement will accelerate if, during the one-year period immediately following the effective time, the executive’s employment is terminated by the employer without “cause” or by the executive for “good reason.”

•
Any such award held by an executive with the title of senior vice president or above who is not a party to a change of control severance agreement will accelerate if, during the one-year period immediately following the effective time, the executive’s employment is terminated by the executive for “good reason.”

•
Any such award held by any employee (including our executive officers) will accelerate if, at any time before the award is scheduled to vest, the employee’s employment is terminated by the employer without “cause” or due to the employee’s resignation as a result of the employee’s refusal to consent to a required relocation of the employee’s principal place of employment of more than 50 miles.

Interests of the Non-Employee Directors and Executive Officers of Nuance in the Merger
When considering the recommendation of the Nuance Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our non-employee directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. The Nuance

Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Nuance.
Value of Shares and Equity Awards Held by Directors and Executive Officers
The estimated aggregate amount of the merger consideration payable with respect to Nuance shares held by our non-employee directors and executive officers, as a group, assuming the merger closed on May 14, 2021, is approximately $90.5 million.
The estimated aggregate value of unvested equity awards held by our non-employee directors and executive officers, including our named executive officers, that would accelerate in connection with the merger, assuming the merger closed on May 14, 2021, and, immediately thereafter, the director’s service terminated, or the executive officer’s employment was terminated by the company without “cause” or the executive officer resigned for “good reason” (each such term, as defined in the applicable agreement with Nuance) is approximately $5.2 million for our non-employee directors, and approximately $228.2 million for our executive officers. These values do not include any new Nuance equity awards that may be granted before the merger closes, as such awards will not have termination of employment protections. These values are calculated based on the multiplying the number of shares underlying awards by the cash consideration (based on the maximum number of shares underlying the relative TSR PSUs and target number of shares underlying the financial metric PSUs). For estimates of the value of such unvested equity awards for each of our named executive officers individually, see below under “Golden Parachute Compensation.”
Potential Payments to Executive Officers upon Termination in Connection with the Merger
We have entered into agreements with our executive officers, including our named executive officers, which would entitle the executives to severance payments and benefits in the event of a qualifying termination of employment in connection with the merger:
•
Mr. Benjamin’s executive employment agreement provides that if his employment is terminated by the company without “cause” or if he resigns for “good reason” (as each such term is defined in his agreement), in either case during the period beginning three months before and ending 12 months after a change of control (which will occur at the effective time), he will be entitled to receive:

○	a lump sum payment equal to 250% of his annual base salary as in effect immediately prior to the termination date or, if greater, as in effect immediately prior to the change of control;
○	a lump sum payment equal to 200% of his target annual bonus for the year in which his termination occurs;
○	a pro-rated payment of his target annual bonus for the year of termination based on the percentage of the fiscal year completed;
○
full vesting of his outstanding time-based equity awards (including any Rollover RSUs that are converted from PSUs at the effective time, as described above under “Treatment of Equity Compensation”); and

○	continued company-paid health insurance coverage for 18 months for him and his eligible dependents.
•
Each of our other executive officers (including our other named executive officers) has a change of control and severance agreement that provides that if within one year after a change of control (which will occur at the effective time), the officer’s employment is terminated by the company without “cause” or the officer resigns for “good reason” (as each such term is defined in the agreement), the officer will be entitled to receive:

○	a lump sum payment equal to 12 months of base salary as in effect immediately prior to the termination date or, if greater, as in effect immediately prior to the change of control;
○	a lump sum payment equal to 100% of the greater of the executive’s annual target bonus for the year of termination or the executive’s target bonus in effect immediately prior to the change of control;

○
full vesting of the officer’s outstanding time-based equity awards (including any Rollover RSUs that are converted from PSUs at the effective time, as described above under “Treatment of Equity Compensation”); and

○	continued company-paid health insurance coverage for 12 months.
As a condition to receipt of the severance payments and benefits described above, each executive officer is required to execute a separation and release of claims agreement in favor of the company and its affiliates and to continue to comply with certain post-termination covenants in favor of the company and its affiliates.
The estimated aggregate amount of the cash severance our executive officers, including our named executive officers, would have received upon a qualifying termination of employment, assuming the merger closed on May 14, 2021, and the qualifying termination occurred immediately thereafter, is approximately $10.3 million. For estimates of the amounts of such cash severance that each of our named executive officers would have received individually, see below under “Golden Parachute Compensation.”
The employment agreement with Mr. Benjamin and the change of control and severance agreement with Mr. Tempesta will be modified, effective upon the closing of the merger, as further described below under “New Arrangements with Microsoft.”
Future Nuance Equity Grants
Under the terms of the merger agreement, we may continue to grant ordinary course equity awards, including annual awards to employees with the title of vice president or below on or about July 1, 2021 (with an aggregate value of up to $41.5 million), annual awards to employees with the title of senior vice president or above (including our executive officers) on or about November 1, 2021 (with an aggregate value of up to $38 million), and awards to new hires (with an aggregate value of up to $7.4 million), in each case, if the effective time has not yet occurred. These awards will be granted in the form of time-vesting RSUs that will not accelerate in connection with the merger or termination of employment (whether occurring before or after the effective time). We may also make ordinary course annual awards to our non-employee directors in January 2022, if the effective time has not yet occurred, in the form of time-vesting RSUs (with a grant date value not to exceed $250,000 per director, as provided under our 2020 Stock Plan).
Special Bonuses
Under the terms of the merger agreement, we may grant special cash bonuses to employees (including our executive officers) in an aggregate amount of up to $25 million and enter into agreements to provide for such bonuses. As of the date of this proxy statement, no such bonuses have been granted.
New Arrangements with Microsoft
CEO and CFO Letter Agreements with Microsoft
The following is a summary of the material terms of the letter agreements entered into on April 11, 2021, between each of Messrs. Benjamin and Tempesta and Microsoft, in each case, subject to the closing of the merger:
•	Messrs. Benjamin and Tempesta will continue to serve as Nuance’s Chief Executive Officer and Chief Financial Officer, respectively;
•
Mr. Benjamin will report to Scott Guthrie, Microsoft’s Executive Vice President of Cloud + AI Group (or his successor), and Mr. Tempesta will report to Mr. Benjamin (or, upon his death, his successor);

•
Their annual salaries and target annual bonuses will remain the same as currently in effect ($800,000 salary and target bonus of 150% of salary, for Mr. Benjamin; $500,000 salary and target bonus of 75% of salary, for Mr. Tempesta);

•
Following the closing, Messrs. Benjamin and Tempesta will be eligible for annual equity awards, with a target grant date value of $9,000,000 for Mr. Benjamin and $2,750,000 for Mr. Tempesta, with vesting and performance terms similar to those applicable to similarly situated executives of Nuance, subject to any stub period as the equity grant cycles of Microsoft and Nuance are harmonized; and

•
Mr. Benjamin will be granted an on-hire performance stock award for shares of Microsoft common stock, which will be eligible to vest between 0% and 200% of target based on the achievement of performance goals over four performance periods ending June 30, 2025. The number of shares underlying such award will be equal to $15,000,000 divided by Microsoft’s closing stock price as of the closing date.

The letter agreements also amend Mr. Benjamin’s employment agreement and Mr. Tempesta’s change of control and severance agreement, as follows:
•	The employment and change of control and severance agreements will remain in effect until the third anniversary of the effective time, unless earlier terminated in accordance with their terms;
•
The “good reason” definitions in the employment and change of control severance agreements will be modified, including to provide that the executives will not be considered to have an adverse change in duties or responsibilities that would constitute “good reason” solely by reason of the merger or Nuance becoming a subsidiary of Microsoft. Instead:

○
Mr. Benjamin will have “good reason” if he ceases to run the Nuance business unit reporting directly to Mr. Guthrie or his successor, as such business unit evolves based on Microsoft’s additions to or subtractions from the business unit from time to time; and

○
Mr. Tempesta will have “good reason” if he is assigned duties and responsibilities that, in the aggregate, are materially inconsistent with being a chief financial officer of an operating business of a public company or if he ceases to report directly to Mr. Benjamin or his successor;

•
Any equity awards granted to either executive after the date of the letter agreement will not be subject to the accelerated vesting provisions of the employment or change of control severance agreement;

•
Each executive will receive the severance payments and benefits provided under the employment or change of control severance agreement, and full vesting of the equity awards granted to each executive before the date of the letter agreement on any of the following terminations of employment,:

○
if at any time on or following the effective time, the executive’s employment is terminated by Microsoft without “cause” (as defined in Microsoft’s Senior Executive Severance Plan) or terminates due to the executive’s death or disability;

○	if on or within 12 months after the effective time, the executive resigns for “good reason” (as modified pursuant to the letter agreement); or
○	if between the 12-month and three-year anniversaries of the effective time, the executive resigns for any reason.
•	Following the third anniversary of the effective time, each executive will be eligible to participate in Microsoft’s severance plan applicable to similarly situated employees of Microsoft.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of the payments and benefits that each named executive officer of Nuance would have received in connection with the merger, assuming the merger closed on May 14, 2021 and, immediately thereafter, the employment of the named executive officer was terminated by the company without “cause” or the named executive officer resigned for “good reason” (each such term, as defined in the applicable agreement with the named executive officer). This compensation is subject to an advisory vote of Nuance’s stockholders, as described below under the section entitled “Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements” beginning on page 77.

The calculations in the tables below do not include any new Nuance equity awards or special bonuses that may be granted to the named executive officers before the merger closes. In addition to the assumptions regarding the closing date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.
Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Mark Benjamin	$5,143,014	$99,975,904	$46,063	$105,164,981
Daniel Tempesta	$875,000	$31,830,434	$30,785	$32,736,219
Robert Dahdah	$875,000	$16,537,136	$7,458	$17,419,594
Joseph Petro	$875,000	$27,822,122	$23,442	$28,720,563
Robert Weideman	$875,000	$28,936,914	$20,550	$29,832,464
(1)
Cash. The amounts in this column reflect the value of the cash severance payments payable to each named executive officer and, for Mr. Benjamin, a prorated annual bonus for the year of termination. For Mr. Benjamin, his severance is equal to the sum of 250% of his annual base salary plus 200% of his target bonus. For the other named executive officers, the severance is equal to 100% of the officer’s base salary and target bonus for the year of termination (or, if greater, the target bonus for the year of the merger). The breakdown of the amounts in this column for Mr. Benjamin are $4,400,000 for severance and $743,014 for prorated annual bonus. The severance and prorated bonus payments are all “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment on or within the 12 months following the merger (except for Mr. Benjamin, upon a qualifying termination of employment three months prior to or within 12 months following the merger).

(2)
Equity. The amounts in this column reflect the aggregate values of the accelerated vesting of the Rollover RSUs. These amounts are “double trigger” in nature, which means that the accelerated vesting is conditioned upon a qualifying termination of employment on or after the merger (except for Mr. Benjamin, upon a qualifying termination of employment three months prior to or within 12 months following the merger). In connection with the merger, Mr. Benjamin will be entitled to receive a Microsoft equity award with a number of shares underlying such award equal to $15,000,000, divided by Microsoft's closing stock price as of the closing date, as described above under “New Arrangements with Microsoft”. The equity award will be eligible to vest between 0% and 200% of target based on the achievement of performance goals over four performance periods ending June 30, 2025, but this award does not provide for acceleration upon any termination of Mr. Benjamin’s employment and is not included in this table.

(3)
Perquisites/Benefits. The amounts in this column reflect the value of continued company-paid health insurance coverage for 12 months (except for Mr. Benjamin, coverage for 18 months). The amounts in this column are “double trigger” in nature, which means that payment of these amounts is conditioned upon a qualifying termination of employment on or within the 12 months following the merger (except for Mr. Benjamin, upon a qualifying termination of employment three months prior to or within 12 months following the merger).

Financing of the Merger
The merger is not conditioned on Microsoft’s ability to obtain financing. Microsoft has represented to Nuance that it has available and will have available at the effective time the funds necessary to pay the aggregate merger consideration, including (i) payments to Nuance’s stockholders of the amounts due under the merger agreement and (ii) payments in respect of certain of Nuance’s outstanding equity awards pursuant to the merger agreement.
U.S. Federal Income Tax Consequences of the Merger
The following is a summary of the U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of Nuance common stock who hold their stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we refer to as the Code. This summary is based on the Code, the U.S. Treasury Department regulations issued under the Code, which we refer to as the Treasury Regulations, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. This summary is not binding on the Internal Revenue Service, which we refer to as the IRS, or a court and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Nuance common stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of Nuance common stock that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
This summary is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Nuance common stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, financial institutions, dealers in securities, insurance companies, tax-exempt entities, mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, non-U.S. holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five-year period ending on the date of the merger), 5% or more of the outstanding Nuance common stock, tax-exempt investors, S corporations or other pass-through entities, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former long-term residents of the United States, holders who acquired Nuance common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Nuance common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment. Also, this summary does not address U.S. federal income tax considerations applicable to holders of Nuance common stock who exercise appraisal rights under Delaware law. In addition, no information is provided with respect to the tax consequences of the merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws. This summary does not address the tax consequences of any transaction other than the merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Nuance common stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Nuance common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.
The tax consequences of the merger will depend on a holder’s specific situation. Holders should consult their tax advisor as to the tax consequences of the merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Tax Consequences to U.S. Holders
The receipt of cash by U.S. holders in exchange for shares of Nuance common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Nuance common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the U.S. holder’s adjusted tax basis in its Nuance common stock exchanged therefor.
A U.S. holder’s adjusted tax basis in its shares of Nuance common stock will generally equal the price the U.S. holder paid for such shares. If a U.S. holder’s holding period in the shares of Nuance common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Nuance common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Nuance common stock.

Tax Consequences to Non-U.S. Holders
Payments made to a non-U.S. holder in exchange for shares of Nuance common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain, if any, on such shares of Nuance common stock is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States) in which case such gain will generally be subject to U.S. federal income tax at rates applicable to U.S. holders and, if such non-U.S. holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate); or

•
the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the exchange of shares of Nuance common stock for the merger consideration pursuant to the merger and certain other conditions are met, in which case the gain, if any, on such shares of Nuance common stock will be subject to tax at a rate of 30% (or lower applicable treaty rate) and such gain may be offset by U.S. source capital losses recognized in the same taxable year.

Information Reporting and Backup Withholding
Payments of cash to a U.S. holder of Nuance common stock pursuant to the merger may, under certain circumstances, be subject to backup withholding, unless the holder furnishes its taxpayer identification number, certifies that the number is correct, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations and non-U.S. holders) are exempt from backup withholding. Cash received in the merger will also be subject to information reporting unless an exemption applies.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. Non-U.S. holders may be required to comply with certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding.
The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Holders of Nuance common stock are urged to consult their own tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Regulatory Approvals
General
Nuance and Microsoft have agreed to use their reasonable best efforts to comply with all regulatory filing and notification requirements and obtain all regulatory approvals required or recommended to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under, or notifications pursuant to, the HSR Act and the competition laws of the European Union and any relevant European Union Member States, the United Kingdom and Australia.
In addition, each of Nuance and Microsoft have agreed to (1) cooperate and coordinate with each other to make such filings; (2) use its reasonable best efforts to supply the other with any information that may be required in order to make such filings; (3) use its reasonable best efforts to supply any additional information that reasonably may be requested to obtain regulatory approvals; (4) use its reasonable best efforts to take all action necessary to obtain regulatory approvals as soon as practicable; and (5) provide notice to the other party if it plans to participate in any material meeting or substantive conversation with respect to the merger.
If and to the extent necessary to obtain regulatory approval of the merger, Microsoft, Sub and, solely to the extent requested by Microsoft, Nuance will (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of assets (whether tangible or intangible), rights, products or businesses of Nuance (whether directly or by the disposition of the capital stock or other equity or voting interest in the entities in which such assets, rights, products or businesses are held); and

(B) any other restrictions on the activities of the Nuance; and (2) contest, defend and appeal any legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger. Notwithstanding the foregoing, Microsoft is not required to offer, negotiate, commit to, effect or otherwise take any action with respect to Nuance that would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of the operations of Nuance. Microsoft is also not required to offer, negotiate, commit to, effect or otherwise take any action with respect to its business if taking such action would reasonably be expected to (1) have a material impact on the benefits expected to be derived from the merger by Microsoft or (2) have more than an immaterial impact on any business or product line of Microsoft and its subsidiaries.
HSR Act and Other Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until Nuance and Microsoft file a notification and report form with the Federal Trade Commission, which we refer to as the “FTC,” and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ,” under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The DOJ or the FTC may extend the 30 day waiting period by issuing a Request for Additional Information and documentary materials (also known as a Second Request). If either agency issues a Second Request, the waiting period is extended until 30 days after the parties substantially comply with the request.
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Foreign Competition Laws
Nuance and Microsoft conduct business in Member States of the European Union. Council Regulation (EC) No. 139/2004, as amended, and accompanying regulations allow parties to ask the European Commission to review mergers and acquisitions that trigger national merger control filing requirements in at least three European Union Member States. The parties will file such a referral request as soon as reasonably practicable and advisable following which competent Member States have 15 working days to object to the referral. In the event that there is no such objection, the transaction will be reviewable by the European Commission and the parties will then file a formal notification of the merger with the European Commission as promptly as reasonably practicable and advisable. Pursuant to Council Regulation (EC) No. 139/2004, the European Commission has 25 business days from the day following the date of receipt of a complete notification, which period may be extended to 35 business days under certain circumstances, in which to consider whether the merger would significantly impede effective competition in the common market (as defined by European Community regulations) or a substantial part of it, in particular as a result of the creation or strengthening of a dominant position. By the end of that period, the European Commission must issue a decision either clearing the merger, which may be conditional upon the parties offering suitable remedies, or opening an in-depth “Phase II” investigation. A Phase II investigation lasts for 90 business days, which may be extended by an additional 35 business days under certain circumstances. At the end of the Phase II investigation the European Commission may either unconditionally approve the merger, conditionally approve the merger subject to remedies or prohibit the merger if no adequate remedies have been proposed by Microsoft. The merger cannot be completed during the European Commission’s review of the merger.
In the event that a competent Member State of the European Union objects to the referral to the European Commission requested by the parties, the merger agreement contemplates that the necessary clearances, approvals or decisions under the national competition laws of Austria, Germany, Denmark, Spain and Portugal (to the extent filings in such jurisdictions are required) will be conditions to the parties’ obligations to consummate the merger.

The completion of the merger is also subject to obtaining a favorable outcome from the UK’s Competition and Markets Authority, which we refer to as the CMA. Such an outcome can take the form of either (i) the CMA indicating that it has no further questions about the merger in response to a briefing paper submitted by the parties; or (ii) if a formal notification is made, the CMA approving the merger unconditionally or conditional upon adequate remedies being offered.
If a formal notification is made, the CMA has 40 business days in which to complete its initial review (Phase I), at the end of which it must confirm whether it believes that the merger results in a realistic prospect of a substantial lessening of competition. If so, the merger must be referred to an in-depth review (Phase II), unless adequate remedies are offered by the parties within 5 working days of the CMA’s Phase I decision. Where Phase I remedies are offered, the CMA must decide whether to accept the remedies “in principle” within 10 working days of the Phase I decision and must take a final decision on whether to accept the remedies within 50 working days of the Phase I decision, subject to a possible 40 working day extension at the CMA’s discretion. If a Phase II investigation is launched, the CMA has 24 weeks, extendable by up to eight weeks at the CMA’s discretion if it considers there are special reasons for doing so, to decide if the merger should be prohibited or approved conditional on remedies.
The completion of the merger is also subject to certain notifications and/or approvals in accordance with the competition laws of Australia. The parties must also observe mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in the required foreign jurisdictions before completing the merger.
The parties will file merger notifications with the appropriate regulators in each of the required foreign jurisdictions as promptly as practicable and work cooperatively toward expedited regulatory clearances.
Foreign Direct Investment Laws
Completion of the merger is further subject to receipt of certain other foreign direct investment review approvals, including notification, clearance and/or expiration or termination of any applicable waiting period in certain specified countries.
Other Regulatory Approvals
One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by Nuance stockholders and the completion of the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

TERMS OF THE MERGER AGREEMENT
The following summary describes certain material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by Nuance, Microsoft and Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Microsoft and Sub by Nuance in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Nuance, Microsoft and Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. Nuance stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Nuance, Microsoft or Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Nuance, Microsoft and Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Nuance, Microsoft, Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Nuance and our business.
Closing and Effective Time of the Merger
The closing of the merger will take place no later than the third business day following the satisfaction or waiver of all conditions to closing of the merger (described in the section of this proxy statement captioned “Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 73), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions, or such other time agreed to in writing by Microsoft, Nuance and Sub. Concurrently with the closing of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of a certificate of merger, or at such later time agreed to in writing by the parties and specified in such certificate of merger.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Sub will be merged with and into Nuance and Nuance will become a wholly owned subsidiary of Microsoft and (2) the separate corporate existence of Sub will cease. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of Nuance and Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of Nuance and Sub will become the debts, liabilities and duties of the surviving corporation.

At the effective time of the merger, the certificate of incorporation of Nuance as the surviving corporation will be amended and restated in its entirety in the form attached to the merger agreement. The parties will take all necessary action to ensure that, at the effective time of the merger, the bylaws of Sub, as in effect immediately prior to the effective time of the merger, will become the bylaws of the surviving corporation, until thereafter amended.
The parties will take all necessary action to ensure that, effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Sub as of immediately prior to the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified. The parties will take all necessary action to ensure that at the effective time of the merger, the officers of the Company as of immediately prior to the effective time of the merger will be the officers of the surviving corporation, until their successors are duly appointed.
Conversion of Shares
Common Stock
At the effective time of the merger, each outstanding share of Nuance common stock (other than shares held by (1) Nuance as treasury stock; (2) Microsoft, Sub or their respective subsidiaries; and (3) Nuance stockholders who have properly and validly exercised and perfected their appraisal rights under Delaware law with respect to such shares) will be cancelled and automatically converted into the right to receive the per share merger consideration (which is $56.00 per share, without interest thereon and subject to applicable withholding taxes).
At the effective time of the merger, each outstanding share of common stock held by (1) Nuance or (2) Microsoft, Sub or their respective subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
Treatment of Equity Compensation
Pursuant to our equity incentive plans, we have granted equity awards with respect to Nuance common stock in the form of stock options and stock units. Our executive officers hold RSUs, which represent a right to receive shares of Nuance common stock based on service over a time-based vesting schedule, and PSUs, which represent a right to receive shares of Nuance common stock ranging from 0% to 200% of the target number of shares based on both service and achievement of performance goals for a specified performance period. Our non-employee directors hold RSUs and DSUs, which represents a right to receive shares of Nuance common stock, subject to vesting requirements of the underlying equity award, on a specified future date or event, such as separation from service. Our executive officers and non-employee directors do not hold stock options. The merger agreement provides for the treatment set forth below with respect to outstanding equity awards:
Stock Options
Each stock option that is outstanding as of immediately prior to the effective time will, at the effective time, be cancelled and converted into the right to receive the merger consideration for each share of Nuance common stock that would have been issuable upon exercise of the option, less the exercise price of the option and any applicable withholding taxes. If the exercise price of a stock option is equal to or greater than the merger consideration, the option will be cancelled as of the effective time for no consideration.
Stock Units
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Each award of stock units that is outstanding and vested immediately prior to the effective time or that will become vested by its terms at the effective time and, in each case, by its terms is to be settled upon the occurrence of vesting or the effective time will, as of the effective time, be deemed to be vested and will be cancelled and converted into the right to receive the merger consideration with respect to each share of Nuance common stock subject to the award, less any applicable withholding taxes.

•	Each outstanding and unvested award of stock units will, as of the effective time, be converted into a Rollover RSU as follows:
○	Each RSU will be converted into a Rollover RSU that is subject to the same time-based vesting schedule as the RSU.
○	Each PSU will be converted into a Rollover RSU that, following the effective time, will vest based solely on time at the conclusion of the original performance period of the PSU.
○
The number of shares of common stock of Microsoft subject to each Rollover RSU will be equal to the product (rounded down to the nearest whole share) of the number of Nuance shares of common stock subject to the corresponding RSU or PSU as of immediately prior to the effective time, multiplied by a specified exchange ratio (see below). The number of Nuance shares of common stock subject to each PSU immediately prior to the effective time will be determined based on (i) maximum performance, for any PSU that was subject to relative total shareholder return performance goals, and (ii) target performance, for any PSU that was subject to financial and/or operational performance goals. For each PSU that is subject to relative total shareholder return performance goals, Nuance is currently performing at a level that would result in maximum performance payout.

○
Notwithstanding the treatment of awards of outstanding and unvested stock units described above, Microsoft may elect to treat some or all of the awards as if they were vested (i.e., by cancelling and converting an award into the right to receive the merger consideration with respect to each share of Nuance common stock subject to the award, less any applicable withholding taxes).

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If the treatment described above of an award of stock units held by a non-U.S. employee would be prohibited or subject to onerous regulatory requirements or adverse tax treatment under the laws of the applicable jurisdiction (as reasonably determined by Microsoft in consultation with Nuance), Microsoft will provide compensation to the employee that is equivalent in value to the value that otherwise would have been provided to the employee under the treatment described above, to the extent practicable and as would not result in the imposition of additional taxes under section 409A of the Internal Revenue Code. This compensation will be provided in the form of a cash payment (less any applicable taxes) or a new equity award, as reasonably determined by Microsoft in consultation with Nuance.

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For purposes of the conversion of Nuance stock units described above, the “exchange ratio” is defined as a fraction, the numerator of which is the merger consideration and the denominator of which is the volume weighted average price per share rounded to four decimal places (with amounts of 0.00005 and above rounded up) of Microsoft common stock on Nasdaq for the five consecutive trading days ending with the last trading day immediately prior to the closing.

Employee Stock Purchase Plan
In accordance with the plan terms, each ESPP participant in the current offering period, which began on February 16, 2021, may not increase his or her payroll contribution rate or make separate non-payroll contributions, and no new participants may enroll in the current offering period. In connection with the transaction with Microsoft, Nuance will take all actions necessary to provide that:
•	if the closing occurs prior to August 13, 2021, which is the last day of the current offering period:
○	cause the current offering period to terminate no later than five business days prior to the closing date;
○	make any pro-rata adjustments necessary to reflect the shortened offering period; and
○
cause the exercise (as of no later than one business day before the effective time) of each outstanding purchase right and apply the funds credited to each participant’s payroll withholding account to the purchase of whole shares of Nuance common stock;

•	provide that no new offering period or purchase period will commence; and
•	terminate the ESPP in its entirety, effective as of the effective time.

Exchange and Payment Procedures
Prior to the closing of the merger, Microsoft will designate a bank or trust company, which we refer to as the “paying agent,” to make payments of the merger consideration to Nuance stockholders. At or promptly following the effective time of the merger, Microsoft will deposit or cause to be deposited with the paying agent cash sufficient to pay the aggregate per share merger consideration to Nuance stockholders in accordance with the merger agreement.
As soon as reasonably practicable following the effective time of the merger, the paying agent will send to each holder of record of shares of common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon receipt of (1) surrendered certificates (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond) with respect to shares of common stock represented by stock certificates or a customary “agent’s message” with respect to book-entry shares representing the shares of common stock and (2) a signed letter of transmittal (in the case of common stock represented by stock certificates) and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor, without interest. The amount of any per share merger consideration paid to Nuance stockholders may be reduced by any applicable withholding taxes or other amounts required by applicable law to be withheld.
If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, such cash will be returned to Microsoft, upon demand, and any stockholders who have not complied with the exchange procedures in the merger agreement will thereafter look only to Microsoft for satisfaction of their claims for payment. None of Microsoft, Sub, Nuance, the surviving corporation or the paying agent will be liable to any Nuance stockholder with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar law.
The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, Microsoft or the paying agent may, in its discretion and as a condition precedent to the payment of the merger consideration, require such stockholder to make an affidavit of the loss, theft or destruction, and to deliver a bond in such amount as Microsoft or the paying agent may direct as indemnity against any claim that may be made against Microsoft, the surviving corporation or the paying agent with respect to such certificate.
Representations and Warranties
The merger agreement contains representations and warranties of Nuance, Microsoft and Sub.
Some of the representations and warranties in the merger agreement made by Nuance are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means, with respect to Nuance, any change, event, violation, inaccuracy, effect or circumstance that, individually or taken together with all other changes, events, violations, inaccuracies, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Nuance and its subsidiaries, taken as a whole, or (b) would, or would reasonably be expected to, prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by the merger agreement, except that, in the case of the foregoing clause (a) only, none of the following (by itself or when aggregated) to the extent occurring after the date of the merger agreement will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:
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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such conditions disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such conditions may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such changes or conditions disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such changes or conditions may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•
general changes in conditions in the industries in which Nuance and its subsidiaries conduct business (except to the extent that such changes disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such changes may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•
changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such changes disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such changes may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•
any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such conditions or events disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such conditions or events may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, pandemics or contagious disease outbreaks (including COVID-19), weather conditions and other similar force majeure events in the United States or any other country or region in the world, or any worsening of any of the foregoing, including, in each case, the response of governmental entities thereto (except to the extent that such conditions or events disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such conditions or events may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•
the public announcement or pendency of the merger agreement or the merger (other than for purposes of certain representations and warranties, and certain related terms and conditions, concerning conflicts due to the performance of the merger agreement);

•	any action taken or refrained from being taken, in each case to which Microsoft has expressly approved, consented to or requested in writing following the date of the merger agreement;
•
changes or proposed changes in GAAP or other accounting standards or law, or the enforcement or interpretation of any of the foregoing (except to the extent that such changes disproportionately adversely affect Nuance relative to other companies operating in the industries in which Nuance and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such changes may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

•
changes in the price or trading volume of our common stock or our indebtedness, in and of itself (it being understood that any cause of such change may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	any failure, in and of itself, by Nuance and its subsidiaries to meet (1) any public estimates or expectations of Nuance’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and
•	any litigation related to the merger.
In the merger agreement, Nuance has made customary representations and warranties to Microsoft and Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Nuance and its subsidiaries;
•	Nuance’s corporate power and authority to enter into and perform the merger agreement, the due execution and enforceability of the merger agreement;
•	the organizational documents of Nuance and its subsidiaries;
•	the approval and recommendation of the Nuance Board of Directors;
•	the rendering of Evercore’s fairness opinion to the Nuance Board of Directors;
•	the inapplicability of anti-takeover statutes to the merger;
•	the requisite vote of Nuance stockholders in connection with the merger agreement;
•
the absence of any conflict with, violation of or default under any organizational documents, existing material contracts or privacy policies, applicable laws to Nuance or its subsidiaries or the resulting creation of any lien upon Nuance’s assets due to the performance of the merger agreement;

•	required consents, approvals and regulatory filings in connection with the merger agreement and performance thereof;
•	the capital structure of Nuance and its subsidiaries;
•	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into common stock of Nuance or any of Nuance’s subsidiaries;
•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Nuance’s securities;

•	the accuracy and required filings of Nuance’s SEC filings and financial statements;
•	Nuance’s disclosure controls and procedures;
•	Nuance’s internal accounting controls and procedures;
•	Nuance’s and its subsidiaries’ indebtedness;
•	the absence of specified undisclosed liabilities;
•
the conduct of the business of Nuance and its subsidiaries in all material respects in the ordinary course and the absence of any Company Material Adverse Effect and certain other events, in each case since September 30, 2020;

•
the existence and enforceability of specified categories of Nuance’s material contracts, and the lack of any breaches or defaults thereunder and of any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property owned, leased or subleased by Nuance and its subsidiaries;
•	environmental matters;
•	trademarks, patents, copyrights and other intellectual property matters;
•	data privacy and security;

•	IT assets;
•	tax matters;
•	employee benefit plans;
•	labor and employment matters;
•	compliance with laws, including the Health Insurance Portability and Accountability Act, as amended, other healthcare laws, the Foreign Corrupt Practices Act, and possession of necessary permits;
•	the absence of legal proceedings and orders;
•	insurance matters;
•	absence of any transactions, relations or understandings between Nuance or any of its subsidiaries and any affiliate or related person;
•	payment of fees to brokers in connection with the merger agreement; and
•	the exclusivity and terms of the representations and warranties made by Microsoft and Sub.
In the merger agreement, Microsoft and Sub have made customary representations and warranties to Nuance that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•
due organization, good standing and authority and qualification to conduct business with respect to Microsoft and Sub, except where the failure to be in such good standing, or to have such power or authority, would not prevent or materially delay their ability to consummate the merger;

•	Microsoft’s and Sub’s corporate authority to enter into and perform the merger agreement, the due execution and enforceability of the merger agreement and the availability of organizational documents;
•
the absence of any conflict with, violation of or default under any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Microsoft or Sub’s assets due to the performance of the merger agreement;

•	required consents and regulatory filings in connection with the merger agreement;
•	the absence of legal proceedings and orders;
•	ownership of capital stock of Nuance;
•	payment of fees to brokers in connection with the merger agreement;
•	the absence of a required vote by Microsoft’s stockholders in connection with the merger;
•	matters with respect to Microsoft’s sufficiency of funds;
•	tax matters; and
•	the exclusivity and terms of the representations and warranties made by Nuance.
The representations and warranties contained in the merger agreement will not survive the consummation of the merger.
Conduct of Business Pending the Merger
The merger agreement provides that, except as (1) expressly contemplated by the merger agreement; (2) approved by Microsoft (which approval will not be unreasonably withheld, conditioned or delayed); (3) required by applicable law; or (4) disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger (or earlier termination of the merger agreement), Nuance will, and will cause each of its subsidiaries to:
•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;

•
subject to the restrictions and exceptions in the merger agreement, conduct its business and operations in the ordinary course of business, except with respect to certain actions or omissions that may be taken in response to COVID-19; and

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use its reasonable best efforts to preserve intact its material assets, properties, contracts, licenses and business organizations, keep available the services of its current officers and key employees, and preserve the current relationships and goodwill with customers, suppliers and other persons with which it or its subsidiaries has business relations.

In addition, Nuance has also agreed that, except (1) as expressly contemplated by the merger agreement; (2) as approved by Microsoft (which approval will not be unreasonably withheld, conditioned or delayed); (3) for certain actions or omissions that may be taken in response to COVID-19 (following reasonable prior consultation with Microsoft); or (4) as disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the merger agreement and the effective time of the merger (or earlier termination of the merger agreement), Nuance will not, and will cause each of its subsidiaries not to, among other things:
•	amend or otherwise change the organizational documents of Nuance or any of its subsidiaries;
•	liquidate, dissolve or reorganize;
•
issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of Nuance or any of its subsidiaries, subject to certain exceptions for (i) the issuance and sale of shares of Nuance common stock pursuant to Nuance options or Nuance stock-based awards or convertible debentures outstanding and (ii) the issuance of Nuance common stock in respect of a participant’s accumulated contributions under the ESPP in accordance with the terms of the ESPP at the conclusion of the final offering period;

•	directly or indirectly acquire, repurchase or redeem any securities except for certain exceptions;
•	adjust, split, subdivide, combine, pledge, encumber or modify the terms of capital stock of Nuance or any of its subsidiaries;
•	declare, set aside, authorize, establish a record date for or pay any dividend or other distribution;
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incur, assume, suffer or modify the terms of any indebtedness or issue any debt securities (other than for trade payables incurred in the ordinary course of business, loans or advances to wholly owned subsidiaries of Nuance, payment of the cash portion of the settlement amount in connection with the conversion of Nuance’s convertible debentures in accordance with the terms thereof and borrowings and letter of credit issuances under Nuance’s credit facility in the ordinary course of business consistent with best practice), assume or guarantee the obligations of any person other than its subsidiaries, make any loans or investments in any person other than advances to directors, officers, and other employees for business-related expenses incurred in connection with such person’s role at Nuance or its subsidiaries in the ordinary course of business or capital contributions made in connection with certain actions taken in response to COVID-19, or pledge, encumber or suffer any lien on any assets;

•
terminate any employee at the level of senior vice president or above (other than for cause or in connection with certain actions taken in response to COVID-19) or hire any new employee at the level of senior vice president or above;

•
enter into, adopt, amend (including accelerating vesting), modify or terminate any employee benefit plan, except in the ordinary course of business and consistent with past practice in a manner that would not, in the aggregate, materially increase the cost to Nuance and its subsidiaries;

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for any current or former employee, director, officer or independent contractor of Nuance or its subsidiaries, increase compensation or benefits, pay any special bonus, remuneration or any benefit not required by any employee plan, grant any severance or termination pay, or grant any right to reimbursement, indemnification or payment of any taxes, including any taxes that may be incurred under Section 409A or 4999 of the Code, subject to certain exceptions;

•	settle, release, waive or compromise certain legal proceedings;

•	except as required by law or GAAP, change accounting practices or revalue in any material respect any of Nuance’s properties or assets;
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except as required by law or GAAP, change any material tax elections or any accounting method with respect to taxes, settle any material tax claims, file material amended tax returns or take certain other specified actions with respect to taxes;

•
incur or authorize capital expenditures, other than to the extent that such capital expenditures are otherwise consistent in all material respects with Nuance’s capital expenditure budget or are pursuant to agreements in effect prior to the date of the merger agreement, in each case as set forth in the confidential disclosure letter to the merger agreement;

•	enter into, modify or terminate certain contracts;
•	fail to use commercially reasonable efforts to maintain insurance at current levels;
•	grant material refunds or materially alter payment and collection practices;
•	waive, grant or transfer any material right of Nuance or its subsidiaries;
•	effect certain layoffs without complying with applicable laws;
•	except as required by law, voluntarily recognize any labor union, works council or similar employee organization or enter into a collective bargaining agreement;
•
acquire (by merger, consolidation or acquisition of stock or assets or otherwise), or make any investments in, any interest in any assets or any other person, except for purchases of assets in the ordinary course of business;

•
sell, transfer, pledge or otherwise dispose of (by merger, consolidation or disposition of stock or assets or otherwise) any assets constituting a material line of business or any other material assets of Nuance or any of its subsidiaries or any items of Nuance’s intellectual property material to Nuance and its subsidiaries, other than in the ordinary course of business;

•	enter into any new business segment outside of Nuance’s and its subsidiaries’ existing business segments on the date of the merger agreement;
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except as required by applicable law, modify certain of its privacy policies or take action expected to impact the integrity, security or operation of the IT assets used in the business of Nuance or its subsidiaries in any materially adverse manner; or

•	enter into, authorize or commit to enter into, an agreement to take any of the foregoing actions.
No Solicitation of Other Offers
Under the merger agreement, from the date of the merger agreement until the effective time of the merger (or the earlier termination of the merger agreement), Nuance has agreed to cease and cause to be terminated any discussions or negotiations with and terminate any data room or other diligence access of any person, its affiliates and its representatives relating to an acquisition transaction (as defined below) and to request any person who executed a confidentiality agreement in connection with its consideration of acquiring Nuance to promptly return or destroy any non-public information furnished by or on behalf of Nuance prior to the date of the merger agreement.
Under the merger agreement, from the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, Nuance has agreed to not, and to not authorize or direct, as the case may be, its subsidiaries and its and their respective representatives to:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal (as defined below);

•	furnish or otherwise provide access to any non-public information regarding, or to the business, properties, assets, books, records or personnel of, Nuance or its subsidiaries to any person in connection with, or with the intent to induce the making of, or to knowingly encourage, facilitate or assist an acquisition proposal, offer or inquiry that would reasonably be expected to lead to an acquisition proposal;
•
participate or engage in discussions or negotiations with any person with respect to an acquisition proposal or with respect to any inquiries from third parties relating to making a potential acquisition proposal;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;
•
enter into any letter of intent, memorandum of understanding, merger agreement, expense reimbursement agreement, acquisition agreement or other contract relating to an acquisition transaction (as defined below); or

•	authorize or commit to do any of the above.
Notwithstanding these restrictions, prior to the adoption of the merger agreement by Nuance stockholders and after entering into an acceptable confidentiality agreement, Nuance may furnish information to, and enter into negotiations or discussions with, a person regarding a bona fide written acquisition proposal if: (1) Nuance, its subsidiaries and its and their respective representatives have not breached any of the conditions above with respect to the acquisition proposal or such person; (2) the Nuance Board of Directors determines in good faith, after consultation with its financial advisor and its outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below); (3) the Nuance Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law; and (4) Nuance prior to or contemporaneously makes available to Microsoft any non-public information concerning Nuance that is provided to such person that was not previously made available to Microsoft.
If Nuance, its subsidiaries or its or their representatives receives an acquisition proposal or any request for non-public information in connection with an acquisition proposal at any time prior to the earlier to occur of the termination of the merger agreement and the effective time of the merger, Nuance must promptly (and in all events by a specified time on the next business day) advise Microsoft of such acquisition proposal or request, including the identity of the person making or submitting the acquisition proposal or request, the material terms and conditions thereof, and copies of any written documentation setting forth such terms. Thereafter, Nuance must keep Microsoft reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.
For purposes of this proxy statement and the merger agreement:
•	an “acquisition proposal” is any offer or proposal (other than an offer or proposal by Microsoft or Sub) relating to an acquisition transaction;
•	an “acquisition transaction” is any transaction or series of transactions (other than the merger) involving any:
•
direct or indirect purchase or other acquisition by any person or “group” (as defined in the Exchange Act) of persons of securities representing more than 15% of the total outstanding voting power of Nuance, including pursuant to a tender offer or exchange offer;

•
direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction), license or other acquisition by any person or “group” of persons of assets (including equity securities of any subsidiary of Nuance) constituting or accounting for more than 15% of the revenue, net income or consolidated assets of Nuance and its subsidiaries, taken as a whole; or

•
merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving Nuance (or any of its subsidiaries whose business accounts for more than 15% of the revenue, net income or consolidated assets of Nuance and its subsidiaries, taken as a whole) in which the stockholders of Nuance (or such subsidiary) prior to such transaction will not own at least 85%, directly or indirectly, of the surviving company; and

•
a “superior proposal” is a bona fide written acquisition proposal (substituting 50% for 15% in the definition of “acquisition proposal” above) for an acquisition transaction on terms that the Nuance Board of Directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view than the merger and taking into account any revisions to the merger agreement made or proposed by Microsoft prior to the time of such determination and after taking into account the other factors and matters deemed relevant in good faith by the Nuance Board of Directors, including the identity of the person making the proposal, the conditionality of such proposal, the likelihood of consummation, and the legal, financial (including financing terms), regulatory, timing and other aspects of the proposal.

The Recommendation of the Nuance Board of Directors; Company Board Recommendation Change
Except as described below, and subject to the provisions described below, the Nuance Board of Directors has made the recommendation that the holders of shares of common stock vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Nuance Board of Directors will not effect a company board recommendation change except as described below.
Prior to the adoption of the merger agreement by stockholders, the Nuance Board of Directors may not (with any action described in the following being referred to as a “company board recommendation change”):
•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the recommendation of the Nuance Board of Directors in a manner adverse to Microsoft;
•	adopt, approve, or recommend an acquisition proposal;
•
fail to publicly reaffirm the recommendation of the Nuance Board of Directors within 10 business days following Microsoft’s written request made promptly following the occurrence of a material event or development relating to or reasonably likely to have a material effect on the merger or the vote by Nuance’s stockholders at the special meeting (or if the special meeting is scheduled to be held within 10 business days, then within one business day after Microsoft so requests);

•
take any formal action or make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Nuance Board of Directors (or a committee thereof) to Nuance’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Nuance Board of Directors (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until the close of business on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement); or

•	fail to include the recommendation of the Nuance Board of Directors in this proxy statement.
Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by stockholders, the Nuance Board of Directors may, upon compliance with the procedures described below, effect a company board recommendation change if (1) other than in connection with a bona fide acquisition proposal that constitutes a superior proposal, there has been an intervening event (as defined below); or (2) Nuance has received a bona fide written acquisition proposal that the Nuance Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, in each case, if the Nuance Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that a failure to effect a company board recommendation change would be inconsistent with the Nuance Board of Directors’ fiduciary duties pursuant to applicable law.
The Nuance Board of Directors may effect a company board recommendation change, but may not terminate the merger agreement, in response to an intervening event if and only if:
•
Nuance has provided prior written notice to Microsoft at least three business days in advance to the effect that the Nuance Board of Directors has (1) made the determination described above; and (2) resolved to effect a company board recommendation change pursuant to the merger agreement, which notice must describe the applicable intervening event in reasonable detail; and

•
prior to effecting such company board recommendation change, Nuance and its representatives, during such three-business day period, must have (1) negotiated with Microsoft and its representatives in good faith (to the extent that Microsoft requests in writing to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that the Nuance Board of Directors no longer determines in good faith that the failure to make a company board recommendation change in response to such intervening event would be inconsistent with its fiduciary duties pursuant to applicable law and (2) provided Microsoft and its representatives with an opportunity to make a presentation to the Nuance Board of Directors regarding the merger agreement and any adjustments with respect thereto (to the extent that Microsoft requests to make such a presentation).

In addition, the Nuance Board of Directors may effect a company board recommendation change or terminate the merger agreement in response to a bona fide written acquisition proposal that did not result from Nuance’s breach of its non-solicitation obligations under the merger agreement, the Nuance Board of Directors has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal if and only if:
•
the Nuance Board of Directors has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

•
Nuance has provided prior written notice to Microsoft at least three business days in advance to the effect that the Nuance Board of Directors has (1) received a bona fide written acquisition proposal that has not been withdrawn; (2) concluded in good faith that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect a company board recommendation change or to terminate the merger agreement, which notice will describe the basis for such company board recommendation change or termination, including the identity of the person or “group” of persons making such acquisition proposal, the material terms and conditions of such acquisition proposal and copies of all relevant documents relating to such acquisition proposal; and

•
prior to effecting such company board recommendation change or termination, Nuance and its representatives, during the three business day notice period described above, have (1) negotiated with Microsoft and its representatives in good faith (to the extent that Microsoft requests in writing to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal; and (2) provided Microsoft and its representatives with an opportunity to make a presentation to the Nuance Board of Directors regarding the merger agreement and any adjustments with respect thereto (to the extent that Microsoft requests to make such a presentation).

In the event of any material revision to any such bona fide written acquisition proposal described above, Nuance has also agreed to deliver a new notice to Microsoft and comply with the above procedures with respect to such new written notice (with the notice period being two business days, except that such notice period shall not shorten the aforementioned original three-day notice period) and prior to effecting a company board recommendation change or terminating the merger agreement, at the end of the relevant notice period, the Nuance Board of Directors must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such bona fide written acquisition proposal is a superior proposal.
For purposes of this proxy statement and the merger agreement, an “intervening event” means any positive change, effect, development, circumstance, condition, event or occurrence that (1) as of the date of the merger agreement was not known to the Nuance Board of Directors, or the consequences of which (based on facts known to the members of the Nuance Board of Directors as of the date of the merger agreement) were not reasonably foreseeable as of the date of the merger agreement and (2) does not relate to any acquisition proposal.
Stockholder Meeting
Nuance has agreed to take all necessary action to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable and on or around the 20th business day following the commencement of the mailing of this proxy statement (or on such other date elected by Nuance with Microsoft’s consent, which consent will not be unreasonably withheld, conditioned or delayed) for the purpose of voting upon the adoption of the merger agreement, obtaining advisory approval of the compensation that Nuance’s named executive officers may receive in connection with the merger, and, if applicable, for Nuance’s stockholders to act on such other matters of procedure required in connection with the adoption of the merger agreement and matters required by applicable law to be voted on by Nuance’s stockholders in connection with the adoption of the merger agreement. Nuance is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.
Employee Matters
Following the merger, Microsoft will honor all employee plans as in effect immediately prior to the effective time, which we refer to as the Nuance Plans. However, Microsoft may amend or terminate any such arrangements in accordance with their terms or if required by law.
During the one-year period following the merger, Microsoft will either:
•
maintain for the benefit of each employee of Nuance who remains employed after the closing, which we refer to as continuing employees, the Nuance Plans (other than equity-based benefits) at benefit levels that are, in the aggregate, no less than those in effect at Nuance on the date of the merger agreement, and provide compensation and benefits to each continuing employee pursuant to the Nuance Plans;

•
provide compensation, benefits and severance payments and benefits (other than equity-based benefits and individual employment agreements) to each continuing employee that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such continuing employee immediately prior to the effective time; or

•
provide some combination of the two options described above such that each continuing employee receives compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments and benefits (other than equity-based benefits) provided to such continuing employee immediately prior to the effective time.

During the one-year period following the merger, each continuing employee’s base compensation and target cash incentive compensation opportunity, in the aggregate, will not be decreased, and the base compensation for each continuing employee will not be decreased by more than 10%.
Microsoft has agreed to give credit to continuing employees who, after the merger, participate in employee benefit plans maintained by Microsoft for all service with Nuance and its subsidiaries before the merger for purposes of eligibility to participate, vesting and entitlement to benefits (other than for purposes of benefit accruals under any defined benefit pension plan or post-employment welfare plan). Microsoft will credit each continuing employee with accrued but unused vacation or paid time off in accordance with Nuance’s vacation or paid time off policies in effect immediately prior to the merger.
With respect to any employee benefit plans maintained by Microsoft in which continuing employees are eligible to participate after the closing, Microsoft has agreed that it will:
•
provide that each continuing employee will be immediately eligible to participate in each Microsoft plan, without any waiting period, to the extent that coverage under the Microsoft plan replaces coverage under a comparable Nuance plan;

•
use reasonable best efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements under any Microsoft plan providing medical, dental, pharmaceutical, vision or disability benefits to any continuing employee to be waived for the continuing employee to the extent waived under the corresponding Nuance plan;

•
cause any eligible expenses incurred by a continuing employee and his or her covered dependents during the portion of the plan year of the Nuance plan ending on the date that the continuing employee’s participation in the corresponding Microsoft plan begins to be given full credit under the Microsoft plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to the continuing employee and his or her covered dependents for the plan year as if the amounts had been paid under the Microsoft plan, to the extent credited under the corresponding Nuance plan; and

•	credit any continuing employee’s accounts under any Microsoft flexible spending plan with any unused balance in the continuing employee’s account.
For any continuing employees who terminate employment during the one-year period after the merger, Microsoft will provide severance payments and benefits to eligible employees in accordance with each such employee’s individual employment or change in control severance agreement or, if no such agreement exists, in accordance with the applicable severance policy of Nuance in effect on the date of the merger agreement.
Efforts to Close the Merger
Under the merger agreement, Microsoft, Sub and Nuance agreed to use reasonable best efforts to take, or cause to be taken, all actions and assist and cooperate with the other parties, in each case as are necessary, proper or advisable to consummate the merger and effect the other contemplated transactions thereunder, including using their reasonable best efforts to cause the conditions to closing the merger described below to be satisfied, comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and effect the other contemplated transactions thereunder and use reasonable best efforts to seek to obtain any required consents under Nuance’s material contracts.
Additionally, under the merger agreement, if and to the extent necessary to obtain regulatory approval of the merger, Microsoft, Sub and, solely to the extent requested by Microsoft, Nuance agreed to (1) offer and effect the divestiture or other disposition of any capital stock or assets of Nuance and (2) contest, defend and appeal any legal proceeding challenging the merger agreement or the consummation of the merger. Notwithstanding the foregoing, Microsoft is not obligated to take any action with respect to Nuance that would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of the operations of Nuance and its subsidiaries, taken as a whole, or to take any action with respect to Microsoft if taking such action would reasonably be expected to (1) have a material impact on the benefits expected to be derived from the merger by Microsoft or (2) have more than an immaterial impact on any business or product line of Microsoft and its subsidiaries.
Indemnification and Insurance
The merger agreement provides that the surviving corporation will (and Microsoft will cause the surviving corporation to) honor and fulfill the obligations of Nuance pursuant to any indemnification agreements between Nuance, on the one hand, and the current or former directors and officers of Nuance, on the other hand, that are set forth in the confidential disclosure letter to the merger agreement.
In addition, the merger agreement provides that, during the six year period commencing at the effective time of the merger, the surviving corporation will (and Microsoft will cause the surviving corporation to) indemnify and hold harmless each current or former director or officer of Nuance or its subsidiaries, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of Nuance or its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the merger); and (2) the merger, as well as any actions taken by Nuance, Microsoft or Sub with respect thereto. The merger agreement also provides that the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.
In addition, without limiting the foregoing, unless Nuance has purchased a “tail” policy prior to the effective time of the merger (which Nuance may purchase, provided that the premium for such insurance does not exceed 250% of the aggregate annual premiums currently paid), the merger agreement requires Microsoft to cause the surviving corporation to maintain, on terms no less advantageous to the indemnified parties, Nuance’s directors’ and officers’ insurance policies for a period of at least six years commencing at the effective time of the merger. Neither Microsoft nor the surviving corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 250% of the aggregate annual premiums currently paid by Nuance, and if the premium for such insurance coverage would exceed such amount Microsoft shall be obligated to cause the surviving corporation to obtain the greatest coverage available for a cost equal to such amount.

The merger agreement also provides that the indemnified parties are third-party beneficiaries of the indemnification and insurance provisions in the merger agreement and are entitled to enforce such provisions.
For more information, refer to the section of this proxy statement captioned “The Merger — Interests of Nuance’s Directors and Executive Officers in the Merger” beginning on page 50.
Transaction Litigation
Nuance will (1) provide Microsoft with prompt notice of all stockholder litigation relating to the merger agreement; (2) keep Microsoft reasonably informed with respect to status thereof; (3) give Microsoft the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) consult with Microsoft with respect to the defense, settlement or prosecution of any such litigation and consider in good faith Microsoft’s advice with respect to such litigation. Nuance may not compromise, settle or come to an arrangement, or agree to do any of the foregoing, regarding any such litigation without Microsoft’s prior written consent.
Conditions to the Closing of the Merger
The obligations of Microsoft and Sub, on the one hand, and Nuance, on the other hand, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:
•	the adoption of the merger agreement by the requisite affirmative vote of Nuance stockholders;
•
the expiration or termination of the applicable waiting period under, or obtaining all requisite clearances, consents and approvals pursuant to, the HSR Act and the antitrust and foreign investment laws of certain specified countries, which we refer to as the regulatory condition;

•
the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority or being subject to a burdensome condition imposed by a governmental authority, which we refer to as the injunction condition.

In addition, the obligations of Microsoft and Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
•
the representations and warranties of Nuance relating to organization, good standing, corporate power, enforceability, approval of the Nuance Board of Directors, Evercore’s fairness opinion, anti-takeover laws, requisite stockholder approval and the absence of any Company Material Adverse Effect being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), unless any such representations or warranties are qualified by “material,” “materiality” or Company Material Adverse Effect, in which case, such representations and warranties shall have been true and correct (without disregarding such “material,” “materiality” or Company Material Adverse Effect qualifications) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been so true and correct as of such earlier date);

•
the representations and warranties of Nuance relating to certain aspects of the capitalization of Nuance’s subsidiaries being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such date;

•
the representations and warranties of Nuance relating to certain aspects of Nuance’s capitalization being true and correct as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such inaccuracies that are de minimis in the aggregate (viewed in the context of Nuance’s total capitalization);

•	the other representations and warranties of Nuance set forth elsewhere in the merger agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
•
Nuance having performed and complied in all material respects with all covenants and obligations of the merger agreement required to be performed and complied with by it at or prior to the effective time of the merger;

•	the receipt by Microsoft and Sub of a customary closing certificate of Nuance;
•	the absence of any Company Material Adverse Effect having occurred after the date of the merger agreement that is continuing as of the effective time of the merger; and
•
the receipt by Nuance of the written opinion of its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, as of the date on which the closing occurs to the effect that, on the basis of the facts, representations, assumptions, limitations and exclusions set forth or referred to in such opinion, the merger will not cause the Cerence spin-off to fail to qualify for the Cerence spin-off tax treatment.

In addition, the obligation of Nuance to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:
•
the representations and warranties of Microsoft and Sub set forth in the merger agreement being true and correct as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any such failure to be true and correct that would not have or reasonably be expected to have, individually or in the aggregate, an effect that prevents or materially impedes or materially delays the consummation by Microsoft or Sub of the merger;

•
Microsoft and Sub having performed and complied in all material respects with all covenants and obligations of the merger agreement required to be performed and complied with by Microsoft or Sub at or prior to the effective time of the merger; and

•	the receipt by Nuance of a customary closing certificate of Microsoft and Sub.
Termination of the Merger Agreement
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by Nuance stockholders, in the following ways:
•	by mutual written agreement of Nuance and Microsoft;
•	by either Nuance or Microsoft if:
•
(1) a permanent injunction or similar order issued by a court or other legal restraint prohibiting consummation of the merger is in effect, or any action taken by a governmental authority prohibiting the merger has become final and non-appealable or (2) any statute, regulation or order prohibiting the merger has been enacted (except that a party may not terminate the merger agreement pursuant to this provision if such party’s material breach of any provision of the merger agreement is the primary cause of the failure of the merger to be consummated by the termination date (as defined below));

•
the merger has not been consummated before 11:59 p.m., Eastern time, on January 31, 2022, which we refer to as the “termination date,” except that (i) if all conditions have been satisfied (other than those conditions to be satisfied at the time of closing of the merger) or waived (to the extent permitted by applicable law) by that date but on that date the regulatory condition or injunction condition (solely with respect to antitrust, competition or foreign investment laws) has not been satisfied, then the termination date shall automatically be extended to 11:59 p.m., Eastern time, on April 30, 2022 and (ii) if all conditions have been satisfied (other than those conditions to be satisfied at the time of closing of the merger) or waived (to the extent permitted by applicable law) by April 30, 2022 but on that date the regulatory condition or injunction condition (solely with respect to antitrust, competition or foreign investment laws) has not been satisfied, then the termination date shall automatically be extended to 11:59 p.m., Eastern time, on July 31, 2022, but a party may not terminate the merger agreement pursuant to this provision if such party’s material breach of any provision of the merger agreement is the primary cause of the failure to consummate the merger by the termination date;
•
the Nuance stockholders do not adopt the merger agreement at the special meeting (except that a party may not terminate the merger agreement pursuant to this provision if such party’s material breach of the merger agreement is the primary cause of the failure to obtain the approval of the Nuance stockholders at the special meeting);

•	by Nuance if:
•
after a cure period, Microsoft or Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied (but Nuance may not so terminate the merger agreement if its own breach, failure to perform or comply with the merger agreement or inaccuracy of its representations and warranties causes the failure of the closing conditions in respect of Nuance’s performance of its covenants or accuracy of its representations and warranties to have been satisfied);

•
prior to the adoption of the merger agreement by Nuance stockholders, (1) Nuance has received a superior proposal; (2) the Nuance Board of Directors has authorized Nuance to enter into an agreement to consummate the transaction contemplated by such superior proposal; (3) Nuance pays Microsoft a $515 million termination fee; and (4) Nuance has complied with its non-solicitation obligations under the merger agreement;

•	by Microsoft if:
•
after a cure period, Nuance has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied (but Microsoft may not so terminate the merger agreement if its own breach, failure to perform or comply with the merger agreement or inaccuracy of its representations and warranties causes the failure of the closing conditions in respect of Microsoft’s performance of its covenants or accuracy of its representations and warranties to have been satisfied); or

•	the Nuance Board of Directors has effected a company board recommendation change.
In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties (or their representatives), as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including terms relating to termination fees. Notwithstanding the foregoing, nothing in the merger agreement will relieve any party from any liability for any willful breach of any representation, warranty, covenant or agreement contained in the merger agreement. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Microsoft and Nuance, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.
Termination Fee
If the merger agreement is terminated in specified circumstances, Nuance has agreed to pay Microsoft a termination fee of $515 million.
Microsoft will be entitled to receive the termination fee from Nuance if the merger agreement is terminated:
•
(A) by Microsoft because (1) the merger has not closed as of the termination date and at the time of such termination, either (x) the special meeting has not yet been held or (y) the closing condition requiring receipt of regulatory approvals or the closing condition requiring the absence of an order by a governmental authority prohibiting the merger has not been satisfied, and the primary cause of the failure of either such condition to have been satisfied was a breach of the merger agreement by Nuance, (2) Nuance has materially breached its representations, warranties, covenants or agreements in the merger agreement or (3) Nuance stockholders fail to adopt the merger agreement at the special meeting; (B) following the date of the merger agreement and prior to its termination, an acquisition proposal has been publicly announced by Nuance; and (C) Nuance enters into an agreement relating to, or consummates, an acquisition transaction within one year of the termination of the merger agreement (provided that, for purposes of the termination fee, all references to “15%” in the definition of “acquisition transaction” are deemed to be references to “50%”);
•	by Microsoft, because the Nuance Board of Directors has effected a company board recommendation change; or
•	by Nuance, to enter into an alternative acquisition agreement with respect to a superior proposal.
Specific Performance
Microsoft, Sub and Nuance are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.
Fees and Expenses
Except in specified circumstances, whether or not the merger is completed, Nuance, on the one hand, and Microsoft and Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.
Amendment
Subject to applicable law, the merger agreement may be amended in writing by the parties at any time prior to closing of the merger, whether before or after adoption of the merger agreement by stockholders. However, after adoption of the merger agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.
Governing Law; Venue
The merger agreement is governed by Delaware law. The exclusive venue for disputes is the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court in the State of Delaware.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE
COMPENSATION ARRANGEMENTS
The Merger-Related Compensation Proposal
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable to the named executive officers of Nuance in connection with the merger, as disclosed in the section of this proxy statement entitled “Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Non-Employee Directors and Executive Officers of Nuance in the Merger — Golden Parachute Compensation” beginning on page 53.
We are asking our stockholders to approve, on an advisory basis, a resolution relating to the compensation that will or may become payable to the named executive officers of Nuance in connection with the merger. The compensation that may be provided to Mr. Benjamin and Mr. Tempesta pursuant to their letter agreements with Microsoft is not subject to this advisory, non-binding vote.
The Nuance Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Nuance Board of Directors unanimously recommends that you vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Nuance Communications, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to Nuance’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘Proposal 1: Adoption of the Merger Agreement — The Merger — Interests of the Non-Employee Directors and Executive Officers of Nuance in the Merger — Golden Parachute Compensation’ in Nuance’s proxy statement for the special meeting.”
Stockholders should note that this proposal is not a condition to completion of the merger, and, as an advisory vote, the result will not be binding on Nuance, the Nuance Board of Directors or Microsoft. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board of Directors Recommendation
Approval of the merger-related compensation proposal requires the affirmative vote of a majority of the voting power of the shares of Nuance common stock entitled to vote which are present, in person or by proxy, and voting at the special meeting, provided a quorum is present.
The Nuance Board of Directors unanimously recommends that you vote “FOR” the merger-related compensation proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The tables below set forth, as of May 14, 2021 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. All shares of our common stock subject to stock awards exercisable or scheduled to be issued within 60 days of May 14, 2021 are deemed to be outstanding and beneficially owned by the persons holding those stock awards for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, percentage ownership of outstanding shares is based on 286,094,629 shares of Common Stock outstanding as of May 14, 2021.
Ownership by Our Directors and Executive Officers
The following table includes information regarding the number of shares of our common stock beneficially owned by each of our directors and “Named Executive Officers” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), as well as all of our current directors and executive officers as a group, as of May 14, 2021.
Name and Address of Beneficial Owner(1)	Number Owned	Percent of Outstanding Shares
Named Executive Officers
Mark Benjamin	490,774	*
Daniel Tempesta	131,407	*
Robert Dahdah	127,011	*
Joseph Petro	23,891	*
Robert Weideman	340,015	*
Non-Employee Directors
Lloyd Carney	36,002
Daniel Brennan	36,002	*
Thomas Ebling	36,002	*
Robert Finocchio Jr.	120,978	*
Laura Kaiser	69,837	*
Michal Katz	36,002	*
Mark Laret	75,478	*
Sanjay Vaswani	67,717	*
All directors and executive officers as a group (15 persons)(2)	1,655,455	*
*	Less than 1%.
(1)	Unless otherwise indicated, the address for the following stockholders is c/o Nuance Communications, Inc., One Wayside Road, Burlington, MA 01803.
(2)	Includes 39,433 unvested restricted stock units and performance-based units scheduled for issuance within 60 days of May 14, 2021 for all directors and executive officers as a group.

Ownership of More than 5% of Our Common Stock
The following table sets forth information on each person or entity who we believe, based on our review of public filings by such persons or entities, beneficially owns more than 5% of our common stock as of May 14, 2021.
Name and Address of Beneficial Owner	Number Owned	Percent of Outstanding Shares
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	25,411,577	8.88%
FMR LLC(2) 245 Summer Street Boston, MA 02210	18,042,022	6.31%
Coatue Management, L.L.C.(3) 9 West 57th Street New York, NY 10019	16,614,864	5.81%
Viking Global Investors LP(4) 55 Railroad Avenue Greenwich, CT 06803	16,382,663	5.73%
ClearBridge Investments, LLC(5) 620 8th Avenue New York, NY 10018	14,778,659	5.17%
(1)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, which we refer to as Vanguard. As of December 31, 2020, Vanguard reported (i) shared voting power with respect to 186,462 shares, (ii) sole dispositive power with respect to 24,995,534 shares and (iii) shared dispositive power with respect to 416,043 shares.

(2)
Based solely on a Schedule 13G filed with the SEC on February 8, 2021, by FMR LLC. As of December 31, 2020, FMR LLC reported (i) sole power to vote or direct the vote over 2,309,913 shares and (ii) sole power to dispose or direct the disposition of 18,042,022 shares.

(3)
Based solely on a Schedule 13G jointly filed with the SEC on February 16, 2021, by Coatue Management, L.L.C., which we refer to as Coatue, and Philippe Laffont. As of December 31, 2020, each of Coatue and Philippe Laffonte reported (i) shared power to vote or to direct the vote over 16,614,864 shares and (ii) shared power to dispose or to direct the disposition of 16,614,864 shares.

(4)
Based solely on a Schedule 13G/A jointly filed with the SEC on February 12, 2021, by Viking Global Investors LP, Viking Global Performance LLC, Viking Global Equities II LP, Viking Global Equities Master Ltd., Viking Long Fund GP LLC, Viking Long Fund Master Ltd., Viking Global Opportunities GP LLC, Viking Global Opportunities Portfolio GP LLC, Viking Global Opportunities Liquid Portfolio Sub-Master LP, O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, which we refer to as Viking. As of December 31, 2020, Viking reported (i) shared power to vote or to direct the vote over 16,382,663 shares and (ii) shared power to dispose or to direct the disposition of 16,382,663 shares.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 11, 2021, by ClearBridge Investments, LLC, which we refer to as ClearBridge. As of December 31, 2020, ClearBridge reported (i) sole power to vote or to direct the vote over 14,569,433 shares and (ii) sole power to dispose or to direct the disposition of 14,778,659 shares.

APPRAISAL RIGHTS
If the merger is completed, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger proposal and who properly exercise and perfect their demand for appraisal of their shares and who do not withdraw such demand or lose their right to appraisal will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex B and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Nuance common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. All references in Section 262 and in this summary to a “stockholder” or a “holder of shares” are to the record holder of shares unless otherwise noted. A person having a beneficial interest in shares of Nuance common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Nuance common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, holders of shares of Nuance common stock who (i) do not vote in favor of the merger proposal; (ii) continuously are the record holders of such shares through the effective time; and (iii) otherwise follow the procedures set forth in, and do not otherwise withdraw or lose their rights under, Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive in lieu of the merger consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Nuance common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by the surviving corporation pursuant to subsection (h) of Section 262 of the DGCL). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided that, if at any time before the Court of Chancery of the State of Delaware enters judgment in the appraisal proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery of the State of Delaware and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the $56.00 per share consideration payable pursuant to the merger agreement if they did not seek appraisal of their shares.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Nuance’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex B. In connection with the merger, any holder of shares of Nuance’s common stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex B carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. In addition, assuming our shares remain listed on a national securities exchange immediately prior to the effective time (which we expect to be the case), the Delaware Court of Chancery will dismiss appraisal proceedings as to all Nuance stockholders who assert appraisal rights unless (i) the total number of shares of Nuance common stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Nuance common stock measured in accordance with subsection (g) of Section 262 of the DGCL or (ii) the value of the aggregate merger consideration in respect of the shares of Nuance common stock for which appraisal rights have been pursued and perfected exceeds $1 million. We refer to these requirements as the ownership conditions. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Nuance common stock, Nuance believes that if a stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel. A stockholder who loses his, her, or its appraisal rights will be entitled to receive the merger consideration as described in the merger agreement upon surrender of the certificates that formerly represented such shares of Nuance common stock.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Nuance common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
•	the stockholder must not vote in favor of the merger proposal;
•	the stockholder must deliver to Nuance a written demand for appraisal before the vote on the merger proposal at the special meeting;
•
the stockholder must continuously hold the shares from the date of making the demand through the effective time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•
the stockholder (or a beneficial owner of shares on whose behalf the stockholder demanded appraisal) or the surviving corporation must file a petition in the Court of Chancery of the State of Delaware requesting a determination of the fair value of the shares within 120 days after the effective date of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand
Any holder of shares of Nuance common stock wishing to exercise appraisal rights must deliver to Nuance, before the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the merger proposal either in person or by proxy. A holder of shares of Nuance common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. However, neither voting against the merger proposal nor abstaining from voting or failing to vote on the merger proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A proxy or vote against the merger proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.
Only a holder of record of shares of Nuance common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Nuance common stock should be executed by or on behalf of the holder of record and must reasonably inform Nuance of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage, bank or other nominee, who holds shares of Nuance common stock as nominee or intermediary for others may exercise appraisal rights with respect to shares of Nuance common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Nuance common stock as to which appraisal is sought. Where no number of shares of Nuance common stock is expressly mentioned, the demand will be presumed to cover all shares of Nuance common stock held in the name of the holder of record.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Nuance Communications, Inc.
Attn: Corporate Secretary
1 Wayside Road
Burlington, Massachusetts 01803
Any holder of shares of Nuance common stock who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to Nuance a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Court of Chancery of the State of Delaware will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the court deems just; provided that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective date of the merger, the surviving corporation will notify each holder of shares of Nuance common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the merger proposal of the date that the merger has become effective.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any holder of shares of Nuance common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery of the State of Delaware, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The surviving corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair values of shares of Nuance common stock. Accordingly, any holders of shares of Nuance common stock who desire to have their shares appraised by the Court of Chancery of the State of Delaware should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery of the State of Delaware in the manner prescribed in Section 262.
Within 120 days after the effective date of the merger, any holder of shares of Nuance common stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Nuance received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a holder of shares of Nuance common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. We refer to this below as the verified list. After notice to the stockholders as required by the court, the Court of Chancery of the State of Delaware is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings. In addition, assuming Nuance common stock remains listed on a national securities exchange immediately prior to the effective time (which we expect to be the case), the Court of Chancery is required to dismiss the appraisal proceedings as to all holders of dissenting shares unless one of the ownership conditions is satisfied.
Determination of Fair Value
After determining the holders of Nuance common stock entitled to appraisal, the Court of Chancery of the State of Delaware will appraise the “fair value” of the shares of Nuance common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. In determining fair value, the Court of Chancery of the State of Delaware will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery of the State of Delaware could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Nuance believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery of the State of Delaware, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Nuance nor Microsoft anticipates offering more than the $56.00 per share consideration to any stockholder of Nuance exercising appraisal rights. Each of Nuance and Microsoft reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Nuance common stock is less than the $56.00 per share consideration.
Upon application by the surviving corporation or by any holder of shares of Nuance common stock entitled to participate in the appraisal proceeding, the Court of Chancery of the State of Delaware may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any holder of shares of Nuance common stock whose name appears on the verified list and, if such shares are represented by certificates and if so required, who has submitted such stockholder’s certificates of Nuance common stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment will be made to each such stockholder, in the case of holders of uncertificated stock, forthwith, and in the case of holders of shares represented by certificates, upon the surrender to the surviving corporation of the certificate(s) representing such stock. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Unless the Court of Chancery of the State of Delaware in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment; provided that, if at any time before the Court of Chancery of the State of Delaware enters judgment in the appraisal proceeding, the surviving corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery of the State of Delaware and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery of the State of Delaware and taxed upon the parties as the Court of Chancery of the State of Delaware deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery of the State of Delaware may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of Nuance common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of Nuance common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if neither of the ownership conditions is satisfied or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.
From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote Nuance common stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Nuance common stock, if any, payable to stockholders of Nuance of record as of a time prior to the effective time; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Court of Chancery of the State of Delaware, however, the appraisal proceeding may not be dismissed as to any stockholder of Nuance without the approval of the court; provided that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder of Nuance wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, Nuance’s stockholders will continue to be entitled to attend and participate in future Annual Meetings of Stockholders when held. Nuance will hold an Annual Meeting of Stockholders in 2022 only if the merger has not already been completed, which we refer to as the 2022 annual meeting.
If the 2022 annual meeting is held, stockholders may submit proposals for consideration at our 2022 annual meeting of stockholders. Proposals of stockholders that are intended to be presented at the 2022 annual meeting must comply with the requirements of SEC Rule 14a-8. A stockholder’s proposal must be delivered to or mailed and received by us no later than August 19, 2021 in order for it to be included in Nuance’s proxy statement and form of proxy relating to the meeting.
Our bylaws require that we be given advance written notice for nominations for directors and proposals of business that you wish to submit for consideration at our 2022 annual meeting other than those intended to be included in next year’s proxy statement under SEC Rule 14a-8.
To be timely, a nomination notice and required information must be delivered to or mailed and received by the Secretary at our principal executive offices not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the anniversary of the date (as stated in our proxy materials) the definitive proxy statement with respect to the preceding year’s annual meeting was first sent to stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which we publicly announce the meeting date. Assuming the date of our 2020 annual meeting is not so advanced or delayed, stockholders who wish to include a director nominee in our 2022 proxy statement must notify us no earlier than July 20, 2021 and no later than the close of business on August 19, 2021. Such notice must provide the information required by our bylaws.
A stockholder proposal or a nomination for director to be presented at the 2022 annual meeting that is not to be included in Nuance’s proxy statement and form of proxy relating to the meeting must be delivered to or mailed and received by Nuance (a) not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the 45th calendar day, nor earlier than the close of business on the 75th calendar day, prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting, whichever period occurs first. Assuming the date of our 2022 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2022 annual meeting must notify us no earlier than October 3, 2021 and no later than the close of business on November 2, 2021. Such notice must provide the information required by the bylaws with respect to each matter the stockholder proposes to bring before the 2022 annual meeting.
All matters submitted must comply with the applicable requirements or conditions established by the SEC and our bylaws. Any proposals of business or nominations should be addressed to: Nuance Communications, Inc., 1 Wayside Road, Burlington, Massachusetts 01803, Attn: Corporate Secretary.

HOUSEHOLDING INFORMATION
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless stockholders have notified the company whose shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact Nuance at the address identified below. Nuance will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Nuance at its address below.
Nuance Communications, Inc.
Attn: Investor Relations
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Nuance through the Investors section of our website, www.nuance.com. The information on our website is not, and will not be deemed to be, a part hereof or incorporated into this or any other filings with the SEC.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Nuance filings with the SEC are incorporated by reference:
•
Nuance’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 19, 2020, including portions of Nuance’s Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on December 17, 2020 to the extent specifically incorporated by reference therein;

•	Nuance’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2020, filed with the SEC on February 9, 2021, and March 31, 2021, filed with the SEC on May 10, 2021; and
•
Nuance’s Current Reports on Form 8-K filed with the SEC on February 3, 2021, February 8, 2021 (first of two reports filed on February 8, 2021), February 26, 2021, April 12, 2021 and April 13, 2021 (other than the portions of such documents not deemed to be filed).

We also incorporate by reference into this proxy statement each additional document we may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting, including any adjournments or postponements, or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein or into any other filing with the SEC.
You may obtain any of the documents we file with the SEC by requesting them in writing or by telephone from us at the following address:
Nuance Communications, Inc.
Attn: Corporate Secretary
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
If you would like to request documents from us, please do so by June 7, 2021 to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.
If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free from the U.S. or Canada: (877) 750-0854
From other locations please dial: +1 (412) 232-3651
Banks and Brokers may call collect: (212) 750-5833

MISCELLANEOUS
Microsoft has supplied, and Nuance has not independently verified, all of the information relating to Microsoft and Sub in this proxy statement exclusively concerning Microsoft and Sub.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to or incorporate by reference in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 17, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

MICROSOFT CORPORATION,

BIG SKY MERGER SUB INC.

and

NUANCE COMMUNICATIONS, INC.

Dated as of April 11, 2021

A-i

A-ii

Exhibit A	–	Form of Company Representation Letter

Exhibit B	–	Form of Parent Representation Letter

Exhibit C	–	Second Amended and Restated Certificate of Incorporation of the Surviving Corporation
A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 11, 2021, by and among Microsoft Corporation, a Washington corporation (“Parent”), Big Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Nuance Communications, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.
RECITALS
A. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein and declared this Agreement advisable; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; and (iv) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement in accordance with the DGCL.
B. The boards of directors of each of Parent and Merger Sub have approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein and the board of directors of Merger Sub has declared this Agreement advisable, directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder and resolved to recommend that Parent vote in favor of the adoption of this Agreement in accordance with the DGCL.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:
ARTICLE I
DEFINITIONS & INTERPRETATIONS
1.1. Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receives non-public information of or with respect to the Company to keep such information confidential (it being understood that such agreement need not contain provisions that would prohibit the making of any Acquisition Proposal) and with other terms that are no less restrictive in the aggregate to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement.
(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) relating to an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:
(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;
(ii) any direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction), license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets (including equity securities of any Subsidiary of the Company) constituting or accounting for more than 15% of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole; or
(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company (or any of its Subsidiaries whose business accounts for more than 15% of the revenue, net income or consolidated assets of the Company, and its Subsidiaries, taken as a whole) in which the stockholders of the Company (or such Subsidiary) prior to such transaction will not own at least 85%, directly or indirectly, of the surviving company.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
(e) “Antitrust Law” means collectively the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of September 30, 2020, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended September 30, 2020 (as amended by the Company’s Current Report on Form 8-K filed by the Company with the SEC on February 26, 2021).
(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or required by applicable Law to be closed.
(h) “Cerence” means Cerence Inc., a Delaware corporation.
(i) “Cerence Spin-Off” shall have the same meaning as the term “Spin-Off” in the Separation and Distribution Agreement, by and between the Company and Cerence, dated as of September 30, 2019.
(j) “Cerence Spin-Off Tax Treatment” shall have the same meaning as the term “Tax-Free Status” in the Tax Matters Agreement by and between the Company and Cerence, dated as of September 30, 2019.
(k) “Chosen Courts” means the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court in the State of Delaware.
(l) “Code” means the Internal Revenue Code of 1986.
(m) “Company Board” means the Board of Directors of the Company.
(n) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.
(o) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.
(p) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

(q) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) would, or would reasonably be expected to, prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; provided that, in the case of clause (a) only, none of the following (by itself or when aggregated) to the extent occurring after the date of this Agreement will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur:
(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) general changes in conditions in the industries in which the Company and its Subsidiaries conduct business;
(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;
(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, pandemics or contagious disease outbreaks (including COVID-19), weather conditions and other similar force majeure events in the United States or any other country or region in the world (or any worsening of any of the foregoing), including, in each case, the response of governmental entities (including COVID-19 Measures);
(vii) the public announcement or pendency of this Agreement or the Merger, it being understood that the exceptions in this clause (vii) will not apply with respect to references to Company Material Adverse Effect of the representations and warranties contained in Section 3.5 (and in Section 7.2(a) and Section 8.1(e) to the extent related to such portions of such representations and warranties);
(viii) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;
(ix) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing);
(x) changes in the price or trading volume of the Company Common Stock or Indebtedness of the Company and its Subsidiaries, in and of itself (it being understood that any cause of such change may, subject to the other provisions of this definition, be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);
(xi) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may, subject to the other provisions of this definition, be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and
(xii) Transaction Litigation;
provided further, that with respect to clauses (i) through (vi) and (ix) of this definition, such Effects shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur, in each case, to the extent that such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries relative to other companies operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact of such Effect may be taken into account in determining whether there has occurred a Company Material Adverse Effect.
(r) “Company Options” means any outstanding options to purchase shares of Company Common Stock granted pursuant to any of the Company Stock Plans.
(s) “Company Preferred Stock” means, together, the Company Series A Preferred Stock and the Company Series B Preferred Stock.
(t) “Company Products” means any products and services of the Company or its Subsidiaries.
(u) “Company Representation Letter” means the representation letter to be executed by the Company and delivered to Company Tax Counsel at or prior to the Closing, substantially in the form attached hereto as Exhibit A.
(v) “Company Series A Preferred Stock” means the Series A preferred stock, par value $0.001 per share, of the Company.
(w) “Company Series B Preferred Stock” means the Series B preferred stock, par value $0.001 per share, of the Company.
(x) “Company Stock Plans” means (i) the compensatory equity plans set forth in Section 1.1(x) of the Company Disclosure Letter and (ii) any other compensatory equity plans or Contracts of the Company, including option plans or Contracts assumed by the Company pursuant to a merger, acquisition or other similar transaction.
(y) “Company Stock-Based Award” means each outstanding right of any kind, contingent or accrued, to receive or retain shares of Company Common Stock or receive a cash payment equal to or based on, in whole or in part, the value of Company Common Stock, in each case, granted pursuant to any of the Company Stock Plans (including performance shares, performance-based units, market stock units, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents), other than Company Options.
(z) “Company Stockholders” means the holders of shares of Company Capital Stock. LLP.
(aa) “Company Tax Counsel” means Paul, Weiss, Rifkind, Wharton & Garrison (bb) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time, but only for so long as such individual is so employed.
(cc) “Contract” means any written contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.
(dd) “Convertible Debentures” means, together, the Convertible Debentures Due 2035 – 1.00%, the Convertible Debentures Due 2035 – 1.50%, and the Convertible Debentures Due 2025 – 1.25%.
(ee) “Convertible Debentures Due 2035 – 1.00%” means the 1.00% senior convertible debentures due December 15, 2035 issued pursuant to the Indenture, dated as of December 7, 2015, by and between the Company and the Trustee.

(ff) “Convertible Debentures Due 2035 – 1.50%” means the 1.50% senior convertible debentures due November 1, 2035 issued pursuant to the Indenture, dated as of June 16, 2015, by and between the Company and the Trustee.
(gg) “Convertible Debentures Due 2025 – 1.25%” means the 1.25% senior convertible notes due April 1, 2025 issued pursuant to the Indenture, dated as of March 17, 2017, by and between the Company and the Trustee.
(hh) “COVID-19” means SARS-Co V-2, SARS-Co V-2 variants or COVID-19.
(ii) “COVID-19 Measures” means quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, directives, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and any evolutions, variants or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
(jj) “Credit Facility” means the revolving credit facility commitments extended to the Company pursuant to the terms and conditions of the Credit Facility Agreement.
(kk) “Credit Facility Agreement” means the Revolving Credit Agreement dated as of February 4, 2021 by and among the Company, the lenders party thereto and Barclays Bank, PLC, as administrative agent.
(ll) “DOJ” means the United States Department of Justice or any successor thereto.
(mm) “Environmental Law” means any Law relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.
(nn) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
(oo) “Exchange Act” means the Securities Exchange Act of 1934.
(pp) “Federal Healthcare Program” has the meaning set forth in 42 U.S.C. § 1320a-7b(f).
(qq) “Foreign Investment Law” means any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests.
(rr) “FTC” means the United States Federal Trade Commission or any successor thereto.
(ss) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(tt) “Governmental Authority” means any government, governmental or regulatory (including any stock exchange or other self-regulatory organization) entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitrator or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.
(uu) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.
(vv) “Healthcare Laws” means all Laws relating to healthcare operations, healthcare industry regulation and payment for healthcare products and services, including: (a) Title XVIII of the Social Security Act, including the Medicare Prescription Drug Improvement and Modernization Act and the Medicare Improvements for Patients and Providers Act, Title XIX of the Social Security Act, and Laws relating to Medicare, Medicaid, TRICARE, and the U.S. Department of Veterans Affairs; (b) Laws relating to the Office of the National Coordinator for Health Information Technology (ONC) Health IT Certification Program and the federal Electronic Health Records Meaningful Use Program; (c) HIPAA; (d) Laws prohibiting or regulating fraud and abuse, inducements, the solicitation or acceptance of improper incentives involving Persons operating in the healthcare industry, referrals or provider incentives generally or under the following statutes: the Federal anti-kickback Law and Federal Healthcare Program false statement Law (42 U.S.C. § 1320a-7b), the Stark physician self-referral Law (42 U.S.C. § 1395nn), 18 U.S.C. §§ 286 and 287, the Federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), the exclusion Laws (42 U.S.C. § 1320a-7), and any similar federal or state fraud and abuse Laws, including state Laws regarding kickbacks or false claims made or caused to be made to private healthcare plans or programs; (e) any Laws imposed or enforced by the U.S. Department of Health and Human Services; (f) the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act; (g) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) ; (h) Laws related to the protection of human subjects and clinical trials, research, tests, studies or investigations, (i) the 21st Century Cures Act and Laws related to health information technology, information blocking, and interoperability, (j) Laws relating to clinical documentation, revenue cycle management activities, coding, billing, reimbursement, claims submission, validation, reviews, collections, and payment related to any federal, state or local healthcare, reimbursement, benefit or waiver programs administered by a Governmental Authority under a healthcare payment program financed in whole or in part by any federal, state or local government or related to private healthcare plans or programs, and (k) the regulations that implement such Laws, and any related or analogous Laws imposed by any state or foreign jurisdiction.
(ww) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations that implement both Laws.
(xx) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(yy) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities related to the deferred purchase price of property or services other than those trade payables incurred in the ordinary course of business; (v) liabilities arising from cash/book overdrafts; (vi) liabilities pursuant to capitalized leases; (vii) liabilities pursuant to conditional sale or other title retention agreements; (viii) liabilities with respect to vendor advances or any other advances; (ix) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (x) deferred purchase price liabilities related to past acquisitions; (xi) liabilities with respect to deferred compensation for services; (xii) liabilities or obligations for severance, change of control payments, stay bonuses, retention bonuses, success bonuses and other bonuses and similar liabilities (other than any “double trigger” payments); (xiii) liabilities arising in connection with earnouts, holdbacks, purchase price adjustments or other contingent payment obligations; (xiv) liabilities under sale-and-leaseback transactions, agreements to repurchase securities sold and other similar financing transactions; (xv) liabilities arising from any breach of any of the foregoing; and (xvi) indebtedness of the type referred to in clauses (i) through (xv) of others guaranteed by the Company or any of its Subsidiaries or secured by any Lien.
(zz) “Intellectual Property” means all worldwide intellectual property rights, including all: (i) patents, trade secrets, know-how, confidential data, algorithms, inventions, methods and processes; (ii) copyrights (including copyrights in IT Assets) and database rights; (iii) trademarks, service marks, corporate, trade and d/b/a names, logos, trade dress, domain names, social and mobile media identifiers and other source indicators, and all goodwill and all common law rights related thereto (“Marks”); and (iv) registrations, applications, renewals, divisions, continuations, continuations-in-part, re-issues, re-examinations, foreign counterparts and equivalents of any of the foregoing.

(aaa) “Intervening Event” means any positive change, effect, development, circumstance, condition, event or occurrence that (i) as of the date of this Agreement was not known to the Company Board, or the consequences of which (based on facts known to the members of the Company Board as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement, and (ii) is not related to an Acquisition Proposal.
(bbb) “IRS” means the United States Internal Revenue Service or any successor thereto.
(ccc) “IT Assets” means all hardware, software, databases, websites, applications, code, systems, networks and information technology assets and equipment, including any of the foregoing incorporated into or used to support, host or service Company Products.
(ddd) “Knowledge” of a Person, with respect to any matter in question, means (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(ddd) of the Company Disclosure Letter; and (ii) with respect to Parent, the actual knowledge of the individuals set forth on Section 1.1(ddd) of the Parent Disclosure Letter, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving Intellectual Property of the Company, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions of any patent or any Mark or other Intellectual Property clearance searches, and if not conducted or obtained, no knowledge of any patents, Marks or other Intellectual Property of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.
(eee) “Law” means any federal, state, local, municipal, foreign, multi-national or other law, statute, constitution, ordinance, code, decree, order (including any executive order), directive, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any order or decision of an applicable arbitrator or arbitration panel, including any Privacy Law, and any Healthcare Law.
(fff) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation, hearing or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(ggg) “Lien” means any liens, encumbrances, pledges, security interests, claims and defects, covenants, imperfections, mortgages, deeds of trust, hypothecations, encroachments, easements, use restrictions, rights-of-way, charges, adverse ownership interests, attachments, options or other rights to acquire an interest, rights of first refusal or conditional sale or similar restriction on transfer of title or voting and other restrictions of title.
(hhh) “Material Contract” means any of the following Contracts (but excluding any Employee Plans set forth in Section 3.20(a) of the Company Disclosure Letter):
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to the Company and its Subsidiaries, taken as whole;
(ii) any employment Contract not terminable at will by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with any executive officer or other employee at the senior vice president level or above, or any member of the Company Board;
(iii) material Contracts to which the Company or any of its Subsidiaries grants or is granted a license to use (or grants, is granted or shares rights or interests in or to use) any Intellectual Property or IT Assets, other than (A) non-disclosure agreements; (B) non-exclusive licenses granted by the Company or its Subsidiaries in the ordinary course of business or in connection with the provision or sale of any Company Products; (C) non-exclusive licenses of commercially available software or other technology granted to the Company or its Subsidiaries; or (D) any licenses to software and materials licensed as open-source, public-source or freeware;
(iv) any (A) material Contract for the Processing of Personal Data with each of the 20 largest enterprise segment customers (or groups of related customers) and each of the 20 largest healthcare segment customers (or groups of related customers), in each case, of the Company and its Subsidiaries by gross spend, taken as a whole, during the 12-month period ended on September 30, 2020; or (B) Privacy Policy described in clause (i) of the definition that has been publicly posted or made publicly in any media in the two years prior to the date hereof;
(v) any Contract containing any covenant (A) materially limiting the right of the Company or any of its Subsidiaries or their respective Affiliates to engage in any line of business or to compete with any Person in any line of business or in any geographic area that is material to the Company; (B) prohibiting the Company or any of its Subsidiaries from engaging in any material business with any Person or levying a material fine, charge or other payment for doing so; or (C) grant of any material “most favored nation” status or exclusivity, in the case of each of clauses (A) through (C), other than any such Contracts that (x) are not material to the Company and its Subsidiaries, taken as a whole, or (y) may be cancelled without liability to the Company or its Subsidiaries upon notice of 90 days or less;
(vi) any Contract (A) relating to the disposition or acquisition of a material amount of assets by the Company or any of its Subsidiaries after the date of this Agreement other than in the ordinary course of business; (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other material Person or other material business enterprise other than any Subsidiary of the Company or (C) is an agreement with respect to any acquisition or divestiture pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations;
(vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to Indebtedness, in each case in excess of $10,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to wholly-owned Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;
(viii) any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;
(ix) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than (A) Contracts evidencing Company Stock-Based Awards or Company Options; (B) Employee Plans; or (C) International Employee Plans);
(x) any Contract providing for indemnification of any officer, director or employee by the Company or any of its Subsidiaries;
(xi) any Contract that involves a material joint venture, joint development agreement (of Intellectual Property or otherwise), collaboration agreement, strategic alliance or strategic partnership, limited liability company, partnership or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any of the foregoing;
(xii) any Contract containing any support, maintenance or service obligation on the part of the Company or any of its Subsidiaries that represents revenue in excess of $10,000,000 on an annual basis, other than those Contracts that may be cancelled without liability to the Company or any of its Subsidiaries upon notice of 90 days or less;
(xiii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company, prohibits the issuance of guarantees by the Company or any Subsidiary of the Company or grants any rights of first refusal or right of first offer or similar right or that limits or proposes to limit the ability of the Company or any of its Subsidiaries or Affiliates to sell, transfer, pledge or otherwise dispose of any assets or businesses in excess of $10,000,000;
(xiv) any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets, in each case with a value in excess of $10,000,000;

(xv) any Contract that (A) is with a Significant Vendor or (B) is reasonably likely to result in payments by the Company or its Subsidiaries of more than $10,000,000 during the 12 months ended September 30, 2021;
(xvi) any Contract that (A) is with a Significant Customer or (B) is reasonably likely to result in payments to the Company or its Subsidiaries of more than $10,000,000 during the 12 months ended September 30, 2021; and
(xvii) any Contract that is an agreement that is material to the Company and its Subsidiaries, taken as a whole, with any Governmental Authority.
(iii) “Merger Consideration” means $56.00 in cash, without interest.
(jjj) “NASDAQ” means The Nasdaq Stock Market.
(kkk) “Parent Common Stock” means the common stock, par value $0.00000625 per share, of Parent.
(lll) “Parent Material Adverse Effect” means any Effect that prevents or materially impedes or materially delays the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated by this Agreement.
(mmm)“Parent Representation Letter” means the representation letter to be executed by Parent and delivered to Company Tax Counsel at or prior to the Closing, substantially in the form attached hereto as Exhibit B.
(nnn) “Parent Stock Plan” means Parent’s 2001 Stock Plan, as amended and restated.
(ooo) “Parent Stock Price” means an amount equal to the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of Parent Common Stock on NASDAQ (as reported by Bloomberg L.P. or another authoritative source mutually selected by Parent and the Company) for the five consecutive trading days ending with the last trading day ending immediately prior to the Closing Date.
(ppp) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests, that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions which are not violated in any material respect by the current use or occupancy of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date of this Agreement; (ix) liens pursuant to the Indenture; (x) non-exclusive licenses to Company Intellectual Property entered into in the ordinary course of business; (xi) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a Company Material Adverse Effect; and (xii) statutory, common law or contractual liens of landlords under Leases or liens against the fee interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries.

(qqq) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(rrr) “Personal Data” means all information, including medical images and biometric information, that identifies, is capable of identifying (directly or indirectly, either alone or in combination with other data) or otherwise relates to an individual person or household, including personal data (or the equivalent) as defined in any applicable Law.
(sss) “Privacy Laws” means all Laws applicable to the Company relating to Personal Data, including, as applicable, HIPAA, the Health Information Technology for Economic and Clinical Health (HITECH) Act, the Genetic Information Nondiscrimination Act, the Confidentiality of Substance Use Disorder Patient Records (42 C.F.R. Part 2), Laws related to mental health, behavioral health, and HIV/AIDS status, other federal and state Laws governing health information and medical and treatment records, the European Union’s General Data Protection Regulation and ePrivacy Directive, the California Consumer Privacy Act, the Illinois Biometric Information Privacy Act (and other state Laws governing the privacy of biometric data), the Children’s Online Privacy Protection Act, the Australian Privacy Principles, the Australian Privacy Act 1988 General Processing Obligation, the Australian Notifiable Data Breach Scheme, the Personal Health Information Protection Act (2004) (Ontario), the Personal Information Protection and Electronic Documents Act 2000, the UK Data Protection Act of 2018, and any Laws governing the privacy, security, integrity, accuracy, Processing or other protection of Personal Data.
(ttt) “Privacy Policies” means all (i) policies and statements publicly posted or made publicly in any media by the Company or its Subsidiaries with respect to its practices regarding Personal Data, including the Processing thereof by the Company or its Subsidiaries and (ii) enforceable industry and self-regulatory organization standards governing Personal Data applicable to the Company and its Subsidiaries, including the PCI-DSS of the Payment Card Industry Security Standards Council.
(uuu) “Process” or “Processing” means, with respect to data (including Personal Data), the use, collection, creation, receipt, processing, aggregation, storage, maintenance, adaption, alteration, transfer, transmission, disclosure, dissemination, combination, erasure, destruction, de-identification, pseudonymizing or anonymizing of such data, any other operation or set of operations that is performed on data or on sets of data, in each case, whether or not by automated means, and any other form of processing, including as defined by or under any applicable Law.
(vvv) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(www) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(xxx) “Securities Act” means the Securities Act of 1933.
(yyy) “Senior Notes” means the 5.625% senior notes due December 15, 2026 issued pursuant to the Indenture, dated as of December 22, 2016 by and among the Company, the Trustee, and the guarantors party thereto.
(zzz) “Significant Customer” means each of the 20 largest customers to the Company and its Subsidiaries (or groups of related customers) by gross spend, taken as a whole, during the 12-month period ended on September 30, 2020, which customers are set forth on Section 1.1(zzz) of the Company Disclosure Letter.
(aaaa) “Significant Vendor” means (i) each of the 20 largest vendors to the Company and its Subsidiaries (or groups of related vendors or suppliers) by gross spend, taken as a whole, during the 12-month period ended on September 30, 2020, which vendors are set forth on Section 1.1(aaaa) of the Company Disclosure Letter; and (ii) any other material vendors or suppliers of the Company with material agreements with the Company who are data center, data processing, cloud or hosting vendors.
(bbbb) “Specified OSS License” means an “open source” or similar license that (i) requires that source code be licensed, distributed, released, conveyed or made available if such software (or any software incorporating, derived from, linking to or with the same) is licensed, distributed, modified, released, conveyed or otherwise made available or accessible to any third party (“Distributed”); (ii) requires that the right to make derivative works of such software be granted to any licensee of such software if any such software is Distributed to other Persons; (iii) requires that the software be distributed to any licensee if it is Distributed to other Persons and that each licensee further Distribute such software on the same license terms if it is Distributed and/or (iv) expressly grants a patent license, covenant not to sue or non-assertion covenant of such license if any software governed by such license is Distributed to other Persons.
(cccc) “Stock Award Exchange Ratio” means a fraction (i) the numerator of which is the Merger Consideration and (ii) the denominator of which is the Parent Stock Price, rounded to four decimal places (with amounts 0.00005 and above rounded up).
(dddd) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).
(eeee) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination and after taking into account those factors and matters deemed relevant in good faith by the Company Board, including the identity of the Person making the proposal, the conditionality of such proposal, the likelihood of consummation in accordance with the terms of such proposal, and the legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ffff) “Taxes” means any United States federal, state, local and non-United States taxes, charges, fees, levies, imposts, duties, and other similar assessments or charges of any kind whatsoever, imposed by any Governmental Authority in the nature of a tax, including gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, assessments and any similar governmental charges and impositions of any kind, together with all interest, penalties and additions imposed with respect to such amounts.
(gggg) “Transaction Litigation” means any Legal Proceeding commenced or threatened after the date of this Agreement against the Company or any of its Subsidiaries or Affiliates or directors or otherwise relating to, involving or affecting the Company or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement.
(hhhh) “Trustee” means U.S. Bank National Association.
(iiii) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar state, local or foreign Law.

1.2. Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:
Term	Section Reference
Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Assumed Company Stock-Based Award	2.8(b)
Book-Entry Shares	2.9(b)
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.9(b)
Charter	3.1
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.21(a)
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.3(c)(i)
Company Closing Representation Letter	6.18(c)
Company Disclosure Letter	1.4(a)
Company Employee	3.20(i)
Company Plans	6.9(c)
Company Recent SEC Reports	Article III
Company Related Parties	8.3(e)
Company SEC Reports	3.9
Company Securities	3.7(d)
Company Stockholder Meeting	6.4(a)
Comparable Plans	6.9(c)
Confidentiality Agreement	9.4
Consent	3.6
D&O Insurance	6.8(c)
DGCL	Recitals
Dissenting Company Shares	2.7(b)(i)
Effect	1.1(q)
Effective Time	2.2
Electronic Delivery	9.12
Employee Plans	3.20(a)
ERISA Affiliate	3.20(a)
ESPP	2.8(h)
Final Offering	2.8(h)
Indemnified Persons	6.8(a)
Indenture	6.16(a)
Initial Termination Date	8.1(c)
International Employee Plan	3.20(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Maximum Annual Premium	6.8(c)
Merger	Recitals
Merger Sub	Preamble
New Employee Plans	5.2(h)

Term	Section Reference
New Plans	6.9(d)
Notice Period	5.3(d)(ii)(2)
Old Plans	6.9(d)
Owned Company Shares	2.7(a)(ii)
Owned Real Property	3.14(a)
Parent	Preamble
Parent Closing Representation Letter	6.18(d)
Parent Disclosure Letter	1.4(b)
Parent Recent SEC Reports	Article IV
Party	Preamble
Paying Agent	2.9(a)
Permits	3.22
Proxy Statement	6.3(a)
Representatives	5.3(a)
Repurchase Transaction	6.16(c)
Requisite Stockholder Approval	3.4
Sublease	3.14(c)
Surrendered Company Option	2.8(a)
Surrendered Company Stock-Based Award	2.8(b)
Surviving Corporation	2.1
Tax Opinion	7.2(e)
Tax Returns	3.19(a)
Termination Date	8.1(c)
Termination Fee	8.3(b)(i)
1.3. Certain Interpretations. (a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.
(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.
(j) Except as otherwise provided herein, all accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l) References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).
(n) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(o) No summary of this Agreement or any Exhibit, Schedule or other document delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.
(p) The information contained in this Agreement and in the Company Disclosure Letter and the Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.
(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
(r) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) continuously made accessible to Parent prior to 5 pm EST on the date of this Agreement by means of a virtual data room managed by the Company at www.datasite.com; or (ii) delivered or provided to Parent or its Affiliates or Representatives prior to 5 pm EST on the date of this Agreement.
1.4. Disclosure Letters. (a) The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) will be disclosed under separate and appropriate Section and subsection references that correspond to the Sections and subsections of Article III and Article V to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
(b) The information set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”) will be disclosed under separate and appropriate Section and subsection references that correspond to the Sections and subsections of Article IV to which such information relates. The information set forth in each Section or subsection of the Parent Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of Parent and Merger Sub that are set forth in the corresponding Section or subsection of this Agreement; and (ii) any other representations and warranties (or covenants, as applicable) of Parent and Merger Sub that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.
ARTICLE II
THE MERGER
2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, on the Closing Date, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and a Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2. The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, being referred to herein as the “Effective Time”).
2.3. The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Eastern time by remote communication and by the exchange of signature pages by electronic transmission or, to the extent such exchange is not practicable or the Parties otherwise agree in writing, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4. Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
2.5. Certificate of Incorporation and Bylaws.
(a) Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form attached hereto as Exhibit C and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until, subject to Section 6.8(a), thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. The Parties will take all necessary actions so that at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation (except that the title thereof shall read “Bylaws of Nuance Communications, Inc.”) until, subject to Section 6.8(a), thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6. Directors and Officers.
(a) Directors. The Parties will take all necessary actions so that at the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b) Officers. The Parties will take all necessary actions so that at the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
2.7. Effect on Capital Stock.
(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled without any conversion thereof or consideration paid therefor; and
(iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and automatically converted into the right to receive the Merger Consideration.
(b) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who have neither voted in favor of adoption of this Agreement nor consented thereto in writing and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Merger Consideration pursuant to this Section 2.7 and instead will entitle the holders thereof to such rights as are granted to such holders by Section 262 of the DGCL. All Dissenting Company Shares held by Company Stockholders who have failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 2.7(a)(iii).
(ii) The Company shall give Parent (A) prompt notice and copies of any written demands for appraisal, withdrawals or attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to the Company Stockholders’ demands of appraisal and (B) the opportunity to direct all negotiations and Legal Proceedings with respect to any demand for appraisal under the DGCL, including any determination to make any payment to any holder of Dissenting Company Shares with respect to any of their Dissenting Company

Shares under Section 262(h) of the DGCL prior to the entry of judgment in the Legal Proceedings with respect to any demand for appraisal. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals, offer to settle or settle any such demands or agree to do any of the foregoing.
2.8. Equity Awards.
(a) Surrendered Company Options. Each Company Option that is outstanding as of immediately prior to the Effective Time (each, a “Surrendered Company Option”), will, as of the Effective Time, be cancelled and converted into the right to receive the Merger Consideration for each share of Company Common Stock that would have been issuable upon exercise of such Surrendered Company Option immediately prior to the Effective Time less the applicable exercise price for each such share of Company Common Stock under such Surrendered Company Option and any applicable withholding Taxes in accordance with Section 2.12. For the avoidance of doubt, in the event that the exercise price per share under any Surrendered Company Option is equal to or greater than the Merger Consideration, such Surrendered Company Option shall be cancelled as of the Effective Time without payment therefor and shall have no further force or effect.
(b) Surrendered Company Stock-Based Awards. Each Company Stock-Based Award that is outstanding as of immediately prior to the Effective Time and (i) is vested as of immediately prior to the Effective Time or (ii) that will become vested by its terms without any action taken by the Company, the Company Board or the compensation committee of the Company Board upon the occurrence of the Effective Time and, in each case, by its terms is to be settled upon the occurrence of vesting or the Effective Time (each, a “Surrendered Company Stock-Based Award”), will, as of the Effective Time, be deemed to be vested and will be cancelled and converted into the right to receive the Merger Consideration with respect to each share of Company Common Stock subject to the Surrendered Company Stock-Based Award, less any applicable withholding Taxes in accordance with Section 2.12.
(c) Assumed Company Stock-Based Awards. Each Company Stock-Based Award that is outstanding as of immediately prior to the Effective Time and is not a Surrendered Company Stock-Based Award (each, an “Assumed Company Stock-Based Award”) will, as of the Effective Time, be, as determined by Parent, (x) assumed by Parent and converted into a stock-based award or (y) converted into a stock-based award granted pursuant to the Parent Stock Plan (with the terms and conditions relating to vesting to remain the same with respect to Company Stock-Based Awards subject to time-based vesting, and with respect to Company Stock-Based Awards subject to performance-based vesting converted into time-based vesting Company Stock-Based Awards (determined based on (1) maximum performance with respect to Company Stock-Based Awards subject to relative total shareholder return performance goals and (2) target performance with respect to Company Stock-Based Awards subject to financial and/or operational performance goals) that shall vest at the conclusion of the original performance period, it being understood that the transactions contemplated by this Agreement constitute a “change in control” for purposes of the Company Stock Plans and award agreements thereunder), in respect of a number of shares of Parent Common Stock equal to the product (rounded down to the nearest whole share) of (i) the number of shares of Company Common Stock subject to such Assumed Company Stock-Based Award as of immediately prior to the Effective Time (determined based on (1) maximum performance with respect to Company Stock-Based Awards subject to relative total shareholder return performance goals and (2) target performance with respect to Company Stock-Based Awards subject to financial and/or operational performance goals) multiplied by (ii) the Stock Award Exchange Ratio. As a result of any such conversion provided for in clause (y) above, any such Assumed Company Stock-Based Awards shall be subject to all of the terms and conditions of the Parent Stock Plan and grant agreements for the Assumed Company Stock-Based Awards (rather than the terms and conditions of the Company Stock Plan and grant agreements under which the Assumed Company Stock-Based Awards were originally issued), subject to the foregoing sentence; provided, that such Assumed Company Stock-Based Awards will be subject to accelerated vesting for qualifying terminations of employment following the Effective Time, as set forth in Section 5.2(h) of the Company Disclosure Letter, which in no case will be less favorable than the acceleration provisions, if any, as applied to such Company Stock-Based Awards immediately prior to the Effective Time. Notwithstanding the foregoing, prior to the Closing Date, Parent may elect to treat some or all Company Stock-Based Awards that would otherwise be Assumed Company Stock-Based Awards as vested Surrendered Company

Stock-Based Awards, which will be settled in accordance with Section 2.8(b), but the vesting of such Company Stock-Based Awards will be fully accelerated prior to such treatment, except that the applicable settlement date may be delayed to the extent required by Section 409A of the Code.
(d) If the treatment of a non-U.S. Continuing Employee’s Company Stock-Based Award specified in this Section 2.8(c) would otherwise be prohibited, subject to onerous regulatory requirements, or subject to adverse tax treatment under the laws of the applicable jurisdiction (as reasonably determined by Parent in consultation with the Company), then this Section 2.8(c) shall not apply, and Parent shall provide compensation to the holder of such Company Stock-Based Award that is equivalent in value to the value described in this Section 2.8(c), to the extent practicable and as would not result in the imposition of additional taxes under Section 409A of the Code, in the form of a cash payment which will be reduced by any applicable Taxes or a new equity award, as reasonably determined by Parent in consultation with the Company.
(e) Parent Actions Related to Assumed Awards. Parent will take such actions as are reasonably necessary, if any, to reserve for issuance a number of authorized but unissued shares of Parent Common Stock for delivery upon exercise or settlement of the Assumed Company Stock-Based Awards. As soon as practicable after the Effective Time, to the extent the Assumed Company Stock-Based Awards are not already registered by Parent under the Securities Act, Parent will cause to be filed with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Parent Common Stock subject to the Assumed Company Stock-Based Awards. Parent will use the same level of efforts that it uses to maintain the effectiveness of its other registration statements on Form S-8 to maintain the effectiveness of such registration statement for so long as any Assumed Company Stock-Based Awards remain outstanding.
(f) Company Actions. Prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, will adopt any resolutions and take any actions within its authority with respect to the Company Stock Plans and the award agreements thereunder as are reasonably necessary to give effect to the transactions contemplated by this Section 2.8, including providing notice to each holder of a Company Option or Company Stock-Based Award in a form reasonably acceptable to Parent of the treatment of the Company Options or Company Stock-Based Awards set forth in this Agreement. The Company will provide Parent with drafts of, and a reasonable opportunity to review and comment upon (and Parent’s review and delivery of comments will occur promptly after the Company provides Parent with such drafts and the Company’s acceptance of Parent’s reasonable comments will not be unreasonably withheld), all notices, resolutions and other written actions or communications as may be required to give effect to the provisions of this Section 2.8.
(g) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Surrendered Company Options and Surrendered Company Stock-Based Awards. As promptly as reasonably practicable following the Closing Date, but in no event later than five Business Days following the Closing Date, the applicable holders of Surrendered Company Options and Surrendered Company Stock-Based Awards will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Surrendered Company Options or Surrendered Company Stock-Based Awards that are cancelled and converted pursuant to Section 2.8(a) or Section 2.8(b), as applicable. All such payments will be less any applicable withholding Taxes. Notwithstanding the foregoing, if any payment owed to a holder of Surrendered Company Options or Surrendered Company Stock-Based Awards pursuant to Section 2.8(a) or Section 2.8(b), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than five Business Days thereafter). All such payments will be less any applicable withholding or other Taxes or other amounts required by applicable Law to be withheld.
(h) Treatment of Employee Stock Purchase Plan. With respect to the Company’s Amended and Restated 1995 Employee Stock Purchase Plan, as may be amended and/or restated from time to time (the “ESPP”), as soon as practicable following the date of this Agreement, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof and, if appropriate, amending the terms of the ESPP that may be necessary or required under the terms of the ESPP and applicable Laws) to provide (i) that each individual participating as of the date hereof in the Offering Period (as defined in the ESPP) that commenced on February 16, 2021 (the “Final Offering”), will not be permitted to (A) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect when the Final Offering commenced; or (B) make separate non-payroll contributions to the ESPP on or following the date of this Agreement, except as may be required by applicable Law and (ii) that no new participants may begin participation in the ESPP after the date hereof. Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof and, if appropriate, amending the terms of the ESPP that may be necessary or required under the terms of the ESPP and applicable Laws) necessary to, effective upon the consummation of the Merger, (1) if the Closing shall occur prior to the end of the Final Offering, cause the Final Offering to be terminated no later than five Business Days prior to the Closing Date; (2) make any pro rata adjustments that may be necessary to reflect the shortened period of the Final Offering, if applicable, but otherwise treat such shortened Final Offering as a fully effective and completed Final Offering for all purposes pursuant to the terms of the ESPP; (3) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the terms of the ESPP; (4) provide that no further Offering Period or purchase period will commence pursuant to the terms of the ESPP after the date hereof; and (5) immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the ESPP will terminate in its entirety and no further rights shall be granted or exercised under the ESPP thereafter. On such exercise date, the Company will apply the funds credited as of such date pursuant to the terms of the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP.
(i) Section 409A. Notwithstanding anything herein to the contrary, with respect to any Company Option or Company Stock-Based Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be canceled in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Option or Company Stock-Based Award that will not trigger a Tax or penalty under Section 409A of the Code.
2.9. Surrender of Shares.
(a) Paying Agent and Exchange Fund. Prior to the Effective Time, Parent will enter into a customary agreement in a form reasonably acceptable to the Company with a paying agent designated by Parent and reasonably acceptable to the Company (the “Paying Agent”) for the payment of the per share Merger Consideration as provided in Section 2.7(a)(iii). At or promptly following the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of Company Common Stock under Section 2.7(a)(iii) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Company Common Stock. The Paying Agent will deliver the Merger Consideration to be issued pursuant to Section 2.7 out of the Exchange Fund. Except as provided in Section 2.7, the Exchange Fund will not be used for any other purpose.
(b) Exchange Procedures. Parent will cause the Paying Agent to mail, as soon as reasonably practicable after the Effective Time (but in no event more than three Business Days thereafter), to each Person who was, at the Effective Time, a holder of record of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) whose shares of Company Common Stock were converted into the right to receive the Merger Consideration pursuant to Section 2.7, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Common Stock will pass, only upon proper delivery of the Company Common Stock to the Paying Agent) and (ii) instructions for use in effecting the surrender of the certificates evidencing such shares of Company Common Stock (each, a “Certificate” and together, the “Certificates”) or the non-certificated shares of Company Common Stock (“Book-Entry Shares”) in exchange for the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.11) for cancellation to the Paying Agent in the case of a transfer of shares of Company Common Stock represented by Certificates or receipt by the Paying Agent of an agent’s message in the case of a transfer of Book-Entry

Shares, together with such letter of transmittal, duly executed (in the case of Company Common Stock represented by Certificates), and such other documents as may reasonably be required by the Paying Agent in accordance with the terms of such materials and instructions, the holder of such Certificates or Book-Entry Shares will be entitled to receive in exchange for the number of shares of Company Common Stock represented by Certificates and for each Book-Entry Share, and Parent will cause the Paying Agent to pay and deliver in exchange therefor as promptly as practicable, in respect of each share of Company Common Stock represented by Certificates and each Book-Entry Share, the amount of Merger Consideration that such holder is entitled to pursuant to Section 2.7. The Certificates so surrendered and the Book-Entry Shares of such holders will be cancelled. No interest will be paid or accrue on any cash payable upon surrender of any Certificate or upon conversion of any Book-Entry Shares.
(c) Investment of Exchange Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Exchange Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available). If (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by Section 2.7(a)(iii); or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Paying Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7(a)(iii) for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Paying Agent to make the payments contemplated by Section 2.7(a)(iii). Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(d) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Book-Entry Shares surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Book-Entry Shares so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.
(e) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates or Book-Entry Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
(f) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains undistributed to the holders of the Certificates or Book-Entry Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Book-Entry Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Merger Consideration payable in respect of the shares of

Company Common Stock represented by such Certificates or Book-Entry Shares solely to Parent (subject to abandoned property, escheat or similar laws), as general creditors thereof, for any claim to the Merger Consideration to which such holders may be entitled pursuant to Section 2.7.
2.10. No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Book-Entry Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor in accordance with Section 2.7(a)(iii), or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(b). The Merger Consideration paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9) be cancelled and exchanged as provided in this Article II.
2.11. Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.7. Parent or the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.12. Required Withholding. Each of the Paying Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Stock-Based Awards or Company Options such amounts as will be required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld they will be paid over to the appropriate Governmental Authority and, in such case, treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
2.13. Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.
2.14. Adjustment to Merger Consideration. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock occurs as a result of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, or any record date for any such purpose is established, the Merger Consideration and any other amounts payable pursuant to this Agreement will be appropriately adjusted, provided that nothing in this Section 2.14 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after October 1, 2020, and at least twenty-four (24) hours prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Company Recent SEC Reports”) (it being understood that (i) any matter disclosed in any Company Recent SEC Report will be deemed to be disclosed in a Section of the Company Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Company Recent SEC Report that it is applicable to such Section of the Company Disclosure Letter and (ii) this clause (a) will not apply to any of Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.7 and the second sentence of Section 3.12(a)); or (b) as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Parent and Merger Sub as follows:
3.1. Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties, rights and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties, rights and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date. The Charter and Bylaws are in full force and effect on the date of this Agreement. The Company is not in violation of the Charter or the Bylaws.
3.2. Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval and the filing of the Certificate of Merger, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.
3.3. Company Board Approval; Fairness Opinion; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein and declared this Agreement advisable; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) resolved to recommend that the Company Stockholders vote in favor of adoption of this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”).
(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of its financial advisor, Evercore Group L.L.C. (the “Advisor”), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. Promptly after the execution of this Agreement, the Company will deliver a copy of such opinion to Parent for information purposes only.
(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6(b) are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable

“anti-takeover” Law will not be applicable to this Agreement or the Merger. No other “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under any Laws applicable to the Company or any of its Subsidiaries is applicable to this Agreement or the Merger.
3.4. Requisite Stockholder Approval. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6(b) are true and correct, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.
3.5. Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any Subsidiary of the Company; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract or Privacy Policy; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law or Privacy Policy applicable to the Company or any of its Subsidiaries or by which any of their respective properties, rights or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not have a Company Material Adverse Effect.
3.6. Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws or Foreign Investment Laws, including the material approvals under foreign Antitrust Laws and Foreign Investment Laws identified in Section 7.1(b) of the Company Disclosure Letter; (iv) the rules of NASDAQ; and (v) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.
3.7. Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 560,000,000 shares of Company Common Stock and (ii) 40,000,000 shares of Company Preferred Stock, 1,000,000 of which are designated Company Series A Preferred Stock and 15,000,000 of which are designated Company Series B Preferred Stock. As of 5:00 p.m., Eastern time, on April 9, 2021 (such time and date, the “Capitalization Date”), (A) 285,505,995 shares of Company Common Stock were issued and outstanding (for the avoidance of doubt, excluding shares held in treasury); (B) no shares of Company Preferred Stock were issued and outstanding; (C) the maximum number of shares of Company Common Stock subject to issuance pursuant to outstanding Convertible Debentures to the extent converted in accordance with their terms and giving effect to the transactions contemplated by this Agreement (assuming for this purpose that the Effective Time were to take place on the Capitalization Date) is 52,569,235; and (D) 3,750,588 shares of Company Common Stock were held by the Company as treasury shares.
(b) All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting or settlement of Company Stock-Based Awards or Company Options granted prior to the date of this Agreement.
(c) Stock Reservation. As of the Capitalization Date, there were (i) 11,408,863 shares of Company Common Stock in reserve that remain available for issuance pursuant to the Company Stock Plans

(assuming achievement of applicable performance goals at maximum level with respect to Company Stock-Based Awards outstanding as of the Capitalization Date); and (ii) 52,569,235 shares of Company Common Stock as may from time to time be issuable upon conversion of the Convertible Debentures (assuming for this purpose that the Effective Time were to take place on the Capitalization Date). As of the Capitalization Date, (A) there were outstanding Company Stock-Based Awards representing the right to receive up to 8,656,073 shares of Company Common Stock, assuming achievement of applicable performance goals at target level (and 11,502,960 shares of Company Common Stock, assuming achievement of applicable performance goals at maximum level); (B) there were outstanding Company Options to acquire 9,355 shares of Company Common Stock; and (C) the Company has received aggregate contributions of $ 2,857,258 for the current offering period pursuant to the ESPP.
(d) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Capital Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) other than the Convertible Debentures, no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) other than the Convertible Debentures and Company Options, no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue or sell, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect. Section 3.7(d) of the Company Disclosure Letter contains a correct and complete list as of April 9, 2021 of outstanding Company Options (other than pursuant to the ESPP) and Company Stock-Based Awards, including the holder, the location of employment of any holder that is a current employee of the Company as reflected in the current records of the Company, the Company Stock Plan under which the award was granted, the date of grant, term (for Company Options), where applicable, number of shares of Company Common Stock underlying such Company Security and, where applicable, exercise price and vesting schedule. Section 1.1(x) of the Company Disclosure Letter contains a correct and complete list of each Company Stock Plan. Each Company Option (other than pursuant to the ESPP) (x) was granted with an exercise price per share equal to or greater than the fair market value of a share of Company Common Stock on the effective date of such grant, and (y) has a grant date identical to the grant date approved by the Company Board or the compensation committee of the Company Board, which is either the date on which the Company Option was awarded or a later date specified by the Company Board or the compensation committee of the Company Board. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, other than the Convertible Debentures, convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter. No Subsidiary of the Company owns any shares of Company Common Stock.
(e) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8. Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization of each Subsidiary of the Company as of the date hereof. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.
(b) Capital Stock of Subsidiaries. As of the Capitalization Date, all of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares as indicated on Section 3.8(b) of the Company Disclosure Letter, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.
(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.
(d) Other Equity Interests. Other than for the capital stock of its Subsidiaries, as of the date hereof, the Company does not own any equity or voting interest in any other Person.
3.9. Company SEC Reports. Since October 1, 2018, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10. Company Financial Statements; Internal Controls; Indebtedness.
(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries (including all notes thereto) filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows and stockholders’ equity for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended September 30, 2020, and such assessment concluded that such system was effective. The Company’s independent registered public accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of September 30, 2020. Since September 30, 2020, to the Knowledge of the Company, no events, facts or circumstances have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending September 30, 2020, and conclude, after such assessment, that such system was effective. Since October 1, 2018, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any “significant deficiency” or “material weakness” (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.
(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet.

3.11. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated balance sheets (and the notes thereto) of the Company and its Subsidiaries set forth in the Company’s quarterly reports on Form 10-Q filed by the Company with the SEC since the date of the Audited Company Balance Sheet and prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since September 30, 2020; or (d) that would not have a Company Material Adverse Effect.
3.12. Absence of Certain Changes; No Company Material Adverse Effect. (a) Since September 30, 2020 through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business (other than as a result of COVID-19 and COVID-19 Measures). Since September 30, 2020 through the date of this Agreement, there has not occurred a Company Material Adverse Effect. (b) Since December 31, 2020 through the date of this Agreement, the Company has not taken any action that would be prohibited by Section 5.2(a), (b), (c), (d), (e), (f), (j), (k), (l)(D)–(G), (m), (n), (o) or (p) (or, to the extent relating to such subsections, Section 5.2(r)) if taken or proposed to be taken after the date of this Agreement.
3.13. Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list as of the date hereof of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.20(a) of the Company Disclosure Letter). A copy of each Material Contract set forth in Section 3.13(a) of the Company Disclosure Letter has been made available to Parent prior to the date of this Agreement.
(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto, enforceable in accordance with its terms and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is or is alleged to be in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract, except for such written notices to terminate, not renew, or renegotiate with respect to matters that would not have a Company Material Adverse Effect.
3.14. Real Property.
(a) Owned Real Property. Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the real property and interests in real property owned by the Company and its Subsidiaries as of the date of this Agreement (together will all buildings, improvements and fixtures located thereon and appurtenances thereto, the “Owned Real Property”). Except as would not have a Company Material Adverse Effect, (i) neither the Company nor its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property or Leased Real Property (defined below) and (ii) the Company or one of its Subsidiaries has good and valid title to all of the Owned Real Property, free and clear of all Liens (other than Permitted Liens).
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, with respect to each real property for which the Company and its Subsidiaries expect to spend in excess of $600,000 (across lease expenses and operating expenses) during the year ended September 30, 2021 under the Company’s operating plan (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). With respect to each Lease and except as would not have a Company Material Adverse Effect, (i) the Company has not received written notice from any other party to such Lease alleging that the Company or its Subsidiaries are in breach or default pursuant to such Lease, (ii) the Company has not delivered any written notice to any other party to such Lease alleging such other party is in breach or default pursuant to such Lease; (iii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein, (iv) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease and (v) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all Liens (other than Permitted Liens).
(c) Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list as of the date of this Agreement of all of the existing subleases, licenses or similar agreements with respect to each real property for which the Company and its Subsidiaries expect to spend in excess of $600,000(across lease expenses and operating expenses) during the year ended September 30, 2021 under the Company’s operating plan (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future the Owned Real Property or the Leased Real Property. With respect to each of the Subleases, each Sublease is valid and binding on the Company or each such Subsidiary of the Company party thereto enforceable in accordance with its terms and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Sublease, except for such failures to be in full force and effect that would not have, or reasonably be expected to have a Company Material Adverse Effect.
(d) As of the date hereof, the buildings, structures and improvements included in the Leased Real Property are in a condition sufficient for the operation of the business as conducted thereon on the date hereof, except as would not have a Company Material Adverse Effect.
(e) To the Knowledge of the Company, there is no pending or threatened, appropriation, condemnation or similar proceeding affecting the Owned Real Property or Leased Real Property or any part thereof or interest therein or of any sale or other disposition of the Leased Real Property or any part thereof or interest therein in lieu of condemnation, except as would not have a Company Material Adverse Effect.
3.15. Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has received any written notice alleging that the Company or any Subsidiary has violated any Environmental Law or is liable under any Environmental Law or regarding Hazardous Substances; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of or arranged for disposal any Hazardous Substances in violation of or in a manner that would reasonably be expected to result in liability under any applicable Environmental Law, and to the Knowledge of the Company as of the date of this Agreement, Hazardous Substances are not otherwise present at or affecting any of the Owned Real Property or Leased Real Property in amounts or circumstances that would reasonably be expected to require the Company or any of its Subsidiaries to undertake any investigation or corrective or remedial action under any applicable Environmental Law, or to give rise to any claim against or interfere with the operations of the Company or any of its Subsidiaries; (c) has exposed any employee or any other Person to Hazardous Substances in violation, or in a manner that would reasonably be expected to result in liability under, of any applicable Environmental Law; or (d) is a party to or is the subject of any pending or, to the Knowledge of the Company as of the date of this Agreement, threatened Legal Proceeding (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law or regarding Hazardous Substances; or (e) has assumed or retained by contract or, to the Knowledge of the Company as of the date of this Agreement, by operation of law, any liability under Environmental Law or regarding Hazardous Substances.
3.16. Intellectual Property/Privacy & Security. Except as would not have a Company Material Adverse Effect:
(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all material Intellectual Property registrations and applications owned by the Company or its Subsidiaries. All of such registered or issued items are subsisting and unexpired, and to the Knowledge of the Company, valid and enforceable.

(b) The Company and its Subsidiaries are the sole owners of the material Company Intellectual Property, free and clear of all Liens other than Permitted Liens. All Persons who have contributed to the creation, invention or development of any material Company Intellectual Property have assigned in writing to the Company their rights and interests therein that do not initially vest with the Company by operation of Law.
(c) Neither the Company nor any of its Subsidiaries is under any obligation to license any material Company Intellectual Property to any Governmental Authority or any educational or research institution because it has received funding or other resources or assistance from any such Persons to develop such Company Intellectual Property. Each of the Company and its Subsidiaries are not and have not been a member of, participant in or contributor to (or bound by) any standards-setting organization or patent pool that requires the Company or any of its Subsidiaries to license, release, covenant not to assert or make available any material Company Intellectual Property to any other Person.
(d) The business of the Company and its Subsidiaries as currently conducted does not infringe or misappropriate the Intellectual Property other than patents (or to the Knowledge of the Company, patents) of any Person. To the Knowledge of the Company, no Person is materially infringing or misappropriating the Company Intellectual Property.
(e) Since October 1, 2018, neither the Company nor any of its Subsidiaries has received written notice (including cease and desist letters and invitations to take a patent license that would reasonably be construed as notice of infringement) from any Person alleging that the operation of the business of the Company or any of its Subsidiaries infringes or misappropriates its Intellectual Property.
(f) The Company and each of its Subsidiaries have taken commercially reasonable efforts to protect their confidential information and trade secrets.
(g) No Person possesses (or has any current or contingent rights to access or possess) any material source code owned by Company or its Subsidiaries, other than employees and contractors performing services for the Company, for use solely in connection with performing such services and subject to reasonable confidentiality agreements.
(h) The Company and its Subsidiaries have not distributed, licensed, conveyed, released or made available to any Person any material proprietary software that is, in whole or in part, subject to or governed by a Specified OSS License in a manner that, based on the Company’s or its Subsidiaries’ use of such Specified OSS License, would require (i) the disclosure, licensing or distribution of any material proprietary source code owned the Company or its Subsidiaries or (ii) that such material proprietary source code be made available at no charge or otherwise licensed to third parties for the purpose of making derivative works.
(i) (i) The IT Assets owned or leased by Company and its Subsidiaries are in good working order and are sufficient to operate its business as currently conducted; (ii) all Company Products and material IT Assets owned or leased by Company and its Subsidiaries: (A) have written documentation with respect to their proper maintenance, support and improvement that is accurate and complete in all material respects; (B) function in accordance with their specifications, documentation and/or intended purpose; and (C) are free from material defects, deficiencies, vulnerabilities, errors, disabling mechanisms, viruses, time locks, Trojan horses, malware or other contaminants or corruptants; and (iii) the Company Products and such IT Assets are tested regularly by Company and its Subsidiaries with respect to the items in clause (C) and all material problems are promptly corrected.
(j) (i) The Company and its Subsidiaries take reasonable actions to protect, maintain, audit, monitor and test the confidentiality, integrity, availability, redundancy, backup, continuous operation and security of the Company Products and IT Assets used in their businesses (and all data, including all Personal Data, Processed in connection with their businesses), and (ii) since October 1, 2018, to the Knowledge of the Company, there have been no breaches, violations, interruptions, outages, unauthorized uses of or unauthorized access to any of the foregoing, other than those that were resolved without material cost, liability or the duty to notify any Person.
(k) where required under applicable Privacy Laws, (i) the Company has valid consents from users of Company Products or other valid legal bases for the Company or its contractors or sub processors to

Process their Personal Data in connection with such Company Product, (ii) with respect to any transfers by the Company prior to the Closing Date of any such information for Processing in connection with other products, services, solutions or platforms of the Company, the Company had valid consents from the applicable users of Company Products or other valid legal bases for such transfers, and (iii) on and after the Closing Date, Parent and its other Subsidiaries will have valid consents from users of Company Products or other valid legal bases to receive such information and to Process same consistent with the Company’s receipt and Processing of such information prior to the Closing Date.
(l) where required under applicable Privacy Laws, the Company responds in a timely and proper manner to all valid requests and complaints by individuals under applicable Privacy Laws with respect to their Personal Data, and there are no claims or Legal Proceedings alleging otherwise.
3.17. HIPAA Compliance. Except as would not have a Company Material Adverse Effect:
(a) In the past five (5) years, the Company and its Subsidiaries have (a) been in compliance with HIPAA and all other applicable similar state and foreign Laws, (b) entered into appropriate contractual arrangements (including Business Associate Agreements and data use agreements) with their customers and subcontractors as required by HIPAA, (c) have adhered to all provisions regarding the use and disclosure of Personal Data and de-identified data in such contractual arrangements, and (d) have otherwise implemented appropriate policies and procedures to ensure compliance with HIPAA (and other applicable similar state and foreign Laws) and the protection of Personal Data.
(b) The Company and its Subsidiaries conduct annual security risk assessments where required under HIPAA and have implemented appropriate administrative, physical and technical safeguards to ensure compliance with HIPAA and the protection of Personal Data, except as would not reasonably be expected to be required by HIPAA. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any of the subcontractors of the Company or its Subsidiaries, has had any unauthorized use or disclosure of Personal Data that would constitute a “breach” (as defined in 45 C.F.R. § 164.402) that would require the Company to provide notice under 45 C.F.R. § 164.404. No action or proceeding has been initiated by the U.S. Department of Health and Human Services or any other Governmental Authority (including, for the avoidance of doubt, state or foreign Governmental Authorities) relating to actual or alleged non-compliance with HIPAA or any other similar state or foreign Law by the Company or its Subsidiaries or any of their subcontractors that is either still pending or has resulted in a corrective action plan, including actions and proceedings seeking a compliance review or any similar inquiry or investigation. In the past six (6) years, the Company and its Subsidiaries have not received written notice from any Governmental Authority that a pending complaint has been filed with the U.S. Department of Health and Human Services or any other Governmental Authority (including, for the avoidance of doubt, state or foreign Governmental Authorities) regarding compliance with HIPAA or any other similar state or foreign Law by the Company or its Subsidiaries.
3.18. Healthcare Laws. Except as would not have a Company Material Adverse Effect:
(a) Since January 1, 2014, the Company and its Subsidiaries have been and currently are conducting their respective businesses in compliance with all applicable Healthcare Laws. Since October 1, 2018, there have been no Legal Proceedings pending or threatened in writing against the Company or any of its Subsidiaries by any Governmental Authority, or, to the Knowledge of the Company, any of its employees (with respect to their conduct on behalf of the Company or its Subsidiaries) and none of the Company and its Subsidiaries is a subject of any investigation by or with any Governmental Authority relating in any respect to any Healthcare Laws or relating to any registration, listing, license, permit, certificate, certification of electronic health records or health information technology or other authorization, clearance or approval by a Governmental Authority required, or alleged by such Governmental Authority to be required, under any Healthcare Laws for the operation of the Company and its Subsidiaries or for any Company Products. None of the Company or its Subsidiaries have, since October 1, 2018, received written notice from the U.S. Food and Drug Administration, U.S. Department of Health and Human Services, U.S. Department of Veterans Affairs or any other Governmental Authority alleging or asserting that any Company Products, operation or activity is in violation of any Healthcare Laws, nor, to the Knowledge of the Company, is any such notice threatened in writing.

(b) To the Knowledge of the Company, the Company and its Subsidiaries (i) have not received any pending written notice of denial of payment, recoupment, or overpayment, set-off, penalty or fine from any Federal Healthcare Program, or any other third-party payor, other than notices of a non-material nature received in the ordinary course of business, since October 1, 2018, (ii) do not have outstanding overpayments or refunds due to Federal Healthcare Programs or any other third-party in excess of $5,000,000 in the aggregate, and (iii) do not plan to make any self-disclosure to any Governmental Authority regarding an amount in excess of $5,000,000.
(c) None of the Company or its Subsidiaries (i) is a party to a corporate integrity agreement or certificate of compliance agreement with the Office of Inspector General of the U.S. Department of Health and Human Services or similar government-mandated compliance program, (ii) has any continuing reporting obligations pursuant to a settlement agreement or other remedial measure related to Healthcare Laws entered into with any Governmental Authority or (iii) has been served with or received any search warrants, subpoenas, or civil investigative demands of which the Company or any of its Subsidiaries is the subject of such search warrant, subpoena or civil investigative demand from any Governmental Authority since October 1, 2018.
(d) Since October 1, 2018, none of the Company, its Subsidiaries, nor, to the Knowledge of the Company, any of their current or former agents or employees (with respect to their conduct on behalf of the Company or its Subsidiaries): (i) has been convicted of, charged with or entered into any settlement or resolution agreement with any Governmental Authority to avoid conviction of, any violation of any Healthcare Laws, (ii) is excluded, suspended, debarred, or proposed for debarment from participation, has received a written notice of their exclusion, suspension, or debarment from participation, has been threatened in writing with exclusion, suspension, or debarment from participation or is otherwise ineligible to participate in Federal Healthcare Programs, or (iii) has been convicted of, or entered into any settlement agreement with any Governmental Authority to avoid conviction of, any criminal offense relating to the delivery of any item or service under a Federal Healthcare Program or had a civil monetary penalty assessed against them under Section 1128A of the Social Security Act or any regulations promulgated thereunder.
3.19. Tax Matters.
(a) Tax Returns. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all income and other material United States federal, state, local and non-United States returns, declarations, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by, or on behalf of, any of them in accordance with all applicable Laws; and (ii) paid to the extent due and payable, or (to the extent accrued but not yet due and payable) have adequately reserved (in accordance with GAAP) for the payment of, all material Taxes (whether or not shown on such Tax Return) that are required to be paid by or on behalf of the Company or any of its Subsidiaries. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired. There are no Liens for Taxes upon any of the assets or properties of the Company or any of its Subsidiaries, other than Permitted Liens.
(b) Taxes Paid. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, all material Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant government authority.
(c) No Audits. No audits, examinations or similar contests (such as litigation) with respect to material Taxes due from or with respect to the Company or any of its Subsidiaries by any Governmental Authority are presently in progress or have been asserted, threatened or proposed in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.

(d) Other Taxes. The Company and each of its Subsidiaries have (i) collected all material sales, use, value added, goods and services, and similar Taxes required to be collected and (ii) timely remitted all such Taxes collected to the appropriate Governmental Authorities in accordance with applicable Laws.
(e) No Waiver. Neither the Company nor any of its Subsidiaries has entered into or requested any agreement to extend or waive the statutory period of limitations for the assessment or collection of material Taxes. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received, or requested any private letter rulings from the Internal Revenue Service (or any comparable Tax rulings from any other Governmental Authority). No power of attorney is currently in effect with respect to any material Taxes or material Tax Returns of the Company or any of its Subsidiaries.
(f) Affiliated Groups. Neither the Company nor any of its Subsidiaries (i) to the Knowledge of the Company, is or has ever been a member of an affiliated group of corporations filing a consolidated United States federal income Tax Return (other than the group to which they are currently members and the common parent of which is the Company or any of its Subsidiaries) or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of any state, local, or foreign Law), as a transferee or successor, by contract (other than contracts entered into in the ordinary course of business the principal purpose of which is unrelated to Tax), operation of law, or otherwise.
(g) At no time prior to November 2020 was there any agreement, understanding, arrangement, or substantial negotiations between the Company, any of its Subsidiaries or any of their respective officers or directors, any Person acting on behalf of the Company or its Subsidiaries, or any Person acting with the explicit or implicit permission, of any of the above, on the one hand, and Parent, any of its Subsidiaries or any of their respective officers or directors, any Person acting on behalf of Parent or its Subsidiaries, or any Person acting with the explicit or implicit permission, of any of the above, on the other hand, concerning the transactions contemplated by this Agreement or a similar acquisition, all within the meaning of Treasury Regulation Section 1.355-7.
(h) No Listed Transaction. Neither the Company nor any of its Subsidiaries has engaged in or has been a material advisor with respect to a “listed transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(2).
(i) No Deferred Foreign Income. Neither the Company nor any of its Subsidiaries was required to include any amounts in income as a result of the application of Section 965 of the Code.
(j) Tax Agreements. Neither the Company nor any of its Subsidiaries is a party to or bound by, or currently has any obligations or material liability pursuant to, any Tax sharing, allocation, indemnification or similar agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes.
(k) Transfer Pricing. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology and conducting intercompany transactions at arm’s length.
(l) CARES Act. Neither the Company nor any of its Subsidiaries has deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(m) Other Income Inclusions or Exclusions. Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) intercompany transactions described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) with respect to a transaction or event occurring on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or paid outside the ordinary course of business on or prior to the Closing Date.

(n) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any “extraordinary disposition” or “extraordinary reduction” as such terms are defined in Treasury Regulations Section 1.245A-5, nor is a successor to any “extraordinary disposition account” pursuant to Treasury Regulations Section 1.245A-5.
(o) As of the date of this Agreement, (i) the representations, warranties and covenants in the Company Representation Letter are true and correct in all material respects, and (ii) the Company knows of no reason why it would not able to deliver the Company Representation Letter at the Closing.
3.20. Employee Plans.
(a) Employee Plans. Section 3.20(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all material Employee Plans. For purposes of this Agreement, the term “Employee Plans” means (i) all “employee benefit plans” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA; and (ii) all other employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control, employee loan, and other similar fringe, welfare or other compensation or employee benefit plans, programs, agreements, contracts, policies or arrangements (whether or not in writing) (A) that are sponsored, maintained or contributed to (or required to be contributed to) for the benefit of any current or former employee, director or independent contractor of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”); or (B) with respect to which the Company or any of its Subsidiaries has any current liability, contingent or otherwise, in each case, other than any plan, program or arrangement maintained by a Governmental Authority to which the Company or any of its Subsidiaries is required to contribute pursuant to applicable Law. With respect to each material Employee Plan, other than an International Employee Plan, to the extent applicable, the Company has made available to Parent, prior to the date of this Agreement, true, correct and complete copies of (or, to the extent no such copy exists, an accurate description thereof, to the extent applicable) (1) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto and any audited financial statements and actuarial valuation reports; (2) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code or, if such Employee Plan is a prototype plan, the opinion or notification letter which covers each such Employee Plan, if applicable; (3) the plan documents, including all amendments thereto, and summary plan descriptions and summaries of material modifications; (4) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (5) a copy of a Code Section 280G analysis prepared in connection with the transactions contemplated by this Agreement. With respect to each material Employee Plan that is maintained in any non-United States jurisdiction or covers any employee residing or working outside the United States (each, an “International Employee Plan”), to the extent applicable, the Company has used commercially reasonable efforts to make available to Parent, prior to the date hereof, true, correct and complete copies of (a) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; (b) any document comparable to the determination letter referenced pursuant to clause (2) above issued by a Governmental Authority relating to the satisfaction of Law necessary to obtain the most favorable tax treatment, (c) the plan documents, including all amendments thereto, and any legally required summaries thereof; and (d) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements. To the extent that the Company has not made available to Parent any of the documents relating to International Employee Plans set forth in this 3.20(a) prior to the date hereof, the Company will make such documents available to Parent not later than 10 Business Days after the date hereof.
(b) Absence of Certain Plans. Neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates has in the six years preceding the date hereof maintained, sponsored, contributed to (or had an obligations to contribute to) or otherwise had any liability with respect to or currently maintains, sponsors or participates in, contributes to (or has an obligation to contribute to) or otherwise has any liability with respect to, (i) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (ii) a “multiple employer plan” subject to Section 413 of the Code or Section 4063 or Section 4064 of ERISA; or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Section 4971 of the Code or Title IV of ERISA.
(c) Compliance. Except as would not have a Company Material Adverse Effect, each Employee Plan has been established, maintained, funded, operated and administered in compliance in all respects with its terms and with the requirements of all applicable Laws, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority.
(d) Tax Qualified Status. Except as would not have a Company Material Adverse Effect, each Employee Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter as to its qualification, or if such Employee plan is a prototype plan, the opinion or notification letter for each such Employee Plan and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.
(e) Employee Plan Liabilities. Except as would not have a Company Material Adverse Effect, no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or any other applicable Law.
(f) Employee Plan Legal Proceedings. Except as would not have a Company Material Adverse Effect, (i) there are no Legal Proceedings pending or threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan with respect to the administration or operation of such Employee Plan, other than routine claims for benefits in the ordinary course that have been or are being handled through an administrative claims procedure; and (ii) no facts or circumstances exist that would reasonably be expected to give rise to any such Legal Proceedings.
(g) No Prohibited Transactions. Except as would not have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries nor any of their respective directors, officers, employees or agents, has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that would reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.
(h) No Welfare Benefit Plan. Except as would not have a Company Material Adverse Effect, no Employee Plan that is a “welfare benefit plan” (within the meaning of Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits or coverage to any person, except as may be required by Section 4980B of the Code or any similar Law.
(i) Employee Plans Impacted by Merger; Section 280G. No Employee Plan exists that, as a result of the execution of this Agreement, shareholder approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) would reasonably be expected to: (i) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries (each, a “Company Employee”) to any severance pay or any other payment or benefit, (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation or benefit due to any Company Employee, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Employee Plan, or (iv) result in any payment or benefit that either alone or together with any other payments or benefits, could reasonably be expected to constitute a parachute payment” within the meaning of Code Section 280G(b)(2).
(j) International Employee Plans. Except as would not have a Company Material Adverse Effect, (i) each International Employee Plan has been established, maintained, funded, operated and administered in compliance in all respects with its terms and conditions and with the requirements prescribed by any applicable Laws, (ii) each International Employee Plan which is required or approved by any Governmental Authority has been so registered and approved and has been maintained in good standing with applicable requirements of the Governmental Authorities, and, if intended to qualify for special tax treatment, there are no existing circumstances or events that have occurred or that would reasonably be expected to affect adversely the special tax treatment with respect to such International Employee Plans, and no International Employee Plan has unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. Except as would not have a Company Material Adverse Effect, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits).
(k) No New Employee Plans. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any plan or commitment to amend any Employee Plan or establish any new employee benefit plan or to increase any benefits pursuant to any Employee Plan.
(l) None of Company, Parent, or any Affiliate of Parent will be obligated to pay or reimburse any Person for any Taxes imposed under Code Section 4999 (or any comparable provision of other applicable Law) as a result of the consummation of the transactions contemplated by this Agreement, either alone or in connection with any other event.
(m) Except as would not have a Company Material Adverse Effect, (i) no Company Option (or other right to acquire any Company Share) is or has ever been a “nonqualified deferred compensation plan” within the meaning of Code Section 409A(d)(1) and (ii) all Employee Plans that are “nonqualified deferred compensation plans” within the meaning of Code Section 409A(d)(1) satisfy the requirements of Code Sections 409A(a)(2), 409A(a)(3), and 409A(a)(4) and the guidance thereunder and have been operated in accordance with such requirements.
3.21. Labor and Employment Matters.
(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor union contract, trade union agreement or similar employee representative agreement (each, a “Collective Bargaining Agreement”), and other than as listed on 3.21 of the Company Disclosure Letter or as would be immaterial, no employees of the Company or any of its Subsidiaries are members of a labor union, trade union, works council or any similar group with regard to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no activities or proceedings of any labor union, trade union, works council or any similar group to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Collective Bargaining Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, material slowdown, or material work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries. There is no material unfair labor practice complaint pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board with respect to any employee of the Company or any of its Subsidiaries.
(b) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have complied and are in compliance with applicable Laws and orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, collective bargaining and material contractual requirements pertaining to personally identifiable information). Neither the Company nor any of its Subsidiaries are bound by any consent decree with any Governmental Authority arising out of any employment or labor issues, and, to the Knowledge of the Company, none has been threatened.
(c) Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending, or, to the Knowledge of the Company, threatened between Company or any of its Subsidiaries and any of its or their current or former employees, or independent contractors, or any trade or labor union, works council or similar body.
(d) WARN Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has effectuated a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of WARN, or implemented any early retirement, separation or window program, in each case, within the 24 months prior to the date of this Agreement, nor, as of the date of this Agreement, has the Company nor any of its Subsidiaries announced any such action or program for the future.
(e) Withholding. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have withheld all amounts required by applicable Law to be withheld from the wages, salaries and other payments to employees, and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).
(f) No Allegations of Sexual Harassment. Since October 1, 2018, the Company and each of its Subsidiaries has not been party to a material settlement agreement with a current or former officer, employee or independent contractor resolving material allegations of sexual harassment by either (i) an officer of Company or any of its Subsidiaries; or (ii) an employee of Company or any of its Subsidiaries. Since October 1, 2018, there have not been any material allegations of sexual harassment made to the Company against any current or former director, officer or employee holding the position of Vice President or higher, in each case, of Company or any of its Subsidiaries.
3.22. Permits. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries hold all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries comply with the terms of all Permits, and no suspension, cancellation, non-renewal or adverse modification of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions, cancellations, non-renewals or adverse modifications that would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, all Permits are in full force and effect.
3.23. Compliance with Laws.
(a) General Compliance. Except as would not have a Company Material Adverse Effect, since October 1, 2018 the Company and each of its Subsidiaries have been, and their business and operations have been conducted, in compliance with all, and have not received written notice of any default or violation of any, Laws and Privacy Policies that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries.
(b) Prohibited Payments; Anti-Corruption Laws. Since October 1, 2016, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to an act by any Governmental Authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery or similar matters. Since October 1, 2016, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery or similar matters. To the Knowledge of the Company, no Governmental Authority is investigating, examining or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery or similar matters. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company and its Subsidiaries, and their respective directors, officers, and employees with applicable Laws relating to anti-corruption, bribery or similar matters.
(c) OFAC; Sanctions. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries has, since October 1, 2016, taken any action, directly or indirectly, that would result in a violation of relevant Laws and regulations imposing U.S., E.U., U.N., or U.K. export controls or economic sanctions measures, including any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury

Department (“OFAC”) and the Bureau of Industry and Security of the U.S. Department of Commerce, and any sanctions measures under the International Emergency Economic Powers Act, the Trading with the Enemy Act, or the Iran Sanctions Act, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, “Sanctions”). None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is a Person that is the target of Sanctions or designated as a “Specially Designated National” or “Blocked Person” by OFAC (each a “Sanctioned Person”). Neither the Company nor any of its Subsidiaries has any assets, employees or offices in, and is not organized under the Laws of any of Cuba, Crimea, Iran, Sudan, Syria, North Korea, Venezuela, or Myanmar (each a “Sanctioned Country”). Neither the Company nor its Subsidiaries have engaged in any direct or indirect transactions or dealings since October 1, 2016 with or involving any Sanctioned Person or any Sanctioned Country, in each case in violation of applicable Sanctions. The Company and its Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries, and their respective directors, officers, and employees with applicable Sanctions.
3.24. Legal Proceedings; Orders.
(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.
(b) No Orders. Neither the Company nor any of its Subsidiaries or any of their assets, rights or properties (including Intellectual Property) is subject to any material order, writ, judgment, injunction, decree or award of any kind or nature that would (i) prevent or materially delay the consummation of the Merger beyond the Termination Date or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement or (ii) have a Company Material Adverse Effect.
(c) No Product Liability. Except as would not have a Company Material Adverse Effect, since October 1, 2018, there have not been any material claims or, to the Knowledge of the Company, allegations, made in writing to the Company with respect to any Company Products under any theory of tort liability, including strict liability, product liability, defects, errors, failure to warn, negligence, warranty or indemnity, other than individual requests for customer support or customer complaints in the ordinary course of business.
3.25. Insurance.
(a) Policies and Programs. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.
(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since October 1, 2018, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals. All premiums due with respect to such insurance policies have been paid in accordance with the terms thereof.
3.26. Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are, and since October 1, 2018, there have been, no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer or employee) thereof or any holder of 5% or more of the shares of Company Capital Stock, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.
3.27. Brokers. Other than the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its

Subsidiaries, or any officer, director or employee thereof, or any other Person who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission from the Company or its Subsidiaries, in each case in connection with the Merger. A copy of the engagement letter for the Advisor has been made available to Parent.
3.28. Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:
(i) neither Parent or Merger Sub nor any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
With respect to any Section of this Article IV, except (a) as disclosed in the reports, statements and other documents filed by Parent with the SEC or furnished by Parent to the SEC, in each case pursuant to the Exchange Act on or after July 1, 2020, and at least twenty-four (24) hours prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Parent Recent SEC Reports”) (it being understood that (i) any matter disclosed in any Parent Recent SEC Report will be deemed to be disclosed in a Section of the Parent Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Parent Recent SEC Report that it is applicable to such Section of the Parent Disclosure Letter and (ii) this clause (a) will not apply to any of Section 4.2, Section 4.3 or Section 4.8); or (b) as set forth in the Parent Disclosure Letter, Parent and Merger Sub hereby represent and warrant to the Company as follows:
4.1. Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in such good standing, or to have such power or authority, would not prevent or materially delay the ability of Parent to consummate the Merger.
(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be in such good standing, or to have such power or authority, would not prevent or materially delay the ability of Merger Sub to consummate the Merger. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent or a direct or indirect Subsidiary of Parent is the sole record and beneficial stockholder of Merger Sub.
(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the articles of incorporation, bylaws and other similar organizational documents of Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its articles of incorporation, bylaws or other similar organizational document, except where the failure to be in such good standing, or to have such power or authority, would not prevent or materially delay the ability of Parent and Merger Sub to consummate the Merger. The articles of incorporation, bylaws or other similar organizational document of Parent and Merger Sub are in full force and effect on the date of this Agreement.
4.2. Corporate Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and, other than the adoption of this Agreement by Parent immediately following the execution and delivery of this Agreement in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger or the other transactions contemplated by this Agreement (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.
4.3. Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the material properties or material assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger.
4.4. Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws or Foreign Investment Laws, including the material approvals under foreign Antitrust Laws and Foreign Investment Laws identified in Section 7.1(b) of the Company Disclosure Letter; (iv) the rules of NASDAQ and (v) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger.
4.5. Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger.
4.6. Ownership of Company Capital Stock. Neither Parent nor Merger Sub (a) owns any shares of Company Capital Stock as of the date hereof or (b) is (or has been during the two years prior to the date of this Agreement) an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company assuming that the representations of the Company set forth in Section 3.3(c) are true and correct.
4.7. Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission for which the Company would be liable in connection with the Merger.
4.8. No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to adopt and approve this Agreement and the Merger.

4.9. Sufficient Funds. Parent has available and will have available at the Effective Time the funds necessary for the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger.
4.10. Tax Matters.
(a) At no time prior to November 2020 was there any agreement, understanding, arrangement, or substantial negotiations between the Company, any of its Subsidiaries or any of their respective officers or directors, any Person acting on behalf of the Company or its Subsidiaries, or any Person acting with the explicit or implicit permission, of any of the above, on the one hand, and Parent, any of its Subsidiaries or any of their respective officers or directors, any Person acting on behalf of Parent or its Subsidiaries, or any Person acting with the explicit or implicit permission, of any of the above, on the other hand, concerning the transactions contemplated by this Agreement or a similar acquisition, all within the meaning of Treasury Regulation Section 1.355-7.
(b) As of the date of this Agreement, (i) the representations, warranties and covenants in the Parent Representation Letter are true and correct in all material respects, and (ii) Parent knows of no reason why it would not be able to deliver the Parent Representation Letter at the Closing.
4.11. Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by or discussions with the Company’s management whether prior to or after the date of this Agreement or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V
INTERIM OPERATIONS OF THE COMPANY
5.1. Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; (d) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (e) as may be required by applicable Law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business, except with respect to actions or omissions that constitute COVID-19 Measures; and (iii) use its respective reasonable best efforts to (A) preserve intact its material assets, properties, Contracts or other legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships and goodwill with customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company or any of its Subsidiaries has business relations.
5.2. Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed); (iii) for actions or omissions that constitute COVID-19 Measures (following reasonable prior consultation with Parent); or (iv) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:
(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document;
(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except (A) for the issuance and sale of shares of Company Common Stock pursuant to Company Options or Company Stock-Based Awards or Convertible Debentures outstanding as of the Capitalization Date in accordance with their terms and (B) the issuance of shares of Company Common Stock in respect of a participant’s accumulated contributions under the ESPP in accordance with the terms of the ESPP at the conclusion of the Final Offering Period;
(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) forfeitures, repurchases or withholding of Company Securities pursuant to the terms and conditions of Company Stock-Based Awards or Company Options outstanding as of the date of this Agreement or granted after the date of this Agreement in accordance with the terms of this Agreement in accordance with their unamended terms, or (B) transactions between the Company and any of its direct or indirect wholly-owned Subsidiaries;
(e) (A) adjust, split, subdivide, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside, authorize, establish a record date for or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;
(f) (A) incur, assume, suffer or modify the terms of any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company; (3) for payment of the cash portion of the Settlement Amount (as defined in the Indentures) with respect to the conversion of any Convertible Debentures in accordance with the terms thereof; and (4) for borrowings and letter of credit issuances under the Credit Facility in the ordinary course of business consistent with best practice; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) advances to directors, officers and other employees for travel and other business-related expenses incurred in connection with such person’s role at the Company or one of its Subsidiaries in the ordinary course of business or (ii) capital contributions made in response to any COVID-19 Measures; or (D) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens);
(g) terminate any employee at the level of senior vice president or above (other than for cause or in response to any COVID-19 Measures) or hire any new employee at the level of senior vice president or above;
(h) (A) enter into, adopt, amend (including accelerating vesting), modify or terminate any Employee Plan or any agreement, trust, plan, fund or other arrangement that would be an Employee Plan if it were in existence as of the date of this Agreement (“New Employee Plans”), except in the ordinary course of business and consistent with past practice in a manner that would not, in the aggregate of all Employee Plans and New Employee Plans, materially increase the cost to the Company and its Subsidiaries; (B) increase the compensation or benefits of any Company Employee; (C) pay any special bonus or special remuneration to any Company Employee, or pay any benefit not required by any Employee Plan; (D) grant any severance or termination pay to any Company Employee, other than to employees below the level of senior vice president in the ordinary course of business and consistent with past practice in accordance with the Company’s severance policy set forth in Section 5.1(h)(D) of the Company Disclosure Letter; or (E) grant to any Company Employee any right to reimbursement, indemnification or payment for any Taxes, including any Taxes incurred under Section 409A or 4999 of the Code on any of the foregoing, except in the case of each of (A), (B), (C), (D) or (E), as may be required by applicable Law or the terms of an Employee Plan;
(i) settle, release, waive or compromise any pending or threatened Legal Proceeding against the Company or its Subsidiaries or agree to any remedies with respect to any Legal Proceeding or settlement thereof, except for the settlement of any Legal Proceedings (A) solely for monetary damages in an amount (1) not in excess of $250,000 or (2) that does not exceed that which is reflected or reserved against in the Audited Company Balance Sheet; or (B) in compliance with Section 6.13;
(j) except as required by applicable Law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;
(k) except as required by applicable Law or GAAP, (A) make or change any material Tax election; (B) adopt or change any accounting method with respect to Taxes or change an annual accounting period; (C) settle, consent to or compromise any material Tax claim or assessment relating to the Company or any of its Subsidiaries; (D) file any material amended Tax Returns; (E) enter into any closing agreement in respect of a material Tax; (F) surrender any right to claim a refund for material Taxes; or (G) request any extension or waiver of any limitation period with respect to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;
(l) (A) incur, authorize or commit to incur any capital expenditures other than (1) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(l) of the Company Disclosure Letter; or (2) pursuant to agreements in effect prior to the date of this Agreement and set forth on Section 5.2(l) of the Company Disclosure Letter; (B) enter into, modify, amend or terminate any (1) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Company Material Adverse Effect; or (2) Material Contract except in the ordinary course of business; (C) fail to use commercially reasonable efforts to maintain insurance at current levels and otherwise in a manner consistent with past practice; (D) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to

Item 404; (E) effectuate a “plant closing” or “mass layoff” (each as defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or employee; (F) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor or materially accelerate, or materially alter practices and policies relating to, the rate of collection of accounts receivable or payment of accounts payable, in each case other than in the ordinary course of business; or (G) waive, release, grant, encumber or transfer any right material to the Company and its Subsidiaries other than in the ordinary course of business;
(m) voluntarily recognize any labor union, works council or similar employee organization or enter into a Collective Bargaining Agreement, in each case, except as may be required by applicable Law;
(n) acquire (by merger, consolidation or acquisition of stock or assets or otherwise), or make any investment in any interest in, any assets or any other Person or any equity interest therein, except for purchases of assets in the ordinary course of business;
(o) (A) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any assets constituting a material line of business or any corporation, partnership or other business organization or material division thereof; (B) subject to a Lien, sell, assign, license (or grant a covenant not to sue or similar rights under), sublicense, transfer, allow to lapse or expire, pledge, abandon, discontinue, fail to maintain or otherwise dispose of any other material assets of the Company and its Subsidiaries or any items of Company Intellectual Property material to the Company and its Subsidiaries; other than in the ordinary course of business and (for purposes of clauses (A) and (B)) consistent with past practice;
(p) enter into any new business segment outside of the Company’s and its Subsidiaries’ existing business segments on the date of this Agreement;
(q) modify any of its Privacy Policies or take any action expected to impact the integrity, security or operation of the IT Assets used in their businesses in any materially adverse manner, in each case except as required by applicable Law; or
(r) enter into, authorize or commit to enter into a Contract or other agreement to take any of the actions prohibited by this Section 5.2.
5.3. No Solicitation.
(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with and terminate any data room access (or other diligence access) of any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) relating to any Acquisition Transaction. Promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of acquiring the Company to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of its Subsidiaries prior to the date of this Agreement in accordance with the terms of such confidentiality agreement. Subject to the terms of Section 5.3(b) and Section 5.3(d), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries and their respective directors, executive and other officers will not, and the Company will not authorize or direct any of its or its Subsidiaries’ employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal, or with respect to any inquiries from third Persons relating to making a potential Acquisition Proposal (other than solely to inform such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, expense reimbursement agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement to the extent necessary to permit a confidential proposal being made to the Company Board (or any committee thereof).
(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3, from the date of this Agreement until the Company obtains the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Advisor), following the execution of an Acceptable Confidentiality Agreement, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to any Person or its Representatives (including, for these purposes, sources of financing) that has made or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement did not result or arise from a breach of Section 5.3(a), but only if the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (i) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; and (ii) the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable Law. In connection with the foregoing, the Company will prior to or contemporaneously make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):
(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days following Parent’s written request made promptly following the occurrence of a material event or development relating to or reasonably likely to have a material effect on the Merger or the vote by the Company Stockholders at the Company Stockholder Meeting (or if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests); (D) take any formal action or make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that neither (1) the determination in itself by the Company Board (or a committee thereof) that an

Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal nor (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change or violate this Section 5.3; or
(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.
(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:
(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and then if and only if:
(1) the Company has provided prior written notice to Parent at least three Business Days in advance to the effect that the Company Board has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will describe the Intervening Event in reasonable detail; and
(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such three Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests in writing to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board no longer determines in good faith that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law and (B) provided Parent and its Representatives with an opportunity to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); or
(ii) if the Company has received a bona fide written Acquisition Proposal that did not result from a breach of this Section 5.3 and that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:
(1) the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law; and
(2) (i) the Company has provided prior written notice to Parent at least three Business Days in advance (the “Notice Period”) to the effect that the Company Board has (A) received a bona fide written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms and conditions of such Acquisition Proposal and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests in writing to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal, and (2) provided Parent and its Representatives with an opportunity to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(2) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days, provided that such new notice shall in no event shorten the original three Business Day notice period); and (b) the Company Board, at the end of the Notice Period (after consultation with its financial advisor and outside legal counsel), must have in good faith reaffirmed its determination that such bona fide written Acquisition Proposal is a Superior Proposal.
(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, by the later of (i) 24 hours from the receipt thereof or (ii) 5:00 p.m., Eastern time, on the next Business Day) notify Parent if any Acquisition Proposal, or any inquiry or request for non-public information from or any discussions or negotiations are sought by any third Person, in each case that would be reasonably expected to result in an Acquisition Proposal, is, to the Knowledge of the Company or of any member of the Company Board, received by the Company or any of its Representatives. Such notice must include (A) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (B) a summary of the material terms and conditions of such offers or proposals or if such Acquisition Proposal or request is in writing, a copy thereof. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.
(f) Certain Disclosures. So long as the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure (other than a customary “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act), then nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof), after consultation with outside counsel, has determined in good faith is required by applicable Law. In addition, so long as the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure (other than a customary “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act), then it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board solely that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.
(g) Breach by Representatives. The Company agrees that any action taken by any Representative (other than any employee or consultant of the Company who is not at the senior vice president level or above or other officer of the Company) of the Company that, if taken by the Company, would be a breach of this Section 5.3, then such action will be deemed to constitute a breach by the Company of this Section 5.3.
5.4. No Control of the Company’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
ARTICLE VI
ADDITIONAL COVENANTS
6.1. Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement and provided that at all times the provisions of Section 6.2 shall govern the matters set forth therein, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to:
(i) cause the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and
(iii) using reasonable efforts to (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications pursuant to any Material Contracts (or other applicable Contracts of the Company or its Subsidiaries) in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts (or other applicable Contracts of the Company or its Subsidiaries) as of and following the consummation of the Merger, in each of cases (1) and (2) to the extent directed to do so by Parent following consultation therewith.
(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of (i) preventing or materially impairing or materially delaying or otherwise materially adversely affecting the consummation of the Merger; or (ii) the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.
6.2. Regulatory Approvals.
(a) Antitrust Law and Foreign Investment Law Filings. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will, to the extent required in the reasonable judgment of counsel to Parent and the Company, use their respective reasonable best efforts to (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act no later than 20 Business Days following the date of this Agreement; and (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority that are required by other applicable Antitrust Laws or any Foreign Investment Laws or that are, in the reasonable judgment of Parent after considering the views of the Company in good faith, advisable in connection with the Merger. Each of Parent and the Company will (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate, if applicable) with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; (D) use its respective reasonable best efforts to take all action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws or Foreign Investment Laws applicable to the Merger and (2) obtain any required consents pursuant to any Antitrust Laws or Foreign Investment Laws applicable to the Merger, in each case as soon as practicable; and (E) prior to independently participating in any material meeting, or engaging in any substantive conversation, with any Governmental Authority in respect of any such filings or any investigations or other inquiries relating thereto, provide notice to the other party of such meeting or conversation and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. The Parties shall collaborate with each other in good faith with respect to developing, and executing on, the strategy for regulatory approval; provided that in the event the parties do not agree on the strategy for regulatory approval, Parent shall have final decision-making authority so long as Parent exercises such final decision-making authority in good faith and subject to Parent’s obligation hereunder (but subject to the limitations herein) to use its reasonable best efforts to take all action necessary to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws or Foreign Investment Laws applicable to the Merger and (2) obtain any required consents pursuant to any Antitrust Laws or Foreign Investment Laws applicable to the Merger, in each case as soon as practicable. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates), on the other hand, will permit the other Party and its Representatives to review in advance any written communication proposed to be made by such Party to any Governmental Authority and consider in good faith the views of the other Party and promptly inform the other of any substantive communication from any Governmental Authority regarding the Merger in connection with such filings. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws or any Foreign Investment Laws applicable to the Merger, then such Party will use reasonable best efforts to make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. Each of Parent and the Company may, as they deem necessary, designate any sensitive materials to be exchanged in connection with this Section 6.2 as “outside-counsel only.” Any such materials, as well as the information contained therein, shall be provided only to a receiving party’s outside counsel (and mutually-acknowledged outside consultants) and not disclosed by such counsel (or consultants) to any employees, officers, or directors of the receiving party without the advance written consent of the party supplying such material or information.
(b) Regulatory Remedies. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other Antitrust Laws or Foreign Investment Laws set forth in Section 7.1(b) of the Company Disclosure Letter, each of Parent and Merger Sub (and their respective Affiliates) will and, solely to the extent requested by Parent, the Company and its Affiliates will: (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries (whether directly or by the disposition of the capital stock or other equity or voting interest in the entities in which such assets, rights, products or businesses are held); and (B) any other restrictions on the activities of the Company and its Subsidiaries; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger. Notwithstanding the foregoing, Parent will not be required, either pursuant to this Section 6.2(b) or otherwise, to offer, negotiate, commit to, effect or otherwise take any action with respect (x) to the Company and its Subsidiaries or their respective businesses, product lines, assets, permits, operations, rights, or interest therein if taking such action would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of the operations of the Company and its Subsidiaries, taken as a whole, or (y) to Parent or any of its Subsidiaries or their respective businesses, product lines, assets, permits, operations, rights, or interest therein (other than with respect to the Company and its Subsidiaries to the extent required by Section 6.2(b)(x)) if, in the case of this clause (y), taking such action would reasonably be expected to (A) have a material impact on the benefits expected to be derived from the Merger by Parent or (B) have more than an immaterial impact on any business or product line of Parent and its Subsidiaries (any of clause (i) or (ii), a “Burdensome Condition”).
6.3. Proxy Statement.
(a) Preparation. Promptly after the execution of this Agreement the Company will prepare (with Parent’s reasonable cooperation) and file as promptly as practicable, and in any event within 15 Business Days after the date of this Agreement, with the SEC a preliminary proxy statement to be sent to the

Company Stockholders in connection with the Company Stockholders Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”) relating to the Company Stockholder Meeting. The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement. The Company will use its reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after receipt thereof. Promptly following confirmation by the SEC that the SEC has no further comments, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.
(b) Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.
(c) SEC Correspondence. The Parties will notify each other promptly of the receipt of any comments, whether written or oral, from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such filings.
(d) No Amendments. Except in connection with a Company Board Recommendation Change, or incorporation of filings by reference, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.
(e) Accuracy; Supplied Information.
(i) Company. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will not, at the time that such Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(ii) Parent. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement will not, at the time that the Proxy Statement is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.
6.4. Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of NASDAQ to establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders, for the purpose of obtaining the Requisite Stockholder Approval and obtaining advisory approval of the compensation that the Company’s named executive officers may receive in connection with the Merger (and, if applicable, for the Company Stockholders to act on such other matters of procedure required in connection with the adoption of this Agreement and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement). Notwithstanding anything to the contrary in this Agreement, the Company will convene, subject to Section 6.4(b), and hold the Company Stockholder Meeting on or around the 20th Business Day following the mailing of the Proxy Statement to the Company Stockholders or on such other date elected by the Company with Parent’s consent (not to be unreasonably withheld, conditioned or delayed). Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will include (i) the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.
(b) Adjournment of Company Stockholder Meeting. The Company will cooperate with and keep Parent informed upon Parent’s reasonable request regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the Company Stockholders. The Company will be permitted to postpone or adjourn the Company Stockholder Meeting if, but only if, (i) as of the time that the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) (A) that it is required by applicable Law or order to postpone or adjourn the Company Stockholder Meeting, (B) that such postponement or adjournment is required by applicable Law to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to Company Stockholders with adequate time for review prior to the Company Stockholder Meeting or (C) that such postponement or adjournment is necessary to permit completion of any pending Notice Period in respect of a Company Board Recommendation Change, (iii) the Company is requested to postpone or adjourn the Company Stockholder Meeting by the SEC or its staff or (iv) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). In no event will the Company Stockholder Meeting be postponed or adjourned (i) by more than 10 calendar days at a time without the prior written consent of Parent; or (ii) with respect to Section 6.4(b)(i), by more than 30 calendar days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled without the prior written consent of Parent. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent. The Company will postpone or adjourn the Company Stockholder Meeting on one or more occasions if so requested by Parent (but in such case the Company shall not be required to postpone or adjourn the Company Stockholder Meeting to a date that is more than 30 calendar days after the date on which the Company Stockholder Meeting was originally scheduled), and will subsequently hold the Company Stockholder Meeting as promptly as practicable after such postponement or adjournment, in each case, if, on the date for which the Company Stockholder Meeting is then-scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Requisite Stockholder Approval, whether or not a quorum is present. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.
6.5. Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.
6.6. Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records, facilities and personnel and Representatives of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information, provided that the Company shall take all reasonable steps to permit inspection of or to disclose such information and to respond in a timely manner to all subsequent queries by Parent and its Representatives based on such information on a basis that does not compromise the Company’s attorney-client or other privilege with respect thereto; or (c) access to a Contract in effect as of the date of this Agreement to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract. Subject to applicable Law and the immediately preceding sentence, the Company will provide Parent with reports of the Company reasonably requested by Parent. Any investigation conducted pursuant to the access contemplated by this Section 6.6 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties or systems of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. Notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under applicable Law as a result of COVID-19 or any COVID-19 Measures. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6 (including pursuant the actions contemplated by Section 6.6 of the Company Disclosure Letter). All requests for access pursuant to this Section 6.6 must be directed to the General Counsel of the Company, or another person designated in writing by the Company. Following the execution and delivery of this Agreement, the Parties shall take the actions set forth on Section 6.6 of the Company Disclosure Letter.
6.7. Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act. Parent will take all actions reasonably necessary to cause the Merger, and any acquisitions of equity securities of Parent (including derivative securities) in connection with the Merger by each individual who is contemplated to become a director or executive officer of Parent, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.8. Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Indemnified Persons. The Surviving Corporation will (and Parent shall cause the Surviving Corporation to) honor and fulfill, in all respects, the obligations of the Company pursuant to any indemnification agreements set forth on Section 6.8(a) of the Company Disclosure Letter in effect on the date of this Agreement between the Company, on the one hand, and any of their respective current or former directors and officers, on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable to the Indemnified Persons as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter and the Bylaws as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements set forth on Section 6.8(a) of the Company Disclosure Letter with the Company in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such

Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.8(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time; (B) each Indemnified Person will be entitled to retain his or her own counsel (the fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it is ultimately determined that such Indemnified Person is not entitled to be indemnified; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.8(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 250% of the amount paid by the Company for coverage in the last twelve month period ending on April 1, 2021, which amount is set forth on Section 6.8(c) of the Company Disclosure Letter (such 250% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.8(c), the Company may (or if Parent requests, the Company will) purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company purchases such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.
(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.8.

(e) No Impairment. The obligations set forth in this Section 6.8 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.8(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.8(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.8, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.8(c) (and their heirs and representatives)) pursuant to this Section 6.8 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at law or in equity).
(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.8 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.9. Employee Matters.
(a) Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.
(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Employee Plans listed on Section 3.20(a) of the Company Disclosure Letter in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the preceding sentence, but subject to Section 6.9(c), nothing will require Parent, the Surviving Corporation or any Subsidiary thereof to continue any Employee Plan, Company Plan or Comparable Plan or prohibit the Surviving Corporation or any of its Subsidiaries from amending or terminating any such plans in accordance with their terms or if otherwise required pursuant to applicable Law.
(c) Employment; Benefits. The Surviving Corporation or one of its Subsidiaries will (and Parent will cause the Surviving Corporation or one of its Subsidiaries to) continue the employment of all employees of the Company and its Subsidiaries as of the Effective Time by taking such actions, if any, as are required by applicable Law. For a period of one year following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Employee Plans (other than equity-based benefits, including for all purposes of this Section 6.9(c) under the ESPP) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) at benefit levels that are, in the aggregate, no less than those in effect at the Company or its applicable Subsidiaries on the date of this Agreement, and provide compensation and benefits to each Continuing Employee pursuant to such Company Plans; (ii) provide compensation, benefits and severance payments and benefits (other than equity-based benefits and, subject to Section 6.9(b), individual employment agreements) to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments (other than equity-based benefits and individual employment agreements) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation, benefits and severance payments (other than equity-based benefits and, subject to Section 6.9(b), individual employment agreements) that, taken as a whole, are no less favorable in the aggregate than the compensation, benefits and severance payments and benefits (other than equity-based benefits) provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target cash incentive compensation opportunity in the aggregate will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period; provided that in no event will base compensation for any Continuing Employee be decreased by more than 10% during that period. For Continuing Employees who terminate employment during the one year period following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance payments and benefits to eligible employees in accordance with the Company’s severance plans, guidelines and practices as in effect on the date of this Agreement as listed on Section 6.9(c) of the Company Disclosure Letter.
(d) New Plans. To the extent that a Company Plan or Comparable Plan is made available to any Continuing Employee at or after the Effective Time, other than with respect to the New Plans listed on Section 6.9(d) of the Company Disclosure Letter, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries (including service with any company acquired by the Company or any of its Subsidiaries to the extent the Company current provides such service credit) prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement, but excluding for purposes of benefit accruals under any defined benefit pension plan or post-employment welfare plan), except that such service need not be credited to the extent that it would result in duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Corporation will use reasonable best efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, to the extent waived under the corresponding Old Plan, and the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, to the extent credited under the corresponding Old Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time in accordance with the Company’s vacation or paid time off policies in effect immediately prior to the Effective Time.
(e) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.9 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate the employment of any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Person.
6.10. Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.11. Notification of Certain Matters.
(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement (and no failure to provide any such notification shall be treated as a breach of any covenant or agreement for purposes of Section 7.2(b)). The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.11(a).
(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement (and no failure to provide any such notification shall be treated as a breach of any covenant or agreement for purposes of Section 7.3(b)). The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.11(b).
6.12. Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent. Thereafter, the Company (unless the Company Board has made a Company Board Recommendation Change) will consult with Parent before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that the Company will not be obligated to engage in such consultation with respect to communications that are required by applicable Law, regulation or stock exchange rule or listing agreement. Except as required by applicable Law, regulation, stock exchange rule or listing agreement, Parent and the Company will not issue any subsequent press release concerning this Agreement or the Merger without the other Party’s consent.
6.13. Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and will consider in good faith Parent’s advice with respect to such Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing.
6.14. Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.15. Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action. Without limiting the foregoing, the Company will use reasonable best efforts to take the actions set forth on Section 6.15 of the Company Disclosure Letter.
6.16. Convertible Debentures; Senior Notes; Credit Facility.
(a) Convertible Debentures; Senior Notes. Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time, the Company shall give any notices and take all other actions necessary in accordance with the terms of (i) the indentures entered into in connection with the Convertible Debentures (together, and as amended or supplemented prior to the date of this Agreement, the “Indentures”), (ii) the Convertible Debentures, (iii) the indenture entered into in connection with the Senior Notes (as amended or supplemented prior to the date of this Agreement, the “Notes Indenture”) or (iv) the Senior Notes, which actions shall include, without limitation, the Company (or its Subsidiaries) (i) giving any notices that may be required in connection with the Merger and the other transactions contemplated by this Agreement and making any repurchases or conversions of the Convertible Debentures or Senior Notes occurring as a result of the Merger (including in connection with a Fundamental Change (as defined in the Indentures) or a Change of Control (as defined in the Notes Indenture)), (ii) preparing any supplemental indentures required in connection with the Merger and the other transactions contemplated by this Agreement and the consummation thereof to be executed and delivered to the Trustee at or prior to the Effective Time, in form and substance reasonably satisfactory to the Trustee and Parent and (iii) delivering any opinions of counsel required to be delivered prior to the Effective Time and any officer’s certificates or other documents or instruments, as may be necessary to comply with all of the terms and conditions of the Indentures or Notes Indenture in connection with the Merger and the other transactions contemplated by this Agreement, provided that opinions of counsel required by the Indentures or Notes Indenture, as may be necessary to comply with all of the terms and conditions of the Indentures or Notes Indenture in connection with the Merger and the other transactions contemplated by this Agreement shall be delivered by Parent and its counsel to the extent required to be delivered at or after the Effective Time.
(b) Notifications under Convertible Debentures or Senior Notes. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on any notices, certificates, press releases, supplemental indentures, legal opinions, officers’ certificates or other documents or instruments required to be delivered pursuant to or in connection with any Convertible Debentures, the Indentures, Senior Notes or the Notes Indenture prior to the dispatch or making thereof, and the Company shall promptly respond to any reasonable questions from, and reflect any reasonable comments made by, Parent or its counsel with respect thereto prior to the dispatch or making thereof.
(c) Repurchase Transaction. In connection with the Merger and the other transactions contemplated by this Agreement, in the event that Parent desires to consummate a repurchase offer, redemption or similar transaction, in each case in Parent’s sole discretion, with respect to any or all of the Convertible Debentures or the Senior Notes (any such transaction, a “Repurchase Transaction”), each of the Company, Parent and Merger Sub shall use their respective reasonable best efforts to, and will use their respective reasonable best efforts to cause their respective Subsidiaries and Representatives (and, in the case of the Company, the Trustee under the Indentures or Notes Indenture, as applicable) to, cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Parent, including if so requested by Parent, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and the Company shall prepare any documentation related thereto in form and substance reasonably satisfactory to Parent; it being understood that in no event shall the Company be required to prepare or commence any documentation for any Repurchase Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time or incur any other cost or expense in connection with such Repurchase Transaction unless Parent agrees to reimburse the Company for all costs and expenses incurred by the Company in connection therewith.
(d) Payoff of Credit Facility. On or prior to the third Business Day prior to the Closing Date, the Company shall use reasonable best efforts to deliver to Parent a copy of (A) the payoff letter (the “Payoff

Letter”) in customary form from the Administrative Agent (as defined in the Credit Facility Agreement) for the Credit Facility and (B) any UCC-3 termination statements with respect to terminating any financing statements filed against any assets of the Company and its Subsidiaries in connection with the Credit Facility, in each case in form and substance reasonably satisfactory to Parent. The Payoff Letter shall (i) state the total amount required to be paid as of the anticipated Closing Date (and the daily accrual thereafter) to fully satisfy all principal, interest (including the per-diem interest amount), prepayment premiums, penalties or similar obligations and all fees, costs and expenses under the applicable contracts evidencing the Credit Facility and related documentation, together with appropriate wire instructions, (ii) state that upon receipt of the applicable payoff amounts, the applicable contracts evidencing the Credit Facility and related documentation shall be terminated, (iii) state that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company and its Subsidiaries securing the Credit Facility and related documentation shall be, upon the payment of the payoff amounts and the filing of any necessary termination statements or similar documentation, released and terminated and (iv) agree to take any actions reasonably requested by the Company to release such Liens and guarantees securing the Credit Facility. The Company shall, and shall cause its Subsidiaries to, take all actions reasonably requested by Parent (including delivery of any prepayment notices) to payoff, discharge and terminate the commitments under the Credit Facility Agreement, repay in full all borrowings and obligations (other than with respect to letters of credit that will be backstopped or cash collateralized with the prior written consent (not to be unreasonably withheld or delayed) of Parent or other obligations that will survive such termination) then outstanding under the Credit Facility and the release of any Liens and termination of all guarantees in connection therewith (such termination, repayment and release, the “Revolving Credit Facility Termination”) substantially concurrently with, but not prior to, the Closing, and the Company shall prepare any documentation related thereto in form and substance reasonably satisfactory to Parent; it being understood that in no event shall the Company be required to prepare or commence any documentation for any Revolving Credit Facility Termination that will result in such termination being effective prior to the Effective Time or incur any other cost or expense in connection with such Revolving Credit Facility Termination unless Parent agrees to reimburse the Company for all costs and expenses incurred by the Company in connection therewith.
6.17. Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub a written consent adopting the Agreement in accordance with the DGCL.
6.18. Closing Representation Letters.
(a) The Company shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations, warranties and covenants to be made in the Company Representation Letter.
(b) Parent shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations, warranties and covenants to be made in the Parent Representation Letter.
(c) Immediately prior to Closing, the Company shall execute and deliver a representation letter to Company Tax Counsel substantially in the form of the Company Representation Letter, with such changes, updates or refinements, agreed to by Company Tax Counsel, as may be necessary to reflect any changes in, or clarifications of, facts prior to the Closing (the “Company Closing Representation Letter”).
(d) Immediately prior to Closing, Parent shall execute and deliver a representation letter to Company Tax Counsel substantially in the form of the Parent Representation Letter, with such changes, updates or refinements agreed to by Company Tax Counsel, as may be necessary to reflect any changes in, or clarifications of, facts prior to the Closing (the “Parent Closing Representation Letter”).

ARTICLE VII
CONDITIONS TO THE MERGER
7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions:
(a) Requisite Stockholder Approval. The Company’s receipt of the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) Regulatory Approvals. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act and the other Laws set forth in Section 7.1(b) of the Company Disclosure Letter will have expired or otherwise been terminated, or all requisite clearances, consents, and approvals pursuant thereto will have been obtained in each case, without the imposition, individually or in the aggregate, of a Burdensome Condition.
(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case (i) prohibits, makes illegal, or enjoins the consummation of the Merger or (ii) imposes a Burdensome Condition.
7.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii), Section 7.2(a)(iii) and Section 7.2(a)(iv), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4 and the second sentence of Section 3.12(a) that (A) are not qualified by “material”, “materiality” or Company Material Adverse Effect will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date); and (B) that are qualified by “material,” “materiality” or Company Material Adverse Effect will be true and correct (without disregarding such “material,” “materiality” or Company Material Adverse Effect qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be so true and correct as of such earlier date).
(iii) The representations and warranties set forth in Section 3.8(b) and Section 3.8(c) will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date.
(iv) The representations and warranties set forth in Section 3.7(a), the second sentence of Section 3.7(b), the second sentence of Section 3.7(c) and Section 3.7(d)(i)-(v) will be true and correct as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such inaccuracies that are de minimis in the aggregate (viewed in the context of the Company’s total capitalization).

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.
(e) Tax Opinion. The Company shall have received the written opinion of Company Tax Counsel as of the Closing Date to the effect that, on the basis of the facts, representations, assumptions, limitations and exclusions set forth or referred to in such opinion, the Merger will not cause the Cerence Spin-Off to fail to qualify for the Cerence Spin-Off Tax Treatment (the “Tax Opinion”). In rendering the Tax Opinion, Company Tax Counsel may require and rely upon (and may incorporate by reference) reasonable and customary representations, warranties and covenants, including the Company Closing Representation Letter and the Parent Closing Representation Letter.
7.3. Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any such failure to be true and correct that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.
(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
8.1. Termination. This Agreement may be validly terminated at any time prior to the Effective Time, whether prior to or after receipt of the Requisite Stockholder Approval (except as provided herein) only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available if the terminating Party’s material breach of any provision of this Agreement is the primary cause of the failure of the Merger to be consummated by the Termination Date;
(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m., Eastern time, on January 31, 2022 (such time and date, the “Initial Termination Date”, and the Initial Termination

Date as it may be extended pursuant to this Section 8.1(c), the “Termination Date”), except that (i) if as of the Initial Termination Date all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived (where permissible pursuant to applicable Law), other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (solely in connection with an Antitrust Law or Foreign Investment Law), then the Termination Date shall automatically be extended to 11:59 p.m., Eastern time, on April 30, 2022, and (ii) if as of 11:59 p.m., Eastern time, on April 30, 2022 all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived (where permissible pursuant to applicable Law), other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (solely in connection with an Antitrust Law or Foreign Investment Law), then the Termination Date shall automatically be extended to 11:59 p.m., Eastern time, on July 31, 2022, unless, in the case of each of clauses (i) and (ii), Parent and the Company mutually agree prior to such time in writing that the Termination Date will not be so extended, it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available if the terminating Party’s material breach of any provision of this Agreement is the primary cause of the failure of the Merger to be consummated by the Termination Date;
(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose material breach of any provision of this Agreement has been the primary cause of the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);
(e) by Parent, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would (if the Closing were scheduled to occur at such time) result in a failure of a condition set forth in Section 7.2(a) or 7.2(b), and, if such breach is capable of cure, such breach has not been cured within 40 days following the delivery by Parent to the Company of written notice of such breach, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, or, if earlier, the Termination Date, provided, that the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available if Parent itself is in breach of any provision of this Agreement or has failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, and which breach, failure or inaccuracy would result in the failure of the conditions set forth in Section 7.3(a) or 7.3(b);
(f) by Parent, if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;
(g) by the Company, if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would (if the Closing were scheduled to occur at such time) result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b), and, if such breach is capable of cure, such breach has not been cured within 40 days following the delivery by the Company to Parent of written notice of such breach, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination or, if earlier, the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available if the Company itself is in breach of any provision of this Agreement or has failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, and which breach, failure or inaccuracy would result in the failure of the conditions set forth in Section 7.2(a) or 7.2(b);or
(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal and the Company pays or causes to be paid to Parent (or its designee) the Termination Fee pursuant to Section 8.3(b)(iii); and (iii) the Company has complied with Section 5.3(d)(ii) with respect to such Superior Proposal.

8.2. Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 3.28, Section 4.11, Section 6.12, the reimbursement obligations of Parent set forth in Section 6.16(c), this Section 8.2, Section 8.3, the reimbursement and indemnification obligations set forth in item 7 on Section 6.6 of the Company Disclosure Letter and Article IX will each survive the termination of this Agreement. Notwithstanding the foregoing, nothing in this Agreement will relieve any Party from any liability for any willful breach of this Agreement. For purposes of this Agreement, “willful breach” means a material breach that is a consequence of an act taken by the breaching party, or the failure by the breaching party to take an act it is required to take under this Agreement, in each case with actual knowledge that the taking of, or the failure to take, such act would, or would be reasonably expected to, cause a breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
8.3. Fees and Expenses.
(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent.
(b) Termination Fee.
(i) Future Transaction. If (A) this Agreement is terminated pursuant to (1) Section 8.1(c), and at the time of such termination, either (x) the Company Stockholder Meeting has not yet been held or (y) the condition in Section 7.1(b) or Section 7.1(c) has not been satisfied and the primary cause of the failure of either such condition to be satisfied was a breach of any provision of this Agreement by the Company, (2) Section 8.1(d) or (3) Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e) an Acquisition Proposal has been publicly announced (i) on or prior to the date of the Company Stockholders Meeting, with respect to any termination pursuant to Section 8.1(d) or (ii) on or prior to the date of such termination, with respect to any termination pursuant to Section 8.1(c) or Section 8.1(e); and (C) within one year of such termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will promptly (and in any event within two Business Days) after the earlier of the (1) entry into such definitive agreement or (2) consummation of such Acquisition Transaction pay to Parent (or its designee) an amount equal to $515,000,000 (the “Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”
(ii) Company Board Recommendation Change. If this Agreement is terminated pursuant to Section 8.1(f), then the Company will promptly (and in any event within two Business Days) following such termination pay to Parent (or its designee) the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) Superior Proposal. If this Agreement is terminated pursuant to Section 8.1(h), then the Company will concurrently with such termination pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof the Company will pay to Parent its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.
(e) Sole Remedy. Parent’s receipt of the Termination Fee to the extent owed pursuant to Section 8.3(b), will be the sole and exclusive monetary remedy of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement and the transactions contemplated hereby, and upon receipt by Parent of such amount, none of the Company Related Parties will have any further monetary liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, or the transactions contemplated hereby (except, for the avoidance of doubt, that the Parties (or their Affiliates) will remain obligated with respect to, and the Parties may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable).
8.4. Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.
8.5. Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
ARTICLE IX
GENERAL PROVISIONS
9.1. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except for Sections 3.28 and 4.11 and that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) at the time sent (if sent before 5:00 p.m., addressee’s local time and on the next Business Day if sent after 5:00 p.m., addressee’s local time), if sent by email of a .pdf, .tif, .gif, .jpg or similar attachment; provided, that any notice provided by email shall state in such email that it is a notice delivered pursuant to this Section 9.2, in each case to the intended recipient as set forth below:
(a)	if to Parent or Merger Sub to:

Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052-6399
	Attn:	Amy Hood
Keith R. Dolliver
	Email:	[email alias]
[email alias]
with a copy (which will not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:	Alan M. Klein
Anthony F. Vernace
William J. Allen
Email:	[email alias]
[email alias]
[email alias]
(b)	if to the Company (prior to the Effective Time) to:

Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
	Attn:	Wendy Cassity
Justine Bensussen
	Email:	[email alias]
[email alias]
with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn:	Scott A. Barshay
Steven J. Williams
Rachael G. Coffey
Email:	[email alias]
[email alias]
[email alias]
Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address through a notice given in accordance with this Section 9.2, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3. Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, Parent or Merger Sub may assign their rights and obligations hereunder to a wholly owned Subsidiary or to an Affiliate of either Parent or Merger Sub without such prior written approval; provided, that no such assignment shall relieve Parent or Merger Sub of their obligations under this Agreement to the extent not performed by such assignee.
9.4. Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Letter Agreement, dated January 9, 2021 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub, the Company and their respective Representatives will hold and treat all documents and information concerning the other Parties furnished or made available to them or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement.
9.5. Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.6. Third Party Beneficiaries. Except as set forth in Section 6.8 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.8 and (b) from and after the Effective Time, the rights of the holders of shares of Company Capital Stock, Company Options and Company Stock-Based Awards to receive the Merger Consideration set forth in Article II.
9.7. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.8. Remedies.
(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b) Specific Performance.
(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) they will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.
(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Company, Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
9.9. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
9.10. Consent to Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the Merger; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the Merger will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
9.11. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
9.12. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
9.13. No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision hereof.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
MICROSOFT CORPORATION

By:	/s/ Satya Nadella
	Name:	Satya Nadella
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
BIG SKY MERGER SUB INC.

By:	/s/ Keith R. Dolliver
	Name:	Keith R. Dolliver
	Title:	President and Treasurer
[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.
NUANCE COMMUNICATIONS, INC.

By:	/s/ Mark Benjamin
	Name:	Mark Benjamin
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
This Exhibit A reflects the form of Company Tax Representation Letter required to be delivered pursuant to the Merger Agreement as has been updated by Parent and the Company as of May 5, 2021.
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
[•], 2021
PRIVILEGED & CONFIDENTIAL
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey B. Samuels
Ladies and Gentlemen:
In accordance with Section 6.18(c) of the Merger Agreement, entered into on April 11, 2021, by and among Microsoft Corporation, a Washington corporation (“Microsoft”), Big Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Microsoft (“Merger Sub”), and Nuance Communications, Inc., a Delaware corporation (“Nuance”), we have been asked to make certain representations and certifications in connection with the delivery of the tax opinion described therein (the “Opinion”). This letter is being provided to you pursuant to that agreement. Except as otherwise provided, all “Section” references are to the Internal Revenue Code of 1986, as amended (the “Code”), and all “Treasury Regulations Section” references are to the Treasury regulations promulgated under the Code. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Opinion. As used herein, “knowledge of Nuance,” means the actual knowledge of the undersigned, and the knowledge that the undersigned would have reasonably obtained after due inquiry with respect to the particular matter in question.
The undersigned hereby certifies and represents on behalf of Nuance that, after due inquiry and investigation, the following facts and representations are true, correct, and complete in all respects as of the date hereof.
1.
The undersigned is familiar with the matters set forth in the Opinion, and has made such investigations of factual matters as the undersigned deemed reasonably necessary for the purpose of making the representations, covenants and statements therein.

2.
The facts that are set forth in the section entitled “Background of the Merger and Reasons for the Merger” in the Registration Statement, which includes the Proxy Statement/Prospectus, filed with the Securities and Exchange Commission, as amended or supplemented through the date hereof (the “Form S-4”), insofar as such facts pertain to Nuance or its representatives, are true, correct and complete in all material respects.

3.
Beginning in the fall of 2017, Nuance initiated a formal process (the “2017 Sale Process”) to evaluate potential offers for its automotive solutions business, specifically the business that would ultimately be spun off as Cerence Inc., a Delaware corporation (“Cerence”). The process included the engagement of Evercore Group L.L.C. (“Evercore”) as a sell side banker. The process resulted in an offer from a third party other than Microsoft (“Party A”) to acquire 51% of Cerence at a valuation of $1.35 billion. The process was put on hold on or around March 12, 2018 pending the leadership change at Nuance.

4.
During the summer of 2018, Evercore reengaged previously contacted and new potential investors (the “2018 Sale Process”). In total, considering both the 2017 Sale Process and the 2018 Sale Process, Evercore contacted 41 parties, including Microsoft, in connection with the sale of this business. The 2018 Sale Process resulted in indications of interest from Party A as well as two other third parties other than Microsoft at valuation levels deemed insufficient to proceed with a sale.

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5.
In October, 2018, prior to the decision to spin off Nuance’s automotive solutions business, Marc Brown, the then Global Head of Corporate Development for Microsoft, was contacted regarding a potential minority investment in Nuance’s automotive solutions business. Then, Marc Brown checked with Microsoft’s relevant product team internally, and since no one had interest in exploring such investment, Microsoft did not further pursue investment discussions.

6.
Efforts to sell an equity stake in Cerence highlighted that the valuation attributed to Cerence by the private market was likely lower than what could be achieved in the public market. By September, 2018, Nuance management came to believe that separating Cerence via a spin-off would maximize long-term value creation to Nuance’s shareholders and given the corporate business purposes described below in representation 8.

7.
At a September, 2018 board meeting, the Nuance board directed management to commence work in support of a request for the Nuance board’s formal approval to proceed with a spin-off of Cerence. Neither the 2017 Sale Process nor the 2018 Sale Process contemplated a sale of the entire business of Nuance.

8.	The Distribution was undertaken for the following corporate business purposes:
a. Enhanced Strategic and Operational Focus. Following the Distribution, Nuance and Cerence would each have a more focused business and would be better able to dedicate financial, management and other resources to their respective areas of strength and differentiation. Each company would pursue growth opportunities and execute strategic plans best suited to address the distinct market trends and opportunities for its business. Given that the Cerence business was the only Nuance business primarily focused on the automotive technology industry, Cerence would be better positioned as an independent company to channel properly and fund investments and develop partnerships to capitalize on long-term industry trends. Cerence would focus on automotive technology industry growth areas as well as continued operational excellence. The Nuance board believed that Cerence’s separation from Nuance would allow Nuance to focus on the core growth opportunities in the remaining Nuance business.
b. Simplified Organizational Structure and Resources. The Distribution would allow the management of each of Nuance and Cerence to devote their time and attention to the development and implementation of corporate strategies and policies that are based on the specific company’s business characteristics. Each company would be able to adapt faster to customers’ changing needs, address specific market dynamics, target innovation and investments in select growth areas and accelerate decision-making processes.
c. Distinct and Clear Financial Profiles and Compelling Investment Cases. Investment in one company or the other may appeal to investors with different goals, interests and concerns. The Distribution would allow investors to make independent investment decisions with respect to Nuance and Cerence and would result in greater alignment between the interests of Cerence’s stockholder base and the characteristics of Cerence’s business, capital structure and financial results.
d. Performance Incentives. The Nuance board believed that the Distribution would enable Cerence to create incentives for its management and employees that would be more closely tied to its business performance and stockholder expectations. Cerence’s equity-based compensation arrangements would more closely align the interests of Cerence’s management and employees with the interests of its stockholders and would increase Cerence’s ability to attract and retain personnel.
e. Capital Structure. The Distribution would enable each of Nuance and Cerence to leverage its distinct growth profile and cash flow characteristics to optimize its capital structure and capital allocation strategy.
9.
Following the September, 2018 board meeting, Goldman Sachs Group, Inc. (“Goldman Sachs”) was engaged to advise Nuance along with Evercore. Evercore and Goldman Sachs solicited a pre-spin minority investment in Cerence from strategic investors and select financial sponsors. It was ultimately decided to proceed with a spin-off of Cerence to the public with no pre-spin minority investment in Cerence from a strategic investor or financial sponsor and all discussions with potential minority investors were terminated by November, 2018 and not resumed for the following reasons: (i) automotive technology peer trading multiples implied a higher public market valuation for Cerence than that attributed to a controlling equity stake in Cerence by financial sponsors or strategic investors, (ii) a spin-off could unlock value not then

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reflected in the Nuance market valuation and (iii) a spin-off would create a public currency for Nuance to facilitate management incentives and acquisitions. However, Nuance ultimately sold a 1.8% stake in Cerence on September 30, 2019 in exchange for fair market value consideration to a non-strategic third-party investor.
10.
The Distribution occurred on October 1, 2019. At that time, (i) Nuance had no plan or intention to approve, or effect, a transfer of any of its shares after the Distribution and (ii) Nuance had no current plan to redeem or otherwise repurchase, directly or through any Affiliate, any of its outstanding stock, or rights to acquire stock, after the Distribution, other than through purchases meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 (without regard to the effect of Revenue Procedure 2003-48 on Revenue Procedure 96-30).

11.
To the knowledge of Nuance, at the time of the Distribution there was no plan or intention on the part of any shareholder of Nuance, and neither the board nor the management of Nuance was aware of any plan or intention on the part of any particular shareholder of Nuance, to dispose of any Nuance stock, other than in connection with ordinary market trading.

12.
At no time in the two years prior to the Distribution and for one year following the Distribution did any of Nuance, any subsidiary in which Nuance owns a fifty percent or greater interest (together with Nuance, the “Nuance Group”), any of their respective officers or directors, any person acting on behalf of the Nuance Group, or any person acting with the explicit or implicit permission, of any of the above (other than any person treated as acting with the implicit permission of Nuance solely in Nuance’s capacity as a shareholder of such person and solely pursuant to Treasury Regulations Section 1.355-7(h)(9)) or, to the knowledge of Nuance, any five-percent shareholder (as defined in Treasury Regulations Section 1.355-7(h)(8)) of Nuance or any group of shareholders together owning five-percent of Nuance, or any person acting on behalf of or with the explicit or implicit permission of any five-percent Nuance shareholder, reach any agreement, understanding, or arrangement, or conduct any substantial negotiations, each as defined in Treasury Regulations Section 1.355-7(h)(1), or discussions, as defined in Treasury Regulations Section 1.355-7(h)(6), in each case with Microsoft, any Microsoft officer or director, any five-percent shareholder (as defined in Treasury Regulations Section 1.355-7(h)(8)) of Microsoft, any group of shareholders together owning five-percent of Microsoft, or otherwise with any person acting on behalf of Microsoft or any five-percent Microsoft shareholder or any person acting with the explicit or implicit permission of Microsoft or any five percent Microsoft shareholder, with respect to a transaction or a proposed transaction pursuant to which any member of the Microsoft Group would (directly or indirectly) acquire, or have the right to acquire, the stock of Nuance or any interest in the assets that currently constitute the Nuance business.

13.	At no time since the date of the Distribution has Nuance been a disqualified investment corporation (within the meaning of Section 355(g)(2) of the Code).
14.
The potential acquisition by Microsoft of the stock of Nuance is not pursuant to an arrangement negotiated or agreed upon during any period before the Distribution, and no enforceable rights to acquire the stock of Nuance existed during any period prior to the Distribution.

15.
The total value of Microsoft’s current offer to Nuance as of the date the Nuance board approved the Transaction was approximately $19.6 billion, computed on a fully-diluted basis, and accounting for payments to all Nuance equityholders in connection with the Transaction. Microsoft’s current offer reflects a valuation of the Nuance business that was not, and, in our view, could not have been, expected at the time of the Distribution.

16.
The Transaction will be effected pursuant to, and in accordance with, the material terms and conditions of the Merger Agreement and none of the material terms and conditions thereof have been or will be waived or modified. The facts relating to the Transaction as described in the Opinion and the documents referenced therein are true, correct, and complete in all material respects.

17.
Unless otherwise required by a court of competent jurisdiction, Nuance will not take (and will not cause its subsidiaries to take) any position on any U.S. federal, state, or local income or franchise tax return, or any other tax reporting position, that is inconsistent with any statement or representation set forth in the Opinion or the treatment of the Transaction described in the Opinion. We understand that Paul, Weiss, Rifkind, Wharton & Garrison LLP will rely, without further inquiry, on this representation letter in rendering its

A-A-3

opinion in connection with the Transaction. We will promptly and timely inform you if, after signing this representation letter, we have reason to believe that any of the facts described herein or any of the representations made in this representation letter are or have become untrue, incorrect or incomplete in any respect.
[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, Nuance has executed this letter on this [ ]. day of [ ], 2021.
NUANCE

By:
Name:
Title:
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EXHIBIT B
This Exhibit B reflects the form of Parent Tax Representation Letter required to be delivered pursuant to the Merger Agreement as has been updated by Parent and the Company as of May 5, 2021.
Microsoft Corporation
One Microsoft Way
Redmond, WA 98052
[•], 2021
PRIVILEGED & CONFIDENTIAL
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey B. Samuels
Ladies and Gentlemen:
In accordance with Section 6.18(d) of the Merger Agreement, entered into on April 11, 2021, by and among Microsoft Corporation, a Washington corporation (“Microsoft”), Big Sky Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Microsoft (“Merger Sub”), and Nuance Communications, Inc., a Delaware corporation (“Nuance”), we have been asked to make certain representations and certifications in connection with the delivery of the tax opinion described therein (the “Opinion”). This letter is being provided to you pursuant to that agreement. Except as otherwise provided, all “Section” references are to the Internal Revenue Code of 1986, as amended (the “Code”), and all “Treasury Regulations Section” references are to the Treasury regulations promulgated under the Code. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Opinion. As used herein, “knowledge of Microsoft,” means the actual knowledge of the undersigned, and the knowledge that the undersigned would have reasonably obtained after due inquiry with respect to the particular matter in question.
The undersigned hereby certifies and represents on behalf of Microsoft that, after due inquiry and investigation, the following facts and representations are true, correct, and complete in all respects as of the date hereof.
1.
The undersigned is familiar with the matters set forth in the Opinion, and has made such investigations of factual matters as the undersigned deemed reasonably necessary for the purpose of making the representations, covenants and statements therein.

2.
The facts that are set forth in the section entitled “Background of the Merger and Reasons for the Merger” in the Registration Statement, which includes the Proxy Statement/Prospectus, filed with the Securities and Exchange Commission, as amended or supplemented through the date hereof (the “Form S-4”), insofar as such facts pertain to actions taken or meetings and communications participated in by Microsoft or its representatives, are true, correct and complete in all material respects.

3.
At no time during the two year period prior to the Distribution, which occurred on October 1, 2019, and at no time during the one year following the Distribution, did any of Microsoft, any subsidiary in which Microsoft owns a fifty percent or greater interest (together with Microsoft, the “Microsoft Group”), any of their respective officers or directors, any person acting on behalf of the Microsoft Group, or any person acting with the explicit or implicit permission, of any of the above (other than any person treated as acting with the implicit permission of Microsoft solely in Microsoft’s capacity as a shareholder of such person and solely pursuant to Treasury Regulations Section 1.355-7(h)(9)) or, to the knowledge of Microsoft, any five-percent shareholder (as defined in Treasury Regulations Section 1.355-7(h)(8)) of Microsoft or any group of shareholders together owning five-percent of Microsoft, or any person acting on behalf of or with the explicit or implicit permission of any five-percent Microsoft shareholder, reach any agreement, understanding, or arrangement, or conduct any substantial negotiations, each as defined in Treasury Regulations Section 1.355-7(h)(1), or discussions, as defined in Treasury Regulations Section 1.355-7(h)(6), in each case with Nuance, any Nuance officer or director, any five-percent shareholder (as defined in Treasury Regulations Section 1.355-7(h)(8)) of Nuance, any group of shareholders together owning five-percent of Nuance, or otherwise with any person acting on behalf of Nuance or any five-percent

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Nuance shareholder or any person acting with the explicit or implicit permission of Nuance or any five-percent Nuance shareholder, with respect to a transaction or a proposed transaction pursuant to which any member of the Microsoft Group would (directly or indirectly) acquire, or have the right to acquire, the stock of Nuance or any interest in the assets that currently constitute the Nuance business.
4.
In October, 2018, prior to the decision to spin off Nuance’s automotive solutions business, Marc Brown, the then Global Head of Corporate Development for Microsoft, was contacted regarding a potential minority investment in Nuance’s automotive solutions business. Then, Marc Brown checked with Microsoft’s relevant product team internally, and since no one had interest in exploring such investment, Microsoft did not further pursue investment discussions.

5.	No member of the Microsoft Group currently owns, or at any time in the past has owned, a one-percent or greater interest in Nuance, or any of its predecessor entities.
6.
To the knowledge of Microsoft, after due inquiry based on publicly available information and internal schedules of Microsoft, and based on an analysis of institutional investors, executive officers and directors of Microsoft, there are no “controlling shareholders” of Microsoft, within the meaning of Treasury Regulations Section 1.355-7(h)(3) other than the persons named on Schedule A hereto.

7.
The potential acquisition by Microsoft of the stock of Nuance is not pursuant to an arrangement negotiated or agreed upon during any period before the Distribution, and no enforceable rights to acquire the stock of Nuance existed during any period prior to the Distribution.

8.
Microsoft’s decision to acquire Nuance was motivated by, among other factors, the ongoing strategic relationship between Microsoft and Nuance, Nuance’s team and businesses, as well as our shared vision to enhance cloud innovations in healthcare and in other industry verticals. By augmenting the Microsoft’s Cloud for Healthcare with Nuance’s solutions, as well as the benefit of Nuance’s expertise and relationships with EHR systems providers, Microsoft will be better able to empower healthcare providers through the power of ambient clinical intelligence and other Microsoft cloud services. Nuance’s expertise will come together with the breadth and depth of Microsoft’s cloud to deliver next-generation customer engagement and security solutions.

9.
Members of the Microsoft Group have no current plans to discontinue the active conduct of the Healthcare Business (i.e., the provision of clinical speech and clinical language understanding solutions) or the Enterprise Business (the provision of automated customer solutions and services worldwide to aid enterprises with their customer service and engagement).

10.
The Transaction will be effected pursuant to, and in accordance with, the material terms and conditions of the Merger Agreement and none of the material terms and conditions thereof have been or will be waived or modified. The facts relating to the Transaction as described in the Opinion and the documents referenced therein are true, correct, and complete in all material respects.

11.
Unless otherwise required by a court of competent jurisdiction, Microsoft will not take (and will not cause its subsidiaries to take) any position on any U.S. federal, state, or local income or franchise tax return, or any other tax reporting position, that is inconsistent with any statement or representation set forth in the Opinion or the treatment of the Transaction described in the Opinion. We understand that Paul, Weiss, Rifkind, Wharton & Garrison LLP will rely, without further inquiry, on this representation letter in rendering its opinion in connection with the Transaction. We will promptly and timely inform you if, after signing this representation letter, we have reason to believe that any of the facts described herein or any of the representations made in this representation letter are or have become untrue, incorrect, or incomplete in any respect.

[Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, Microsoft has executed this letter on this [ ]. day of [ ], 2021.
MICROSOFT

By:
Name:
Title:
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EXHIBIT C
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NUANCE COMMUNICATIONS, INC.
ARTICLE I
The name of the Corporation is Nuance Communications, Inc.
ARTICLE II
The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808 and the name of its registered agent at that address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) or any successor statute.
ARTICLE IV
The total number of shares of capital stock which the Corporation shall have authority to issue is 100 shares of common stock, par value $0.01 per share (the “Common Stock”).
ARTICLE V
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, acting by majority vote, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.
ARTICLE VI
Unless and except to the extent that the Bylaws of the Corporation shall so require, election of directors of the Corporation need not be by written ballot.
ARTICLE VII
A director of the Corporation shall, to the full extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
Any repeal or modification of the foregoing provisions of this Article by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification.
ARTICLE VIII
To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) its agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons,
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vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.
Any repeal or modification of any of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to such repeal or modification.
ARTICLE IX
The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.
ARTICLE X
If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
*  *  *  *  *
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ANNEX B
APPRAISAL RIGHTS OF STOCKHOLDERS
DELAWARE GENERAL CORPORATION LAW
§ 262. Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	Repealed by 82 Laws 2020, ch. 256, § 15.

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:
(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX C

April 9, 2021
The Board of Directors
Nuance Communications, Inc.
1 Wayside Road
Burlington, Massachusetts 01803
Members of the Board of Directors:
We understand that Nuance Communications, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Microsoft Corporation (“Parent”) and Big Sky Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation of the Merger and a subsidiary of Parent (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than Owned Company Shares (as defined in the Merger Agreement) and Dissenting Company Shares (as defined in the Merger Agreement), will be converted into the right to receive $56.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;
(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);
(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;
(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;
(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(vi)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated April 8, 2021, of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.
For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.

The Board of Directors
Nuance Communications, Inc.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger. In addition, we express no opinion or view as to (i) the validity of, and risks associated with, the Company’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of the Company’s current and future products and services.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Company Common Stock or any business combination or other extraordinary transaction involving the Company. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

The Board of Directors
Nuance Communications, Inc.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to Parent and we have not received any compensation from Parent during such period. We may provide financial advisory or other services to the Company and Parent in the future, and in connection with any such services we may receive compensation.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,

EVERCORE GROUP L.L.C.
By:
Naveen Nataraj Senior Managing Director

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D54442-S23995

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NUANCE COMMUNICATIONS, INC.

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D54443-S23995

NUANCE COMMUNICATIONS, INC.
Special Meeting of Stockholders
June 15, 2021, 10:00 a.m. Eastern Time

The undersigned stockholder of Nuance Communications, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement, each dated May 17, 2021, and hereby appoints Mark Benjamin, Wendy Cassity, and Daniel D. Tempesta and each of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Nuance Communications, Inc. to be held on June 15, 2021, at 10:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/NUAN2021SM or any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on May 17, 2021 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side